      As filed with the Securities and Exchange Commission on JULY 23, 1999
                           Registration No. 333-80023


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           AVTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 4813                          87-0378021
(State or other jurisdiction of         (Prmiary Standard Industrial           (I.R.S. Employer
 incorporation or organization)          Classification Code Number)          Identification No.)


                                501 BATH STREET
                       SANTA BARBARA, CALIFORNIA 93101
                               (805) 884-6300
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ANTHONY E. PAPA
                          AVTEL COMMUNICATIONS, INC.
                               501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101
                               (805) 884-6300
           (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                          ----------------------------

                                  Copies to:

     PHILIP J. NIEHOFF                                  THOMAS N. HARDING
   MAYER, BROWN & PLATT                             SEED, MACKALL & COLE LLP
190 SOUTH LASALLE STREET                         1332 ANACAPA STREET, SUITE 200
 CHICAGO, ILLINOIS 60603                         SANTA BARBARA, CALIFORNIA 93101
     (312) 782-0600                                       (805) 963-0669
                         ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X| ____ ____
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____ ____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____ ____
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____ ____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 23, 1999


PROSPECTUS

                                2,103,939 Shares

                           AvTel Communications, Inc.

                                  Common Stock
                              ---------------------

         This prospectus may be used in connection with the resale by Cambois Finance, Inc., from time to time, of up to 2,103,939 shares of common stock of AvTel. AvTel will not receive any of the proceeds from the sale of the shares by Cambois Finance. However, AvTel will receive the sale price of any common stock that it sells to Cambois Finance pursuant to an equity line agreement. AvTel has agreed to pay the costs of registering the shares under this prospectus, including legal fees, commissions and other expenses of resale of the common stock.

         Cambois Finance may offer, pursuant to this prospectus, shares of common stock to purchasers from time to time in transactions on the Nasdaq SmallCap Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Sales of the shares may be effected through broker-dealers, who may receive compensation from Cambois Finance in the form of discounts or commissions. Cambois Finance is an "underwriter" within the meaning of the Securities Act of 1933 in connection with such sales.


         AvTel common stock is listed on the Nasdaq SmallCap Market under the symbol "AVCO." The last reported sales price for AvTel common stock on the Nasdaq SmallCap Market on July 22, 1999 was $4.0675 per share.


         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or accurate. Any representation to the contrary is a criminal offense.

         AvTel's principal executive offices are located at 501 Bath Street, Santa Barbara, California 93101, telephone number: (805) 884-6300.

                            ------------------------

                  The date of this prospectus is ______, 1999.

                                TABLE OF CONTENTS


AvTel.....................................................................................3
Risk Factors..............................................................................3
The Equity Line Agreement................................................................10
Price Range of AvTel Common Stock........................................................12
Dividend Policy..........................................................................12
Use of Proceeds..........................................................................13
Selected Consolidated Financial Data.................................................... 14
Management's Discussion and Analysis of Financial Condition and Results of Operations... 16
Business................................................................................ 35
Management.............................................................................. 46
Executive Compensation.................................................................. 50
Certain Relationships and Related Transactions.......................................... 55
Security Ownership of Beneficial Owners and Management ................................. 56
Description of Capital Stock............................................................ 59
Selling Stockholder..................................................................... 62
Plan of Distribution.................................................................... 64
Where You Can Find More Information..................................................... 65
Legal Matters........................................................................... 66
Experts................................................................................. 66
Index to Financial Statements...........................................................F-1

                      -------------------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by AvTel or Cambois Finance. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of AvTel since such date.

                                      AVTEL

         AvTel is a provider of broadband network services integrating voice, data and Internet solutions. AvTel sells and markets a broad range of telecommunications and advanced network services through independent value added resellers, affinity and agent organizations, and internal direct sales professionals.


                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, TOGETHER WITH OTHER INFORMATION IN THIS PROSPECTUS, IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. ALL STATEMENTS, TREND ANALYSIS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS RELATIVE TO MARKETS FOR AVTEL'S PRODUCTS AND TRENDS IN AVTEL'S OPERATIONS OR FINANCIAL RESULTS, AS WELL AS OTHER STATEMENTS INCLUDING WORDS SUCH AS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS" AND "INTENDS" AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO BUSINESS AND ECONOMIC RISKS, INCLUDING BUT NOT LIMITED TO THOSE SET FORTH IN THE FOLLOWING "RISK FACTORS," AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

AVTEL HAS EXPERIENCED SIGNIFICANT LOSSES IN EACH OF THE LAST FOUR FISCAL QUARTERS AND EXPECTS TO CONTINUE TO EXPERIENCE LOSSES FOR THE FORESEEABLE FUTURE

         AvTel has had significant losses in each of its last four fiscal quarters. AvTel expects that it will continue to lose money for the foreseeable future. AvTel has not generated enough revenue to offset the substantial amounts that it has spent to grow its business, and it plans to continue to incur significant expenses.

AVTEL WILL NEED TO RAISE ADDITIONAL CAPITAL


         In the past, AvTel's cash flow from operations, together with its secured borrowings, has been sufficient to meet its working capital and capital expenditure requirements. AvTel does not expect to generate sufficient cash flow to fully implement its business strategy without raising additional capital. As of March 31, 1999, AvTel was in violation of one provision of its loan and security agreement with Coast Business Credit that stipulates that AvTel must maintain a net worth equal to or greater than two million dollars. AvTel's net worth as of March 31, 1999 was $1,646,517. Coast Business Credit has waived its right of acceleration of the obligation as it relates to AvTel not meeting the net worth covenant through July 31, 1999, but retains its right of acceleration if AvTel is in violation of the net worth covenant at any time after July 31, 1999. Accordingly, AvTel will need to raise additional capital to meet the net worth covenant beginning August 1999 as required by Coast Business Credit.

         Although AvTel recently entered into an equity line agreement with Cambois Finance, through which it may sell or "put" AvTel common stock to Cambois Finance, the right to put common stock is subject to the satisfaction of several conditions. If AvTel is unable to put common stock to Cambois Finance pursuant to the equity line agreement and if it is unable to obtain other financing in a timely manner and on acceptable terms, AvTel may be in default under its agreement with Coast Business Credit. In that event, management has developed and intends to implement a plan that would allow AvTel to continue to operate through the first quarter of 2000. This plan would include reducing AvTel's workforce, eliminating advertising expenditures, reducing professional services, reducing or eliminating other discretionary expenditures, and possibly the sale of assets. If AvTel implements this plan, its business could be adversely affected, which may adversely affect its operating results and financial condition.

AVTEL'S STOCK PRICE IS VOLATILE

         AvTel common stock has been traded on The Nasdaq SmallCap Market since May 28, 1998. Trading in its stock was halted by Nasdaq after the close of trading on November 12, 1998, through the close of trading on November 13, 1998, as a result of an unusual upsurge in its stock price and trading volume. See "Business--Legal Proceedings." The trading volume of the common stock has been variable, but generally low. As a result, relatively small trades may significantly affect the market price of the common stock. The market price of the shares of common stock has been highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in AvTel's operating results, AvTel's announcement of potential acquisitions, changes in regulations, activities of the largest domestic providers, industry consolidation and mergers, conditions and trends in the telecommunications market, adoption of new accounting standards affecting the telecommunications industry, changes in recommendations and estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of emerging growth companies like AvTel. Many of these factors are beyond AvTel's control.

AVTEL IS A DEFENDANT IN A SECURITIES CLASS ACTION LITIGATION; AVTEL MAY BE ADVERSELY AFFECTED BY AN ADVERSE OUTCOME OF THIS LITIGATION OR BY THE COSTS OF DEFENDING THIS LITIGATION

         As noted above, on November 12, 1998, AvTel experienced an unusual upsurge in its stock price and trading volume. This unusual event has triggered the initiation of class action litigation under the federal securities laws. See "Business--Legal Proceedings." AvTel believes that these claims are without merit and intends to defend vigorously this litigation. However, it is not possible at this time for AvTel to predict with certainty the outcome of this litigation. AvTel's operating results and financial condition could be adversely affected by an adverse outcome of this litigation. Even if AvTel prevails in the litigation, the expenses of the defense could have a material adverse effect on AvTel's operating results and financial condition.

AVTEL MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

         The telecommunications industry is intensely competitive and subject to rapid change. AvTel's competitors include facilities-based and non-facilities-based providers, many of which have substantially more resources than AvTel. Providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. AvTel believes that competition will continue to increase, resulting in lower prices. Lower prices could adversely affect AvTel's gross margins if AvTel is not able to reduce its costs commensurate with price reductions.

AVTEL MUST KEEP PACE WITH TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE

         The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the use of the Internet for international voice and data communications. AvTel's future success depends, in part, on its ability to use leading technologies effectively, to develop its technological expertise, to enhance its existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. AvTel is unable to predict which technological development will challenge its competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. AvTel's failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on its operating results and financial condition.

AVTEL IS DEPENDENT ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

         AvTel relies on traditional telecommunications carriers to transmit its traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. In addition, AvTel depends on certain suppliers of hardware and software. If AvTel's suppliers fail to provide it with network services, equipment or software in the quantities, at the quality levels or at the times AvTel requires, it will be difficult for AvTel to provide its services.

REGULATORY AND LEGAL UNCERTAINTIES COULD HARM AVTEL'S BUSINESS

         AvTel's business is subject to various federal and state laws, regulations, agency actions and court decisions, some of which impose prior certification, notification, registration and/or tariff requirements on AvTel. Certificates of authority can generally be conditioned, modified or revoked by state regulatory authorities for failure to comply with state laws and regulations. Fines and other penalties may be imposed. The loss of a certificate of authority or the imposition of fines or other penalties could have a material effect on AvTel's business, operating results and financial condition. In addition, future changes in any of these sources of regulation could have a material adverse effect on AvTel's business, operating results and financial condition.

AVTEL'S EXECUTIVE OFFICERS, DIRECTORS AND EXISTING STOCKHOLDERS WILL HAVE THE ABILITY TO EXERCISE SIGNIFICANT CONTROL OVER IT

         AvTel's executive officers, directors and members of their families beneficially own, in the aggregate, approximately 70% of its common stock prior to this offering. Although this percentage will decrease each time AvTel sells common stock to Cambois Finance under the equity line agreement, these stockholders will be able to exercise control over all matters requiring approval by AvTel's shareholders, including the election of directors and the approval of significant corporate transactions. In addition, effective May 18, 1999, the family members of Jeffrey Jensen, an AvTel director, entered into a voting trust agreement. Although Mr. Jensen is not a party to the voting trust agreement, and votes his shares independent of the voting trust, the voting trust relates to approximately 43% of the AvTel common stock outstanding prior to this offering. This concentration of ownership may also have the effect of delaying or preventing a change of control of AvTel, which could negatively affect AvTel's stock price. Please see "Security Ownership of Beneficial Owners and Management."

FUTURE SALES OF AVTEL COMMON STOCK MAY NEGATIVELY AFFECT ITS STOCK PRICE

         Following the offering, AvTel will have a large number of shares of common stock outstanding and available for resale. In addition, 6,457,123 shares of common stock that are held by executive officers and directors of AvTel, members of their families and certain charitable foundations are, pursuant to a registration rights and lockup agreement, currently unable to be sold by these holders. As of December 1, 1999, these restrictions will no longer apply, making these shares immediately available for resale, subject, in some cases, to volume limitations imposed by Rule 144 of the Securities Act of 1933. AvTel is required to register these shares for resale pursuant to the registration rights and lockup agreement. The market price of AvTel common stock could decline as a result of sales of a large number of shares of AvTel common stock in the market, or the perception that such sales could occur. These sales might also make it more difficult for AvTel to sell equity securities in the future at a time that AvTel deems appropriate.


THE ISSUANCE OF SHARES UNDER THE EQUITY LINE AGREEMENT AND THE CONVERSION OF AVTEL'S SERIES B CONVERTIBLE PREFERRED STOCK MAY DILUTE AVtEL COMMON STOCK HOLDERS AND ADVERSELY AFFECT AVTEL'S STOCK PRICE



         The outstanding shares of AvTel's Series B convertible preferred stock are convertible into common stock at a floating rate that will be below the market price of the common stock. As a result, the lower the stock price goes, the more common stock the holder receives. The same is true of the equity line agreement. The following table illustrates the number of shares that AvTel would be required to issue at various assumed prices pursuant to the equity line agreement and upon conversion of the currently outstanding shares of Series B preferred stock, subject to the limitations described in the text following the table, and the percentage of outstanding stock that would be owned by existing stockholders as a result of the issuance of AvTel common stock at the indicated price. The table is for illustrative purposes only, and you should not assume that it represents AvTel's "best guess" of the range of future prices.





                                          SHARES            TOTAL           OWNERSHIP OF
                     SHARES ISSUABLE     ISSUABLE           SHARES          EXISTING
       AVTEL            UNDER THE          UPON            ISSUABLE       STOCKHOLDERS AS
       COMMON          EQUITY LINE      CONVERSION          UNDER         A RESULT OF
       STOCK            AGREEMENT           OF              EQUITY        SHARE ISSUANCE
       PRICE                            SERIES B           LINE AND           (1)
                                        PREFERRED            UPON
                                          STOCK            CONVERSION
                                                           OF SERIES B
                                                           PREFERRED
       -----         --------------     ---------          -----------    ---------------

       $1.0625         14,276,272        1,036,352         15,312,624         41.19%
       ========        ==========        =========         ==========         ======
       $2.1250          7,138,136          518,176          7,656,312         58.35%
       =======          =========          =======          =========         ======
       $3.1875          4,758,757          345,451          5,104,208         67.76%
       =======          =========          =======          =========         ======
       $4.2500(2)       3,569,068          259,088          3,828,156         73.70%
       ==========       =========          =======          =========         ======
       $5.3125          2,855,254          207,270          3,062,525         77.79%
       =======          =========          =======          =========         ======
       $6.3750          2,379,379          172,725          2,552,104         80.78%
       =======          =========          =======          =========         ======
       $7.4375          2,039,467          160,163          2,199,631         82.98%
       =======          =========          =======          =========         ======

---------------

(1)      Based on 10,725,850 shares outstanding on July 19, 1999.
(2) Low closing bid price for a share of AvTel common stock on July 19, 1999.



         Notwithstanding the conversion formulas, in order to comply with the listing requirements of the Nasdaq SmallCap Market:



         - The series B convertible preferred stock provides that without the approval of AvTel's common stockholders, the amount of AvTel common stock that may be issued upon conversion of the series B convertible preferred stock may not exceed 19.9% of the outstanding common stock on the date of sale of the series B preferred stock, which amounts to 2,093,419 shares of common stock and



         - the equity line provides that without a vote of AvTel's common stockholders, AvTel may not issue more than 2,103,939 shares of common stock to Cambois

                  Finance, which number of shares is equal to 20% of the outstanding shares of Avtel common stock on the date of the equity line agreement.



The above limitations are not cumulative, meaning that AvTel could issue up to 39.9% of its outstanding common stock without obtaining a stockholder vote. AvTel does not presently intend to seek shareholder approval to permit it to issue more shares upon conversion of the series B convertible preferred stock or to Cambois Finance in connection with the equity line. As a result, if AvTel were to issue the maximum number of shares permitted, the ownership of AvTel by existing shareholders would be diluted from 100% to 60.1% of AvTel's outstanding common stock. If AvTel did obtain shareholder approval to issue additional shares of common stock, the ownership of existing shareholders could be diluted to virtually 0%.



         To the extent that the holders of the series B convertible preferred stock convert and then sell their common stock, the price of the common stock may decrease due to the presence of additional shares in the market. This could allow holders of the series B convertible preferred stock to convert their preferred stock into greater amounts of common stock, subject to the 19.9% cap, the sales of which could further depress AvTel's stock price.



         The significant downward pressure on the price of the common stock as the holders of the series B convertible preferred stock convert the preferred stock into common stock or sales by Cambois Finance pursuant to this prospectus could encourage short sales. This could exert further downward pressure on the price of AvTel common stock.



         AvTel is registering only 2,103,939 shares of its common stock for possible issuance under the equity line agreement. In order to issue shares in excess of that amount under the equity line agreement, AvTel would have to register additional shares with the securities and exchange commission, as well as obtaining stockholder approval.


AVTEL IS DEPENDENT ON ITS KEY MANAGEMENT PERSONNEL FOR ITS FUTURE SUCCESS

         AvTel's success depends to a significant degree upon the efforts of senior management personnel, in particular, Anthony E. Papa, AvTel's Chairman and Chief Executive Officer, and James P. Pisani, AvTel's President and Chief Operating Officer. The departure of any of AvTel's officers or key employees could materially adversely affect its ability to implement its business plan.

AVTEL MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED EMPLOYEES

         AvTel believes that its future success will depend in large part upon its continuing ability to attract and retain highly skilled personnel. Competition for qualified, high-level telecommunications personnel is intense and there can be no assurance that AvTel will be successful in attracting and retaining qualified personnel. AvTel's loss of the services of one or more of its key individuals, or its failure to attract and retain other key personnel, could materially adversely affect AvTel's business, operating results and financial condition.

AVTEL MAY NOT BE ABLE TO SUCCESSFULLY MAKE ACQUISITIONS OF OTHER COMPANIES

         An important component of AvTel's past growth has been to develop its business through acquisitions. This growth strategy is dependent on the continued availability of suitable acquisition candidates and subjects AvTel to a number of risks. Acquisitions may place significant demands on AvTel's financial and management resources, as the process for integrating acquired operations presents a significant challenge to AvTel's management and may lead to unanticipated costs or a diversion of management's attention from AvTel's day-to-day operations. There can be no assurance that AvTel will be able to successfully integrate into its operations any acquisitions it makes in the future.

AVTEL COULD LOSE REVENUES AND INCUR SIGNIFICANT COSTS IF ITS SYSTEMS OR MATERIAL THIRD PARTY SYSTEMS ARE NOT YEAR 2000 COMPLIANT

         A significant percentage of the software that runs most of the computers in the United States relies on two-digit date codes to perform computations and decision-making functions. Beginning on January 1, 2000, these computer programs may fail from an inability to interpret date codes properly, misinterpreting "00" as the year 1900 rather than 2000. In association with Electronic Data Systems Corporation, AvTel's principal software vendor for such Year 2000 deficient systems, AvTel is upgrading its billing, credit and call tracking systems to become Year 2000 compliant, at a cost of up to approximately $750,000. At the same time, a number of the computers of AvTel's vendors that interface with AvTel's systems may run on programs that have Year 2000 problems, which may disrupt AvTel's billing, credit and tracking systems. Failure of any of the computer programs integral to AvTel's vendors could adversely affect AvTel's business, operating results and financial condition. In addition, AvTel is dependent upon the ability of its service providers to achieve Year 2000 compliance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

                            THE EQUITY LINE AGREEMENT

         On April 23, 1999, AvTel entered into an equity line agreement with Cambois Finance, pursuant to which, subject to the satisfaction of certain conditions, AvTel may issue or sell, from time to time, up to an aggregate of $13,500,000, after deducting discounts, of its common stock.

         Beginning on the date the registration statement, of which this prospectus is a part, is declared effective by the Securities and Exchange Commission, and continuing for a period of 36 months thereafter, AvTel may from time to time, in its sole discretion, sell or "put" shares of its common stock to Cambois Finance at a price equal to 89% of the then current market price of the common stock. The current market price of AvTel common stock, for purposes of calculating the purchase price, is the single lowest closing bid price, as reported by Bloomberg L.P., of its common stock on the Nasdaq SmallCap Market for the five days beginning two days before and ending two days after AvTel notifies Cambois Finance of its intention to put the common stock to them.

         The following conditions must be satisfied before AvTel can put shares of common stock to Cambois Finance, and before Cambois Finance becomes obligated to purchase the common stock:

         - The registration statement, of which this prospectus is a part, must have been declared effective by the Securities and Exchange Commission and must remain effective and available for making resales of the put shares of AvTel common stock;

         - AvTel's representations and warranties to Cambois Finance contained in the equity line agreement must be accurate as of the date of each put;

         - No statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits or directly and adversely affects any of the transactions contemplated by the equity line agreement;

         - At the time of a put, there must not have been any material adverse change in AvTel's business, operations, properties, prospects or financial condition since the date of filing of AvTel's most recent report with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

         - AvTel common stock must not have been delisted from the Nasdaq SmallCap Market nor suspended from trading by the Securities and Exchange Commission or the Nasdaq SmallCap Market;

         - AvTel common stock must have a minimum bid price of $2.26 per share at the time of the put;

         - At least 15 trading days must have elapsed since the date of the last put notice; and

         - The dollar value of the average daily trading volume of AvTel common stock during the 30 days prior to the put date shall be at least $20,000.

         Cambois Finance, or other underwriters of the securities, have the right to review this registration statement and AvTel's records and properties to obtain information about it and the accuracy of this registration statement and prospectus. Cambois Finance has the opportunity to comment on the registration statement and prospectus, but is not entitled to reject a put by AvTel based on their review. Cambois Finance may be entitled to indemnification by AvTel for any lawsuits based on language in this prospectus with which they do not agree.

         There can be no assurance that AvTel will satisfy all conditions required under the equity line agreement, or will be able to sell any shares to Cambois Finance under the agreement. Cambois Finance has agreed that it will not engage in short sales of AvTel common stock except that it may engage in short sales or other hedging investments that it deems appropriate with respect to the shares that it purchases in connection with a particular put, so long as the number of shares sold short or used for hedging does not exceed the number of shares being sold to Cambois Finance under the put, and the short sales are otherwise in compliance with Regulation M under the Securities Act.


         In conjunction with the equity line agreement, AvTel issued to Trinity Capital Advisors, AvTel's financial advisor for the transaction, 3,000 shares of common stock, and AvTel is required to pay the financial advisor four percent of the proceeds actually received under the equity line agreement as compensation for arranging the transactions set forth in the equity line agreement. Trinity Capital Advisors, in its role as financial advisor, conducted a financial analysis of AvTel and presented it with a private placement structure. Trinity also provided AvTel with several contacts with investors known to invest in the type of structure proposed.


         Under the equity line agreement, AvTel agreed to register the common stock for resale by Cambois Finance to permit the resale from time to time in the market or in privately-negotiated transactions. AvTel will prepare and file such amendments and supplements to the registration statement as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder, in order to keep it effective as long as registrable securities are outstanding. AvTel has agreed to bear certain expenses, other than broker discounts and commissions, if any, in connection with the registration statement.

                        PRICE RANGE OF AVTEL COMMON STOCK

         AvTel common stock is currently listed on the Nasdaq SmallCap Market under the symbol "AVCO." For each quarter since the beginning of 1997, the high and low bid quotations for our common stock, as reported by Nasdaq, were as follows:



1997                                                                  HIGH             LOW
----                                                                  ----             ---

First Quarter...............................................         $ 3.50           $2.00
Second Quarter..............................................          18.00            3.13
Third Quarter...............................................          19.00            9.75
Fourth Quarter..............................................          19.00            7.00

1998
----
First Quarter...............................................           8.63            4.94
Second Quarter..............................................          15.88            7.67
Third Quarter...............................................           8.00            1.75
Fourth Quarter..............................................          31.00            2.00

1999
----
First Quarter...............................................          12.50            4.00
Second Quarter .............................................           8.75            3.75
Third Quarter (through July 21, 1999).......................           4.88            3.75


         The foregoing bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


         As of July 8, 1999, there were 395 record holders of AvTel common stock. The last reported sales price of AvTel common stock on July 22, 1999 was $4.0625.


                                 DIVIDEND POLICY

         AvTel has never declared or paid any dividends on its common stock. Further, AvTel does not anticipate paying any dividends on the common stock in the foreseeable future and intends to retain all available funds for use in the operation and development of its business including future acquisitions. The board of directors intends to review AvTel's dividend policy from time to time. Under its secured credit facility with Coast Business Credit, AvTel is prohibited from paying cash dividends unless approved by Coast Business Credit. In addition, AvTel cannot pay a cash dividend on its common stock while any series A preferred stock is outstanding without the approval of at least 50% of the outstanding shares of the series A preferred stock. Even if AvTel receives this approval, the holders of the outstanding series A and series B preferred stock are entitled to be paid any unpaid dividends for previous periods and to have a sufficient amount of money set aside for payment of dividends in respect of the then current dividend period, prior to the holders of the common stock receiving any dividend.

                                 USE OF PROCEEDS

         The proceeds from the sale of common stock will be received directly by Cambois Finance. No proceeds will be received by AvTel from the sale of the common stock offered by this prospectus. However, AvTel will receive the put price pursuant to the equity line agreement if and to the extent the common stock is sold by AvTel to Cambois Finance pursuant to the equity line agreement. The put price equals 89% of the then current average market price of AvTel common stock, as determined under the equity line agreement. See "The Equity Line Agreement." All proceeds from the sale of common stock under the equity line agreement will be used for working capital and other general corporate purposes.

                      SELECTED CONSOLIDATED FINANCIAL DATA

          The following table sets forth, for the periods and dates indicated, selected consolidated financial data for AvTel. The selected consolidated financial information for and as of the end of, each of the years in the five-year period ended December 31, 1998 are derived from AvTel's consolidated financial statements, which statements have been audited by KPMG LLP, independent certified public accountants. AvTel's consolidated financial statements as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and KPMG LLP's report with respect to these financial statements are included elsewhere in this prospectus. The information for the three months ended March 31, 1999 and 1998 was not derived from audited financial statements, but in the opinion of AvTel's management reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The financial data as of and for the three months ended March 31, 1999 is not necessarily indicative of the results that can be expected for the year ending December 31, 1999.

          On December 1, 1997, AvTel and Matrix Telecom, Inc. completed a share exchange, whereby all of the outstanding stock of Matrix Telecom was exchanged for shares of AvTel common stock. For accounting purposes, the share exchange was treated as a reverse acquisition of AvTel by Matrix Telecom. Accordingly, AvTel's results of operations reflect the operations of Matrix Telecom prior to December 1, 1997 and reflect the combined operations of AvTel and Matrix Telecom subsequent to December 1, 1997. These selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere herein.

STATEMENT OF OPERATIONS DATA:


                                FOR THE THREE MONTHS
                                   ENDED MARCH 31,                                YEARS ENDED DECEMBER 31,
                             --------------------------  ----------------------------------------------------------------------
                                 1999         1998           1998           1997           1996          1995          1994
                             -----------   -----------   -----------    ------------    -----------   -----------   -----------
Revenues.................... $ 9,322,414   $12,444,839   $44,013,498    $ 51,389,080    $71,558,295   $64,289,718   $59,551,307
Operating income (loss).....  (2,982,190)   (1,704,470)   (7,423,753)    (10,757,960)     4,091,034     2,422,393       604,109
Net income (loss)...........  (3,066,131)   (1,368,042)   (5,802,318)    (10,191,720)     2,566,734    (2,440,493)      643,200
Net loss per common
share-basic and diluted(1)..       (0.29)        (0.15)        (0.61)          (1.23)           N/A           N/A           N/A
Cash dividends per
common share................          --            --            --              --             --            --            --


------------------
N/A - Not applicable


BALANCE SHEET DATA:

                                AS OF MARCH 31,                                    AS OF DECEMBER 31,
                            -------------------------   ---------------------------------------------------------------------
                                1999         1998         1998            1997           1996        1995            1994
                            ------------  -----------   -----------   -----------   -----------   -----------    ------------
Working capital (deficit).. $(3,279,708)  $ 4,645,463   (1,697,959)   $ 5,570,657   $ 6,066,620   $   206,071    $  (140,741)
Total assets...............  14,348,590    18,035,652   15,959,354     18,724,850    20,338,404    17,580,694     14,957,279


Long term borrowings.......   2,188,458            --    1,112,890             --            --            --             --
Stockholders' equity.......   1,646,517     6,705,559    4,510,253      7,809,048     7,861,883     3,539,522      2,372,333


------------------

(1) Per share amounts are not reflected for 1996, 1995 and 1994 due to the recapitalization of AvTel as a result of the reverse acquisition in 1997.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS OF AVTEL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH AVTEL'S FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL STATEMENTS, TREND ANALYSIS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS RELATIVE TO MARKETS FOR AVTEL'S SERVICES AND TRENDS IN AVTEL'S OPERATIONS OR FINANCIAL RESULTS, AS WELL AS OTHER STATEMENTS INCLUDING WORDS SUCH AS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS" AND "INTENDS" AND OTHER SIMILAR EXPRESSIONS, CONSTITUTE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO BUSINESS AND ECONOMIC RISKS, INCLUDING BUT NOT LIMITED TO THOSE DISCUSSED IN "RISK FACTORS," AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

BACKGROUND

SHARE EXCHANGE

         On December 1, 1997, AvTel and Matrix Telecom completed a share exchange, whereby all of the outstanding common stock of Matrix Telecom was exchanged for shares of AvTel common stock. For accounting purposes, the share exchange was treated as a reverse acquisition of AvTel by Matrix Telecom. AvTel was the legal acquirer and accordingly, the share exchange was effected by the issuance of AvTel common stock in exchange for all of the common stock then outstanding of Matrix Telecom. In addition, holders of Matrix outstanding stock options received non-qualified stock options of AvTel. The following discussion of results of operations reflects the operations of Matrix Telecom prior to December 1, 1997 and reflects the combined operations of AvTel and Matrix Telecom subsequent to December 1, 1997. Accordingly, references to AvTel refer to operations of Matrix Telecom prior to the share exchange and the combined operations of Matrix Telecom and AvTel subsequent to the share exchange.

         The reverse acquisition of AvTel by Matrix Telecom was accounted for using the purchase method of accounting. In order to value the consideration given in the share exchange, the market price of AvTel common stock for a period immediately preceding the announcement of the share exchange was used. As of the date of acquisition, AvTel determined the fair value of the net tangible and intangible assets and liabilities acquired. The underlying fair value of AvTel's net assets was substantially less than the indicated market value of AvTel's common and preferred stock. Accordingly, AvTel recorded a charge to income of $9.1 million immediately subsequent to the reverse acquisition.

ACQUISITION OF NEW BEST CONNECTIONS, INC.

         Effective July 1, 1997, Matrix Telecom acquired New Best Connections, Inc., an affiliate of Matrix Telecom through substantially similar common ownership, by means of a share-for-share exchange. Best Connections' primary assets were cash of $211,000, ownership of shares of Matrix Telecom common stock, and Best Connections' relationships with the field force of sales agents. The assets and liabilities of Best Connections' were recorded at their historical cost, which approximated the fair value of such assets as of July 1, 1997. AvTel is in the process of merging Best Connections into AvTel.

ACQUISITION AND DISPOSITION OF DNS COMMUNICATIONS, INC.

         In October 1995, Matrix Telecom issued shares of its common stock valued at $3.6 million in exchange for all of the outstanding common stock of DNS Communications, Inc., a Houston-based long distance reseller. The transaction was accounted for under the purchase method. The purchase price in excess of the book value of DNS Communications net assets was pushed down to DNS Communications and was allocated based upon the estimated fair value of the assets and liabilities acquired at the date of acquisition.

         Subsequent to the acquisition, the operations of DNS Communications generated substantial losses. DNS Communications' customer churn rate and bad debts as well as projected cash flows were evaluated and as of December 31, 1995 it was determined that the remaining investment in the DNS Communications acquired customer base totaling approximately $4.4 million should be written off, and that amount was written off

         In June 1996, Matrix Telecom sold the customer base acquired in the DNS Communications acquisition in addition to certain blocks of customers acquired during 1995 and 1996 together with related assets to a former officer of Matrix Telecom and a former shareholder of DNS Communications for approximately $5.2 million. Matrix Telecom recorded a gain on this sale of approximately $3.2 million.

         Due to the timing of the acquisition and subsequent decision to sell the operations of DNS Communications, Matrix Telecom has recorded its interest in DNS Communications operations using the equity method of accounting.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1998

         REVENUES

         Revenues for the three months ended March 31, 1999 were $9.3 million, a decline of 25.1% or $3.1 million from $12.4 million for the three months ended March 31, 1998. Revenue of AvTel's Business Markets Group increased $1.4 million, which is in part attributable to the acquisition of Remote Lojix/PCSI, Inc. during the fourth quarter of 1998. Revenue of AvTel's Channel Markets Group decreased $4.5 million. The Channel Markets Group's revenue from traditional voice products declined $4.7 million, while Internet revenue increased $167,000 or 21.0%. Historically, the Channel Markets Group has focused on selling retail long distance service through telemarketing, direct mail, and distributors or agents. During the fourth quarter of 1998, the Channel Markets Group implemented a new strategy to sell Internet access and additional voice services exclusively through affinity groups, agents and distributors with the main thrust focused on Internet access.

         The primary source of revenues of AvTel during the period continued to be voice distribution channels. Pricing pressures within the industry continued to reduce retail pricing of long distance products. These factors, similar in nature to those affecting all resellers of long distance, have continued to affect a decline in the Channel Markets Group's revenues for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. Decreases in the Channel Markets Group's revenues were additionally affected by a continued attrition of a maturing customer base primarily in the areas of telemarketed and direct mail customers, which was determined not to be cost effective. Revenue from these bases decreased $1.9 million to $1.5 million for the three months ended March 31, 1999 from $3.4 million for the three months ended March 31, 1998. Consistent with plan, AvTel determined to turn the sales force focus away from these channels and towards affinity and agent groups.

         Excluding consumer voice traffic, AvTel's revenues generated by the data needs of its customers increased $1.7 million to $3.8 million for the three months ended March 31, 1999 from $2.1 million for the three months ended March 31, 1998. Accordingly, AvTel's dependence on revenue from voice distribution channels decreased 23 percentage points to 60% of AvTel's total revenue for the three months ended March 31, 1999 from 83% for the three months ended March 31, 1998.

         As of April 30, 1999, the Business Markets Group had over 30 accounts in the process of activation and installation. AvTel expects these new accounts to start producing revenue within 60 to 120 days. In addition, as of April 30, 1999, the Channel Markets Group had added seven new Internet service providers and four affinity groups with the ability to reach up to 180,000 members, with marketing agents nationwide.

         Data networking needs of the corporate customer and the Internet have continued to drive and change the telecom industry. The future focus of AvTel continues to move toward incorporating voice and data networking solutions into the construction of corporate intranets and wide area networks which will decrease its dependence on traditional long distance services of the residential consumer.

         GROSS MARGIN

         Gross margin as a percentage of revenues increased by 3.6 percentage points to 29.0% for the three months ended March 31, 1999 from 25.4% for the three months ended March 31, 1998.

Gross margin decreased $455,000 to $2.7 million for the three months ended March 31, 1999 from $3.2 million for the three months ended March 31, 1998.

         The Business Markets Group's gross margin as a percent of revenue increased 12.5 percentage points to 23.4% for the three months ended March 31, 1999 from 10.9% for the three months ended March 31, 1998. Two primary factors affected this increase. First, AvTel negotiated significantly lower rates with major underlying carrier for dedicated traffic. These rates became effective February 15, 1999 and represent an approximate cost reduction of 20% on dedicated traffic. Secondly, with the acquisitions of Remote Lojix and Digital Media International, Inc., the Business Markets Group is able to sell and support higher margin products.

         The Channel Markets Group's gross margin as a percent of revenue increased 4.2 percentage points to 31.3% for the three months ended March 31, 1999 from 27.1% for the three months ended March 31, 1998. The increasing Internet service gross margin, coupled with the stable and slightly increasing traditional voice gross margin, have resulted in an overall higher gross margin. Internet service gross margin within the Channel Markets Group increased $187,000 or 33.4% to $745,000 for the three months ended March 31, 1999 from $559,000 for the three months ended March 31, 1998. Provision for bad debt decreased $274,000, which was fully attributable to the decline in voice revenues.

         SELLING, GENERAL, AND ADMINISTRATIVE COSTS

         Selling, general, and administrative costs increased $707,000 to $5.3 million for the three months ended March 31, 1999 from $4.6 million for the three months ended March 31, 1998. As a percentage of revenues, selling, general, and administrative costs increased by 19.9 percentage points to 56.7% for the three months ended March 31, 1999 from 36.8% for the three months ended March 31, 1998.

         The Business Markets Group's selling, general, and administrative costs increased $1.4 million to $2.0 million for the three months ended March 31, 1999 from $608,000 for the three months ended March 31, 1998. The primary reason for the increase was attributable to the acquisition of Remote Lojix and Digital Media in the fourth quarter of 1998. The remaining increase in cost was associated with expanded sales force and related expenses including general office expense, rent, utilities and travel expenditures.

         The Channel Markets Group's selling, general, and administrative costs decreased $665,000 to $3.3 million for the three months ended March 31, 1999 from $4.0 million for the three months ended March 31, 1998. As a percent of revenue, selling, general, and administrative costs increased 14.6 percentage points to 50.4% for the three months ended March 31, 1999 from 35.8% for the three months ended March 31, 1998. The principal reason for the decrease in costs was attributable to the decline in billing and collection, and commission expenses associated with the decline in revenue. Stock compensation expense for the three months ended March 31, 1999 was $81,000 compared to $234,000 for the three months ended March 31, 1998, a decrease of $153,000. Certain option and restricted stock plans were accelerated and completely expensed during 1998. Additionally, commission expense declined $174,000 for the quarter ended March 31, 1999 due to the amortization of advanced commissions being fully realized during 1998.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization increased $116,000 to $395,000 for the three months ended March 31, 1999 from $279,000 for the three months March 31, 1998. The increase primarily resulted from the acquisition and consolidation of assets related to the purchase of Remote Lojix and Digital Media during the fourth quarter of 1998, and the amortization of certain intangible costs related to a long term borrowing agreement entered into on October 1998.

         INTEREST EXPENSE AND OTHER INCOME, NET

         Interest expense increased $87,000 to $99,000 for the three months ended March 31, 1999 from $12,000 for the three months ended March 31, 1998. The Company recognized $56,000 of interest expense from long term borrowings and $34,000 from accrued interest on liabilities acquired with the Remote Lojix purchase. Other income decreased $29,000 to $15,000 for the three months ended March 31, 1999 from $44,000 for the three months ended March 31, 1998 primarily due to a decrease in the amount of cash available for investment.


         The income tax benefit for the three months ended March 31, 1999 decreased to $0 from $304,000 for the three months ended March 31, 1998. Any tax benefit related to first quarter 1999 net operating losses will be applied to future earnings. net operating losses for first quarter 1998 were used to reduce prior years' taxable income.


YEAR ENDED DECEMBER 31, 1998 COMPARED WITH YEAR ENDED DECEMBER 31, 1997

         REVENUES

         Revenues for the year ended December 31, 1998 decreased 14.4% or $7.4 million to $44.0 million from $51.4 million for the year ended December 31, 1997. The decrease in revenues resulted primarily from the reorganization and repositioning of AvTel's Channel Markets Group. AvTel's focus is to be a provider of broadband network services integrating voice, data and Internet solutions to mid-size corporations, small-office home-office professionals and select residential market segments. Historically, the Channel Markets Group has focused on selling retail long distance telephone service through telemarketing, direct mail, and distributors or agents. During the fourth quarter of 1998, the Channel Markets Group implemented a new strategy to sell Internet access and additional voice services exclusively through affinity groups, agents and distributors.

         Voice distribution channels continued to be the primary source of AvTel's revenues during 1998. Factors similar in nature to those affecting all resellers of long distance have continued to effect a decline in revenues. Due to pricing pressures within the industry and the competitive reductions by the first tier carriers, AvTel similarly continued to reduce retail pricing of long distance products to meet consumer expectations, terminated the direct marketing of casual calling products and discontinued the telemarketing of residential customers. Long distance revenue, excluding discontinued sales channels, decreased 9.5% while the associated minutes of usage decreased only 3.8% for the year ended December 31, 1998 compared to the year ended December 31, 1997. Long distance revenue from affiliated companies was $4.6 million for the year ended December 31, 1998 and $3.6 million for the year ended December 31, 1997.

         Decreases in revenues were also affected by a continued attrition and price reductions of a maturing customer. The effects of reduced revenue from discontinued sales channels is expected to be offset by increasing revenues from AvTel's repositioning of the Channel Markets Group and the addition of new marketing organizations. The effects of competitive lower pricing as well as the decline of the customer base is expected to lessen dramatically as pricing pressure decreases within the industry and reaches its floor, and AvTel increases its focus on third party distributors, affinity groups and niche markets. Management additionally anticipates that the revenue decrease will stabilize as the continued integration of and revenue from the Business Markets Group targeting corporate data networking, voice and Internet service needs continues to expand and grow beyond the long distance portion.

         Decreases in revenues following the share exchange of AvTel and Matrix Telecom effective December 1, 1997 were anticipated by AvTel beginning in the first quarter of 1998. At that time, the management team chose to discontinue and reduce certain unprofitable distribution channels. Management continued throughout 1998 to reduce AvTel's dependence on low margin, high churn segments and to focus its resources in the business markets with higher average billing and retention rates, niche ethnic consumer markets, small office-home office distributors and agents, and Internet service providers. For the year ended December 31, 1998, revenues generated from discontinued sales channels decreased 43.4% or $8.2 million to $10.7 million from $18.9 million for the year ended December 31, 1997. Long distance revenue generated from agents increased 3.5% or $665,000 to $19.5 million for the year ended December 31, 1998 from $18.9 million for the year ended December 31, 1997.

         Data networking needs of the corporate customer and the Internet have continued to drive and change the telecom industry. AvTel's focus continues to move toward incorporating voice and data networking solutions into the construction of corporate intranets and wide area networks which will decrease AvTel's dependence on traditional long distance services of the residential consumer. AvTel's primary focus has been to move quickly and efficiently towards becoming a viable resource to the corporate world having few options in this new wave of technology. With the acquisition of Remote Lojix in November 1998, AvTel recognized $1.0 million in technology systems integration and repair service revenues for the two months ended December 31, 1998.

         GROSS MARGIN

         Gross margin decreased $3.0 million to $12.2 million for the year ended December 31, 1998 from $15.2 million for the year ended December 31, 1997. As a percentage of revenues, gross margin decreased by 1.9 percentage points to 27.6% for the year ended December 31, 1998 from 29.5% for the year ended December 31, 1997. The decrease in gross margin as a percentage of revenues primarily resulted from an increase in bad debt expenses, which was partially offset by decreases of network cost from renegotiated contracts and leased facilities, all of which are included in cost of sales.

         Network cost as a percentage of revenues decreased by 1.3 percentage points to 65.2% for the year ended December 31, 1998 from 66.5% for year ended December 31, 1997. The primary factor that effected this decrease was significantly lower wholesale rates, which went into effect March and July of 1998, negotiated with AvTel's major underlying carriers.

         Bad debt expense as a percentage of revenues increased by 2.6 percentage points to 6.2% for the year ended December 31, 1998 compared to 3.6% for the year ended December 31, 1997. The increased bad debt expense primarily resulted from decreased collection percentages from the local exchange carriers in certain geographical regions, primarily the northeastern portion of the United States. This related principally to AvTel's now discontinued casual calling business. The majority of AvTel's revenues are billed by the local exchange carriers and AvTel's bad debt expense was affected by the lower collection percentages of the local exchange carriers. Collection policies and aggressiveness in collection procedures among the local exchange carriers vary. A significant amount of casual calling was experienced in the northeastern portion of the United States in which the local exchange carriers' collection percentages were considerably lower, and AvTel's bad debt expense as a percentage of revenues increased. The majority of new products being sold by AvTel have been designed as direct billed or electronic Internet billed products, and the bad debt percentages experienced by AvTel's internal collection staff are significantly lower than those of the local exchange carriers. For the fourth quarter of 1998, AvTel experienced an average bad debt percentage of 3.8% on direct billed products and 9.1% on local exchange carrier billed products. Therefore, as the number of customers being billed by the local exchange carrier decreases, and AvTel implements its policy of moving away from the local exchange carrier billing services, bad debt expense as a percentage of revenue is anticipated to decrease. As of December 31, 1998, 58% of AvTel's revenue was direct billed compared to 23% as of December 31, 1997.

         SELLING, GENERAL, AND ADMINISTRATIVE COSTS

         Selling, general, and administrative costs increased $2.4 million to $18.5 million for the year ended December 31, 1998 from $16.1 million for the year ended December 31, 1997. As a percentage of revenues, selling, general, and administrative costs increased by 10.6 percentage points to 42.0% for the year ended December 31, 1998 from 31.4% for the year ended December 31, 1997.

         The primary reason for the increase in selling, general, and administrative costs was the expanded sales force and related expenses including general office expense, rent, utilities and travel expenditures. The remaining increase in cost was attributable to the purchase of Remote Lojix by AvTel, effective November 1, 1998. As of December 31, 1998, AvTel had three primary business locations, eight additional sales locations throughout the United States and 47 sales and marketing related employees compared to two primary business locations, two remote sales locations and 21 sales and marketing related employees as of December 31, 1997.

         The decrease in revenue as explained above resulted in a decrease in selling expenses of $1.6 million for the year ended December 31, 1998. Stock compensation expense for the year ended December 31, 1998 was $477,000 compared to $749,000 for the year ended December 31, 1997. The change was due primarily to two circumstances. First, during 1998, AvTel caused certain options previously granted to accelerate (and to expire if not exercised before December 13, 1998). As a result, fewer of such options were exercised than contemplated in 1997, and the stock price used to calculate stock compensation expense for such options was considerably lower than in 1997. The resulting decrease in stock compensation expense was partially offset by additional expense recognized in connection with the early vesting of a restricted stock grant to a departing director. Certain non-employee agents were granted options for participation in the generation of new business for AvTel. Accordingly, stock compensation was expensed under the requirements of SFAS No. 123.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization increased $427,000 to $1,107,000 for the year ended December 31, 1998 from $680,000 for the year ended December 31, 1997. The increase primarily resulted from amortization of the acquired customer base associated with the share exchange of AvTel and Matrix Telecom effective December 1, 1997. The customer base is amortized on a straight-line basis over five years. Similarly, the acquisition and consolidation of assets related to the share exchange resulted in some increases in depreciation expense. As a result of the acquisitions of Digital Media and Remote Lojix in the fourth quarter of 1998, AvTel recognized goodwill in the amount of $4.5 million. Goodwill is amortized on a straight-line basis over fifteen years. Remote Lojix comprised $4.4 million of goodwill. Goodwill was determined by the purchase price in excess of the fair value of the assets received.

         INTEREST EXPENSE AND OTHER INCOME, NET

         Interest expense and other income net of other expenses decreased $195,000 to $95,000 for the year ended December 31, 1998 from $290,000 for the year ended December 31, 1997. Interest expense increased $74,000 to $86,000 for the year ended December 31, 1998 from $12,000 for the year ended December 31, 1997 due to interest on the Coast Business Credit line of credit and leased equipment acquired as the result of the share exchange of AvTel and Matrix Telecom. Other income decreased $121,000 to $181,000 for the year ended December 31, 1998 from $302,000 for the year ended December 31, 1997 primarily due to the decrease in interest earned from cash investments. The decrease in interest earned resulted from a decrease in the amount of cash invested.

         INCOME TAXES


         AvTel recognized a current and deferred tax benefit of $1,527,000 for the year ended December 31, 1998 compared to $276,000 for the year ended December 31, 1997. The tax benefit in 1998 resulted from the loss from operations and the current portion of the benefit is attributable to the carryback of a portion of such loss to prior years. As of December 31, 1998, AvTel has net operating loss carryforwards for federal tax purposes of approximately $4.9 million which are available on a limited basis to offset future federal taxable income, if any, through 2018.


YEAR ENDED DECEMBER 31, 1997 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

         REVENUE

         Revenue for the year ended December 31, 1997, decreased 28.1% or $20.2 million to $51.4 million from $71.6 million for the year ended December 31, 1996. The decrease in revenue resulted primarily from decreases in sales from three significant sales channels, all of which were affiliated with AvTel through substantially common ownership prior to the share exchange of AvTel and Matrix Telecom effective December 1, 1997. These sales channels were a distributor selling via telemarketing, a distributor focusing on the casual or dial-around customer, and a DNS Communications distributor of long distance services. The relationship with the DNS Communications distributor was terminated resulting from the sale of the DNS Communications customer bases in June of 1996.

         AvTel in 1997 reduced its focus on the promotion of the dial-around customer due to the significant costs of direct mailing and bad debt associated with this product. Reduced sales from the telemarketing distributor resulted from the erosion of the retail pricing in the market for the residential consumer. Pricing continued to decline during 1997, and attrition from a maturing customer base resulted in losing customers on higher gross margin products. Attrition rates associated with long distance products are a normal industry occurrence; however, methods of calculation differ within the industry.

         AvTel sought to reduce its risk from reliance on a small group of distributors, and refocused to obtain multiple revenue sources external to AvTel. New distributors significantly contributed to the mix in 1997. 1997 sales from sources other than AvTel's primary 1996 distributors increased more than 20%.

         GROSS MARGIN

         Gross margin decreased $8.7 million in 1997, to $15.2 million for the year ended December 31, 1997 from $23.9 million for the year ended December 31, 1996. As a percentage of net sales gross margin decreased 3.9 percentage points to 29.5% for the year ended December 31, 1997 from 33.4% for the year ended December 31, 1996. Two primary factors contributed to the decrease in gross margin in 1997.

         First, due to increasing competitive market demands, AvTel was forced to continue decreasing its retail rates in 1997 to meet the competitive rate reductions; however, the underlying carrier costs to AvTel did not change due to contractual commitments. Accordingly, network costs as a percentage of revenue increased, reflecting a lower gross margin in 1997 over 1996.

         Second, bad debt as a percentage of revenue increased approximately 2% in 1997, primarily resulting from increased bad debt associated with the casual or dial-around product. The majority of AvTel's revenues were billed and collected from the local exchange carriers, with which AvTel has agreements. Collection policies and aggressiveness in collection procedures differ among the local exchange carriers. AvTel experienced significant sales growth in a geographical location in which the local exchange carriers bad debt percentages were significantly higher than other local exchange carriers.

         SELLING, GENERAL, AND ADMINISTRATIVE COSTS

         AvTel's selling, general, and administrative costs decreased $2.7 million in 1997 from 1996. As a percentage of revenue, such costs increased 5.1 percentage points to 31.4% for the year ended December 31, 1997 compared to 26.3% for the year ended December 31, 1996. This increase resulted primarily from the decrease in revenues causing the expense as a percentage of revenue to increase. Certain changes are more fully described below.

         Certain selling, general, and administrative costs related to the addition of AvTel operations to Matrix Telecom subsequent to the effective date of the share exchange, December 1, 1997, amounted to approximately $286,000, accounting for .56% of the increase as a percentage of revenues in 1997 over 1996. Selling costs related to direct mailing to the casual or dial-around customer (which were absorbed by the sales distributor in 1996) were approximately $605,000 in 1997, accounting for 1.18% of the increase as a percentage of revenues in 1997 over 1996. Salary expenses increased approximately $651,000 between the years, or 3.76% as a percentage of revenues in 1997 over 1996, resulting primarily from integration of AvTel employees subsequent to the share exchange and the addition of certain sales and marketing personnel in 1997.

         Billing and collection fees and distributor commissions decreased approximately $3.9 million, or 1.82% as a percentage of revenues. Most of the new products sold in 1997 were direct billed. As the percentage of direct billed customers increased, billing and collection fees have decreased. Similarly, as sales of certain products having a higher commission structure have declined, commission expense has also declined.

         Certain regulatory and professional services increased approximately $266,000, or 1.22% as a percentage of revenues in 1997 over 1996. Carrier fees specific to telecommunication providers upon reaching certain thresholds of customers were met in the last half of the year in 1996; therefore, increased fees in 1997 resulted from being charged the lower volume based fees for a full year. Professional fees increased in 1997 over 1996 for two primary reasons. First, due to increased market demands for information systems programmers, AvTel was forced to secure external contractors. Second, certain telemarketing and verification costs associated with the sales process increased in 1997 primarily resulting from the sales distributor absorbing these costs in 1996. Other selling, general and administrative costs decreased approximately $213,000 in 1997. As a percentage of revenue, these costs increased .81% in 1997 over 1996 due to decreasing revenues.

         ACQUISITION-RELATED WRITEOFF

         The $9.1 million write off relates to the share exchange and is discussed under "Background" above.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization expense decreased approximately $314,000 for the year ended December 31, 1997, compared to the year ended December 31, 1996, resulting primarily from older assets becoming fully depreciated.

         INTEREST EXPENSE AND OTHER INCOME, NET

         Interest expense decreased $219,000 to $12,000 for the year ended December 31, 1997 from $231,000 for the year ended December 31, 1996. The decrease resulted from reduced borrowings in 1997 compared to 1996. AvTel had sufficient cash from operations to meet operating expenses and capital expenditures. Other income net of other expenses increased more than 11% for 1997 over 1996 primarily resulting from increases in interest earned from cash investments. The increase in interest earned resulted from an increase in the amount of cash invested.

         INCOME TAXES

         AvTel recognized a tax benefit of $276,000 for the year ended December 31, 1997 compared to a tax expense of $1.7 million for the year ended December 31, 1996. The tax benefit in 1997 resulted from the loss from operations for the year 1997.

LIQUIDITY AND CAPITAL RESOURCES


         AvTel's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the years ended December 31, 1998 and 1997, AvTel reported net losses of $5,802,318 and $10,191,720, respectively. In addition, as of December 31, 1998, AvTel had a working capital deficit of $1,697,959, and for the year ended December 31, 1998, net cash used in operations totaled $5,978,797. During the quarters that ended March 31, 1999 and March 31, 1998, AvTel reported net losses of $3,066,131 and $1,368,042, respectively. In addition, as of March 31, 1999, AvTel had a working capital deficit of $3,279,708, and for the quarter ended March 31, 1999, net cash used in operations totaled $1,307,598.


         Based on the realization of the tax benefit of carrying back 1998 net operating losses to reduce prior years' taxable income, AvTel expects to receive a refund of approximately $1,325,000 of taxes paid in prior years, as reflected on the balance sheets as of March 31, 1999 and December 31, 1998.


        As of March 31, 1999, unless AvTel effects substantial changes in its operating methods, AvTel does not have sufficient resources to meet its anticipated operating requirements during 1999 without obtaining additional financing. AvTel is currently negotiating with its major vendor for extended payment terms with respect to invoices in the amount of approximately $4.4 million. Although AvTel recently entered into an equity line agreement, through which it may sell or "put" AvTel common stock to Cambois Finance, the right to put common stock is subject to the satisfaction of several conditions. If AvTel is unable to put common stock to Cambois Finance pursuant to the equity line agreement or if it is unable to obtain other financing in a timely manner and on acceptable terms, management is developing and intends to implement a plan that would allow AvTel to continue to operate through the first quarter of 2000. This plan would include significantly reducing AvTel's workforce, eliminating advertising expenditures, reducing professional services, reducing or eliminating other discretionary expenditures and possibly the sale of assets. The equity line agreement provides for Cambois Finance to purchase up to $13,500,000 of AvTel common stock, subject to AvTel filing and maintaining an effective registration statement, trading price and volume minimums, and limits on the amount and frequency on sales of common stock under the line. See "Equity Line Agreement."

         On October 2, 1998, AvTel entered into a secured credit facility with Coast Business Credit. This credit facility consists of a line of credit of up to $7.5 million. Under the line of credit, AvTel may borrow up to 75% of eligible receivables (as defined). In addition, the line of credit may be used in connection with certain acquisitions and equipment purchases as well as to provide a facility for issuing letters of credit. Borrowings under the line of credit bear interest, payable monthly, based upon the prime rate of Bank of America NT & SA plus 2% (9.75% at March 31, 1999). As of December 31, 1998, borrowing outstanding under the credit facility amounted to $1,113,000 with approximately $1,634,000 available for future borrowings. As of March 31, 1999, borrowings outstanding under the credit facility amounted to $2,188,000 with approximately $424,000 available for future borrowings. Borrowings under the credit facility are secured by substantially all of the assets of AvTel. The credit facility expires on October 31, 2000. Net cash provided by financing activities was $1.2 million and $18,000 for the three months ended March 31, 1999 and 1998, respectively.


         As of March 31, 1999, AvTel was in violation of one provision of the loan and security agreement with Coast Business Credit that stipulates that AvTel must maintain a net worth equal to or greater than two million dollars. AvTel's net worth as of March 31, 1999 was $1,646,517. Coast Business Credit has waived its right of acceleration of the obligation as it relates to AvTel not meeting the net worth covenant through July 31, 1999, but retains its right of acceleration if AvTel is in violation of the net worth covenant in any month after July 31, 1999. AvTel believes that the equity line agreement that it entered as of April 23, 1999, together with the proceeds from the issuance of 1,500 shares of its newly-designated series B convertible preferred stock for $1,500,000, less $60,000 in costs, will enable it to meet the net worth covenant beginning August 1999 as required by Coast Business Credit.


         The primary sources of operating cash flow for AvTel are (1) revenues derived from the sale of information technology and telecommunications services to individuals and business, (2) its secured credit facility and (3) the equity line agreement. Minor sources of revenues are received for the provision of back office support to affiliated and non-affiliated companies and for earnings from investment income. The primary uses of cash are payments to underlying network vendors for provisioning telecommunications facilities, to sales distributors for soliciting long distance sales, and to the major local exchange carriers for billing and collecting directly from the end user. Net cash used in operations totaled $6.0 million for the year ended December 31, 1998, and net cash provided by operations was $1.7 million for the year ended December 31, 1997, and $1.0 million for the year ended December 31, 1996. Net cash used in operating activities is $1.3 million for the three months ended March 31, 1999, compared to $1.2 million for the three months ended March 31, 1998.

         An important component of AvTel's past growth has been to develop its business through acquisitions, including the share exchange and the acquisitions of Remote Lojix and Digital Media. AvTel intends to continue this strategy. In appropriate circumstances, AvTel may use its capital stock for acquisitions in addition to debt and equity financing.

         On April 13, 1999, AvTel sold 1,500 shares of its newly-designated series B convertible preferred stock to AMRO International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. for $1,500,000. The series B convertible preferred stock has a liquidation preference of $1,000 per share. The series B convertible preferred stock is entitled to an annual dividend of $30 per share, payable in cash or common stock, at AvTel's option. The annual dividend will increase to $60 per share if AvTel ever ceases to be listed on The Nasdaq Stock Market or any national securities exchange. The series B convertible preferred stock is convertible into common stock at the option of the series B investors at any time. The number of shares of common stock to be received by a series B investor upon conversion will equal the liquidation preference of the amount converted, divided by the conversion price. The conversion price will be the lesser of (1) $6.875 and (2) 89% of the lowest closing bid price for the common stock on The Nasdaq SmallCap Market during the five days immediately preceding the date of conversion. The conversion price will not be less than $3.00 for 180 days after the date of issuance of the series B convertible preferred stock. Thereafter the conversion price will not be less than $2.00 as long as certain revenue and EBITDA requirements are met. The conversion price will be not less than $2.00 if AvTel reports on its form 10-Q or Form 10-K gross revenues for the applicable quarter equal to or greater than:


         -     $10.0 million for the quarter ended June 30, 1999;


         -     $12.0 million for the quarter ended September 30, 1999; and


         -     $15.0 million for the quarter ended December 31, 1999;


and AvTel reports EBITDA for the month ending December 31, 1999 greater than or equal to zero.


         As of the date of this prospectus, holders have converted 520 shares of series B preferred stock into 155,804 shares of AvTel common stock. As a result, AvTel could issue up to 594,196 shares of common stock upon conversion if all of the outstanding series B convertible preferred stock were converted at the lowest possible conversion price, assuming such revenue and EBITDA requirements continue to be met. However, unless AvTel has obtained the approval of its voting stockholders in accordance with the rules of The Nasdaq Stock Market, AvTel will not issue shares of common stock upon conversion of any shares of series B convertible preferred stock if the issuance of common stock, when added to the number of shares of common stock previously issued by AvTel upon conversion of or as dividends on shares of the series B convertible preferred stock, would exceed 19.9% of the number of shares of common stock which were issued and outstanding on the original issuance date of the series B convertible preferred stock. AvTel will pay converting series B investors in cash for any excess over such amount.

         Although the conversion feature of the series B convertible preferred stock will not affect AvTel's net loss, it will increase AvTel's basic and fully-diluted loss per share attributable to its common stock in the second quarter of 1999. The loss used in the per share calculation will be increased by the difference between the conversion price and the trading price of the common stock on the date the series B convertible preferred stock first becomes convertible multiplied by the number of shares issuable upon conversion at that date.

         AvTel also issued the series B investors warrants to purchase up to 20,000 shares of common stock at a price of $8.60 per share. The warrants may be exercised beginning September 30, 1999 and expire on March 31, 2002.

         AvTel and the series B investors entered into a Registration Rights Agreement that requires AvTel to file, and obtain and maintain the effectiveness of, a registration statement with the Securities and Exchange Commission in order to register the public resale of all shares of the common stock acquired by the series B investors (a) upon conversion of the series B convertible preferred stock, (b) in payment of dividends on the series B convertible preferred stock, and (c) upon exercise of the warrants. AvTel will be subject to significant monetary penalties if it fails to obtain or maintain the effectiveness of such registration statement. AvTel filed the registration statement on May 20, 1999 and it went effective on June 2, 1999.

         AvTel paid Trinity Capital Advisors, Inc. $60,000 as compensation for providing financial advisory services relating to the series B stock.


         As of December 31, 1998, AvTel had a working capital deficit of $1.7 million. AvTel's accounts receivable decreased to $4.8 million at December 31, 1998 from $7.0 million at December 31, 1997. The decrease was primarily due to a corresponding decrease in sales described elsewhere in this discussion. Current liabilities increased to $10.2 million as of December 31, 1998 from $9.8 million as of December 31, 1997. The increase in current liabilities is due to the additional liabilities acquired with the purchase of Remote Lojix, offset by the decrease in accrued liabilities due to a corresponding decrease in sales. Sales and excise taxes included in current liabilities increased to $1.4 million for the year ended December 31, 1998 from $736,000 for the year ended
December 31, 1997, as a result of the tax liabilities assumed with the purchase of Remote Lojix. Due to affiliates decreased to $324,000 for the year ended December 31, 1998 from $2.7 million for the year ended December 31, 1997. As of December 31, 1997, $2.3 million was included in due to affiliates associated with Pacific Gateway Exchange. In 1998, Pacific Gateway Exchange was no longer affiliated with AvTel.


         Net cash used in investing activities was $201,000 for the three months ended March 31, 1999, and net cash provided by investing activities was $322,000 for the three months ended March 31, 1998. AvTel loaned $2.0 million to an affiliated company during 1997. Of such amount, $201,000 was repaid during 1997, $410,000 was repaid during the first quarter of 1998 and the remainder was repaid in subsequent quarters of 1998.


MARKET RISK

         The Company was not exposed to material future earnings or cash flow fluctuations, from changes in interest rates on its long-term debt at December 31, 1998, or March 31, 1999. A hypothetical increase of 97 basis points in interest rate (ten percent of the Company's overall borrowing rate) would not result in a material fluctuation in future earnings or cash flow. The Company has not entered into any derivative financial instruments to manage interest rate risk or for speculative purposes and is currently not evaluating the future use of such financial instruments.

YEAR 2000 COMPLIANCE

         The Year 2000 issue concerns the inability of computer systems and certain other equipment to properly recognize and process data that uses two digits rather than four to designate particular years. AvTel has initiated a Year 2000 project plan to assess whether its systems that process date sensitive information will perform satisfactorily leading up to and beyond January 1, 2000. The goal of the plan is to correct, prior to January 1, 2000, any Year 2000-related problem with critical systems, the failure of which could have a material adverse effect on AvTel's operations. The plan includes steps to (1) identify each critical system element that requires date code remediation, (2) establish a plan to remediate such systems, (3) implement all required remediations and (4) selectively test the remediated systems.


         Thus far, the identification phase has identified Year 2000 issues in the following critical systems owned and leased by AvTel: rating and billing systems used by AvTel to process and prepare billing data for its customer base. In addition, AvTel receives critical services from providers of utilities and other services to facilities that house employees and equipment. AvTel is also critically reliant upon the systems of other telecommunications providers on which AvTel depends to deliver services and invoices to its customers. The identification and planning phases of the plan are materially complete.


         Based on work completed under the plan to date, AvTel currently intends to take the following additional steps under its plan with respect to owned and leased systems, third-party vendors and other telecommunications carriers:

         - AvTel generally plans to remediate owned and leased rating, billing and collection systems through the revision or replacement of current system components. Necessary changes to systems owned and leased by AvTel are in process and are expected to be completed by third quarter 1999. The selective testing and verification of such changes are expected to be completed in the third quarter of 1999. Due to the large number of system components requiring remediation, AvTel does not intend to test every remediated system but will rely upon the results of testing of the critical components of such systems to determine the effectiveness of remediation efforts. Components not tested are not considered critical to AvTel's business.


         - With respect to critical services provided by utilities and other third parties, AvTel has contacted all such suppliers. A majority of those suppliers who have responded have indicated that their systems and service delivery mechanisms are Year 2000 compliant or can be made so through currently available modifications. AvTel plans to continue monitoring all third-party remediation efforts and to develop contingency plans for the delivery of such services as necessary.


         - AvTel has made inquires about the Year 2000 compliance status of other telecommunications providers with which AvTel's systems interact. A majority of the telecommunications providers who have responded have indicated that their systems are Year 2000 compliant or can be made so through currently available mechanisms.


         While AvTel currently believes that it will be able to remediate and selectively test owned and leased systems in time to minimize any detrimental effect on its operations, there can be no assurance that such steps will be successful. Failure by AvTel to timely and effectively remediate its systems, or the failure of critical vendors and suppliers and other telecommunications carriers to remediate affected systems, could have a material adverse impact on AvTel's business, financial condition, results of operations and prospects. Because the impact of Year 2000 issues on AvTel is materially dependent on the mitigation efforts of parties outside AvTel's control, AvTel cannot assess with certainty the magnitude of any such potential adverse impact. However, based upon risk assessment work conducted thus far, AvTel believes that the worst case scenario of the failure by AvTel, its suppliers or other telecommunications carriers with which AvTel interacts to resolve Year 2000 issues would be an inability by AvTel to timely and accurately process service requests and to timely and accurately bill its customers. In addition to lost earnings, these failures could also result in loss of customers due to service interruptions and billing errors, substantial claims by customers and increased expenses associated with stabilizing operations and executing mitigation plans.

         Contingency planning to maintain and restore service in the event of natural disasters, power failures and systems-related problems is a routine part of AvTel's operations. AvTel believes that such contingency plans will assist AvTel in responding to the failure by outside service providers to successfully address Year 2000 issues. In addition, AvTel is currently identifying and considering various Year 2000-specific contingency plans, including identification of alternate vendors and service providers and manual alternatives to system operations. These Year 2000-specific contingency plans are expected to be materially completed during the third quarter of 1999, and their review and development will continue throughout 1999.


         Although the total costs to implement the plan cannot be precisely estimated, AvTel incurred minimal costs during 1998 (none of which was related to hardware costs) and anticipates spending an aggregate of approximately $750,000 during 1999 (which includes $250,000 of hardware costs). These costs will be expensed as incurred, unless new systems or equipment are purchased that should be capitalized in accordance with generally accepted accounting principles. Some of the costs represent ongoing investment in systems upgrades, the timing of which is being accelerated in order to facilitate Year 2000 compliance. In some instances, these upgrades will position AvTel to provide more and better-quality services to its customers than they currently receive. AvTel expects to fund these costs with a combination of financing provided by the hardware vendor, cash provided by operations, and other debt or equity financing. Cost estimates and statements of AvTel's plans discussed above are forward-looking statements that are derived using numerous assumptions of future events, many of which are outside AvTel's control, including the availability and future cost of trained personnel and various other resources, third party modification plans, the absence of systems requiring remediation that have not yet been discovered, and other factors.

INFLATION

         AvTel does not believe that the relatively moderate rates of inflation over the past three years have had a significant effect on its net sales or its profitability.

RECENTLY-ISSUED ACCOUNTING PRONOUNCEMENTS

         On January 1, 1998, AvTel adopted SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and net unrealized gains (losses) on securities and is presented in the consolidated statements of stockholders' equity and comprehensive income. The statement requires only additional disclosures in the consolidated financial statements; it does not affect AvTel's financial position or results of operations. Comprehensive income (loss) for the years ended December 31, 1998, 1997 and 1996 and for the three-months ended March 31, 1999 and 1998 is equal to net income (loss) reported for such periods.

         In 1998, AvTel adopted the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, but retains the requirement to report information about major customers. See Note 11 of the Notes To Consolidated Financial Statements for segment disclosures.


         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. In July 1999, the Financial Accounting Standards Board issued SFAS No. 137 which delayed the effective date of SFAS No. 133. SFAS No. 133 is now effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not anticipate that this statement will have a material impact on AvTel's consolidated financial statements.

                                    BUSINESS

BACKGROUND

GENERAL

         AvTel Communications, Inc. is a provider of broadband network services integrating voice, data and Internet solutions. AvTel sells and markets a broad range of telecommunications and advanced network services through independent value added resellers, affinity and agent organizations, and internal direct sales professionals. AvTel targets mid-size corporations and resellers and distributors of communications services.

HISTORY

         AvTel was incorporated on October 31, 1981, but did not commence its current business until February, 1995. Prior to October 23, 1996, AvTel conducted operations under the name "Hi, Tiger International, Inc.". The name change was effected in connection with AvTel's acquisition of AvTel Holdings, Inc., a California corporation on that date. As a result of the acquisition of AvTel Holdings, AvTel implemented a complete change in its board of directors and executive management, began to pursue several acquisitions and strategic alliances and started development of a sales and operational strategy to position AvTel as a telecommunications carrier providing a comprehensive array of broadband voice and data network services.

         The acquisition of AvTel Holdings was effected pursuant to the merger of a wholly-owned subsidiary of AvTel with and into AvTel Holdings, as a result of which AvTel acquired 100% of the issued and outstanding capital stock of AvTel Holdings in exchange for 1,063,127 shares of AvTel common stock, representing approximately 61% of the issued and outstanding AvTel common stock after giving effect to the merger, and 250,000 shares of newly authorized shares of AvTel's series A convertible preferred stock. For accounting purposes, the acquisition was treated as a reverse acquisition with AvTel Holdings as the acquirer.

         In November, 1996, AvTel acquired Silicon Beach Communications, Inc., an Internet service provider and provider of software development services. In February, 1997, AvTel acquired all of the issued and outstanding capital stock of WestNet Communications, Inc., a Ventura, California Internet service provider. Following completion of this acquisition, AvTel began to integrate the customer bases, network facilities and other operations of Silicon Beach Communications and WestNet Communications in order to achieve desired efficiencies and economies of scale.

         On December 1, 1997, AvTel acquired Matrix Telecom, a privately-held Texas corporation by means of a share for share exchange. Matrix Telecom is a provider of long distance telephone services. See "Background--Acquisition of Matrix Telecom" below.

         On September 25, 1998, AvTel acquired all of the issued and outstanding capital stock of Digital Media, a privately-held corporation based in Santa Barbara, California, which develops software for educational, entertainment and other applications.

         In November, 1998, AvTel acquired all of the issued and outstanding capital stock of Remote Lojix, a privately-held corporation based in New York, which is a provider of system integration and local area network services to corporate customers in the eastern United States.

ACQUISITION OF MATRIX TELECOM

         AvTel and Matrix Telecom entered into a stock exchange agreement dated April 29, 1997, and subsequently amended, pursuant to which the persons or entities who owned the issued and outstanding common stock of Matrix Telecom would transfer to AvTel all of their Matrix Telecom stock and, in exchange, AvTel would issue to the Matrix Telecom stockholders shares of AvTel common stock. The share exchange was completed pursuant to the terms of the stock exchange agreement on December 1, 1997. For accounting purposes, the acquisition was treated as a reverse acquisition with Matrix Telecom as the acquirer.


         In connection with the completion of the share exchange, the Matrix Telecom stockholders and AvTel entered into a registration rights and lockup agreement dated December 1, 1997. Pursuant to the registration rights and lockup agreement, certain persons and entities who held an aggregate of 85.2% of the outstanding Matrix Telecom common stock agreed, for a two-year period commencing on the closing of the share exchange, not to offer, pledge, sell, or otherwise dispose of any shares of the Company issued to them pursuant to the terms of the stock exchange agreement. As of June 30, 1999, this "lockup" provision relates to a total of 6,457,123 shares of AvTel stock held by the following shareholders: Thomas H. Patrick, as voting trustee for shares held by Ronald L. Jensen, Gladys Jensen, James J. Jensen, Jami J. Jensen, Janet Jensen Kreiger and Julie J. Jensen (4,526,583 shares), Jeffrey J. Jensen (851,738 shares), The RJ & GJ Foundation (329,692 shares), The Janet Foundation (24,124 shares), The OUI Foundation (75,862 shares), The Chasdrew Foundation (24,124 shares), John E. Allen (125,000 shares), Anthony E. Papa (250,000 shares) and James P. Pisani (250,000 shares)(together, the "Lockup Stockholders").


         The registration rights and lockup agreement requires that AvTel use its best efforts to file a shelf registration statement providing for the sale by the Lockup Stockholders of all securities issued to them in connection with the stock exchange agreement, subject to the two-year holding restriction imposed on the Lockup Stockholders described above. Under the registration rights and lockup agreement, AvTel is obliged to use its reasonable efforts to keep the shelf registration statement effective on a continuous basis until either (1) all of the shares of common stock are sold or (2) all of the shares of common stock could be sold in a single transaction pursuant to Rule 144 of the Securities Act of 1933. The Lockup Stockholders may also require AvTel to undertake up to two additional demand registrations of their securities if the shelf registration is not in place. All costs and expenses of both shelf and demand registrations (excluding any underwriting discounts and fees of counsel to the Lockup Stockholders) will be borne by AvTel.

BUSINESS OF AVTEL

         AvTel is a provider of broadband network services integrating voice, data and Internet solutions. AvTel sells and markets a broad range of telecommunications and advanced network services through independent value added resellers and internal direct sales professionals. AvTel targets mid-size corporations and resellers and distributors of communications services through two primary business units: the Business Markets Group and the Channel Markets Group.

BUSINESS MARKETS GROUP

         The Business Markets Group targets mid-size corporate customers for their broadband data, voice and Internet networking needs. Following this sales strategy, AvTel's objective is to become the underlying telecommunications carrier for the transport of data, voice and Internet traffic. Through a value-added sales process, AvTel designs, provisions and manages its customers' networks. AvTel will provide a host of additional value added services assisting its customers to create enhanced intranet and extranet applications. AvTel believes its strategy to focus on the corporate customer for enterprise-wide network services offers significant opportunity. The Business Markets Group cross-markets to its customer base a variety of traditional telecommunications products and services such as long distance telephone service, executive calling cards and video/audio conferencing.

         INDUSTRY. Information technology has fast become a driving force in telecommunications. AvTel's Business Markets Group strategy is driven by corporate end users' needs for network connectivity as a result of new software applications and technology advancements developed in the information technology arena. This has become a critical element in the ability of businesses, professional and other organizations to improve productivity and lower costs. This can be accomplished through the use of a variety of telecommunications services, including branch office, remote office and telecommuter networking ("intranets") as well as providing network access to customers, vendors, suppliers ("extranets") and the Internet. While management expects these factors to continue to increase market demand for these services, there are no assurances regarding the size of such demand or that AvTel will be selected to provide its services in response to such demand.

         INTERNETWORKING. At an increasing rate, business, professional and other organizations are seeking to inter-network their local area networks and wide area networks to share information and computing resources for applications such as e-mail, transaction processing, the sharing of databases, multi-site engineering and product development and electronic image transfer. The communications traffic of many organizations has grown steadily during the past two decades leading to enterprise-wide networks facilitating rapid and efficient data communications between work groups, departments and branch locations. Additionally, a shift to enterprise-wide remote access has occurred due to increased business mobility, increased telecommuting, reduced cost of wide area network services and widespread adoption of remote access standards. Internet and remote access devices extend the organization network beyond the branch office, bringing remote users closer to the enterprise and permitting connection to the corporate local area network so users can work anywhere, any time. Users can access e-mail, databases and servers as if they were in the corporate office. The recent availability of reliable Internet protocol voice technology within an enterprise-wide data network has created additional cost-saving incentives for businesses to implement advanced network solutions.

         AvTel believes that, as a result of these shifts, internetworking, the method used for interconnecting networks, will continue to grow. This is reflected in the growth in sales and distribution of routers, remote access servers, intranet software and other various components that enable internetworking. As the computing paradigm continues to migrate to network-centric architectures, enterprise-wide networks allow those technologies to be implemented. AvTel's strategy recognizes the opportunity to bridge the gap between telecom and computer providers and simplify networking complexities by becoming a single source for enterprise-wide services and support.

         CONNECTIVITY AND BANDWIDTH. AvTel believes that communications requirements such as bandwidth availability and network design are replacing computer requirements such as processor speed, memory or operating systems as the delimiting factors for business applications. Video conferencing, remote patient diagnostics with medical imaging and telecommuting are all business applications in which the success of the deployment is defined by the available bandwidth. The ultimate realization of this trend is the Web and applications developed with Internet-specific tools. Web-based applications are computer platform and operating system independent but depend entirely upon connectivity and bandwidth for successful deployment and execution.

         As a result, connectivity is becoming one of the most important factors in enhancing business productivity and customer service. Large corporations have historically created private wide area networks through leased dedicated data lines. However, dedicated point-to-point facilities have several deficiencies: leased lines are very expensive; remote offices and telecommuters are omitted; and leased lines are not suited for unscheduled and asynchronous communications. Accordingly, small and medium size companies that have sought the benefits of internetworking have been required to use modems and dial-up telephone lines which are generally too slow to handle today's applications.

         Growing demands for high speed capabilities have given way to the emergence of new carrier-based data communication services to overcome the deficiencies of both dedicated leased and dial-up lines. Wide area network solutions vary substantially depending on an organization's size and communications needs. Traditionally, wideband digital transmission circuits (such as T1 and DS-1) were leased from public carriers to provide voice, fax and data communications links between larger offices and low speed leased lines (such as DS-O) for branch office connectivity. For some applications, however, this has proven expensive and inefficient because the entire bandwidth capacity is dedicated 24 hours per day, whether or not it is used.

         Packet-based services were developed to address the issue of allocation and utilization. Today, "fast packet" networking technologies such as Frame Relay and Asynchronous Transfer Mode have emerged as an integrated, cost-effective, flexible wide area network solution. These networks allow for "bandwidth on demand" between any two endpoints on a wide area network.

         STRATEGY. The implementation of AvTel's Business Markets Group strategy involves the marketing of products and services integrated into enterprise-wide network solutions for business customers. These enterprise-wide solutions include network design, system integration and service, wide area network connectivity, voice connectivity, Internet access and World-Wide Web ("Web") development. The Business Market Group's sales and marketing activities result in monthly, recurring revenues from networking customers under multi-year term agreements. The group's primary sales strategy includes in-house direct sales professionals and an agent program through which the Business Markets Group distributes its services through value added resellers of information technology products. The Business Markets Group leverages the existing customer relationships of these value added resellers gaining more immediate access to a wider group of prospective customers and greater credibility in the sales process. Additionally, this value added reseller channel becomes the service organization for AvTel's business customers requiring on-site repair and maintenance visits.

CHANNEL MARKETS GROUP

         The Channel Markets Group markets domestic and international long distance telephone services, Internet access and related services through distribution companies, agents, resellers and affinity groups ("Channel Partners") that maintain access to large groups of individuals and small businesses through affinity relationships and niche marketing strategies. Channel Partners include non-profit organizations and for-profit distribution groups. AvTel's Channel Partners generally require business-to-business account management, have a large and somewhat captive audience of members/customers and distribute information and services. Historically, telecommunications companies have leveraged third party organizations to sell long distance telephone service to their member/customers sharing a percentage of the revenues generated by the group. Substantially all of the revenues for the Channel Markets Group is generated by outside sales agents.

         AvTel has recognized that the Internet explosion has created an "business Imperative" among these organizations that is generating new sales opportunities for AvTel. AvTel assists these organizations in designing and launching their Web presence and seeks to sell Internet access and additional telecom services to the organization's member/customer base. In turn, the Channel Partner participates in the revenue generated by their members' use of AvTel's services. AvTel believes that it is one of a few companies offering Channel Partners a turnkey-solution with private labeling and total technical, billing and customer service support.

         The Channel Markets Group provides Internet access, long distance telephone and other services to customers in 49 states. AvTel is fully certified or registered in all states where required and operates under Section 214 authority from the Federal Communications Commission. AvTel, through a wholly owned subsidiary has a national-deployed Carrier Identification Code.
The Carrier Identification Code provides AvTel greater network flexibility and permits AvTel to market to subscribers of other carriers by having the customer dial the Carrier Identification Code directly, a process, which is known in the industry as "casual calling." AvTel maintains its own convergent billing platform, rating system and monitoring center.

         AvTel and various subsidiary companies market Channel Markets Group's services under a variety of brands, which include AvTel-TM-, Matrix Telecom-TM-, MatrixInet-TM-, Silicon Beach-TM-, WestNet Communications-TM-, Remote Lojix-TM-, Addictive Media-TM- and Digital Meteor-TM- Channel Partners, at their expense, use a variety of marketing strategies which include direct mail, outbound telemarketing and direct sales. In November, 1998, AvTel introduced its nationwide Internet access program for dial-up connectivity. This program is provided by AvTel to the public under the MatrixInet-TM- brand, and is also available under a private label arrangement for certain Channel Partners.

         Channel Partners generally market to niche consumer segments such as non-profit affinity membership groups, ethnic affinity groups and home based business professionals. These independent distributor groups are provided with a variety of value-added support services which include: an in-house multi-lingual Customer Service department open 24 hours a day, 7 days a week; direct electronic provisioning to local exchange carriers; and custom billing and management reports available in paper format or on line through AvTel's eBill and NetAgent platforms. AvTel believes that its agreements with Channel Partners provides highly-leveraged access to large, loyal groups of individuals. AvTel also believes that accessing these individuals through its Channel Partners enables lower marketing expenditures, lower customer churn and a greater customer motivation to purchase additional services.

OPERATIONS AND SUPPORT

         CUSTOMER SERVICE CENTER. AvTel's inbound customer service center is designed to provide AvTel's customers with a high-level of service and support. Customer service representatives are available 24 hours a day, 7 days a week in order to answer inquiries generated by AvTel's marketing campaigns, as well as to support existing customers. Customer service representatives are trained to answer a broad range of inquiries from prospective customers relating to service, pricing, and optional features. In addition to competitive rates and a wide variety of products, AvTel is able to offer business customers a highly specialized direct bill summary package that includes call summaries by account code, department, employee, project, client, area code, country code, and time-of-day. Customer call management reports are available in a variety of media formats including electronic support via the Internet.

         AvTel's call center and technical support center are equipped with state-of-the-art computer and telecommunications technology. Incoming calls are managed with the help of an automatic call distributor and an automated attendant. This system allows for management of call queue time, the formation of distinct work groups for different projects, and on-line monitoring of customer service calls for quality assurance purposes. Bilingual customer service representatives are available during day and evening shifts.

         BILLING AND INFORMATION SYSTEMS. AvTel has dedicated substantial resources to its management information systems. AvTel's information systems enable AvTel to

         - monitor and respond to the evolving needs of its customers by developing new and customized services;

         - provide sophisticated billing information that can be tailored to meet the requirements of its customer base;

         -     provide high quality customer service;

         -     detect and minimize fraud;

         -     verify payables to suppliers; and

         -     integrate additions to its customer base.

In addition, AvTel has complete facilities for rating, formatting and distributing direct bills to its larger commercial subscribers. Small business customers and individuals may receive either a direct or a local exchange carrier bill, depending upon the services provided to the customer. AvTel provides secure remote electronic access to certain activation, provision and billing information to its customers through the Internet.

         AvTel has invested in call rating, billing, and customer service infrastructure. In addition, AvTel holds billing and collection agreements with local exchange carriers, including all of the regional bell operating companies, and independent local exchange companies. These billing agreements permit AvTel to include its billing on the customer's local telephone bill. AvTel's billing information systems and services also allows it to provide direct bills to customers in a paper format and electronically through the Internet.

         STRATEGIC ALLIANCES AND CARRIER AGREEMENTS. AvTel has executed strategic agreements with Sprint for its underlying voice carrier services, Qwest and IXC for data carrier services and

GST, GTE and PSINet for Internet access services. As noted above, AvTel holds billing and collection agreements with all of the regional bell operating companies and independent local exchange companies. AvTel developed with Prosoft I-Net Solutions a specialized training program designed to educate value-added resellers of AvTel's services on the integration of data, voice and video products.

         ACE CERTIFIED ENGINEER TRAINING PROGRAM. On March 16, 1998 AvTel announced the availability of its ACE Certified Engineering training program. The ACE program has been designed specifically for value added resellers in the telecommunications industry. The ACE program provides a complete curriculum over a broad range of courses. The program includes four tracks:

         - a general overview of the telecommunications industry and technologies;

         -     voice equipment and network design;

         -     data communications and network design; and

         - the integration of voice, video and data, traffic design and network engineering.

Each track is a technical course focusing on how to use, engineer and integrate proven and leading-edge voice, video and data networking technologies. The complete program includes on-line and classroom training and course work requiring 128 hours of in-depth course work and labs.

REGULATION

         The services which AvTel provides, either directly or through its subsidiaries, are subject to varying degrees of federal, state and local regulation. The Federal Communications Commission exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent that they involve the provision, origination or termination of jurisdictionally interstate or international communications. The state public service commissions retain jurisdiction over jurisdictionally intrastate communications. The Federal Communications Commission and relevant public service commissions have the authority to regulate interstate and intrastate rates, respectively, ownership of transmission facilities and the terms and conditions under which AvTel's services are provided.

         In general, neither the Federal Communications Commission nor the relevant state public service commissions exercise direct oversight over cost justification for AvTel's services or AvTel's profit levels, but either or both may do so in the future. However, AvTel is required by federal and state law and regulations to file tariffs listing the rates, terms and conditions of services provided. AvTel generally is also required to obtain certification from the relevant state public service commission prior to the initiation of certain intrastate service, and is required to maintain a certificate issued by the Federal Communications Commission in connection with the provision of certain international services. Any failure to maintain proper federal and state tariffs or certification or any difficulties or delays in obtaining required authorization could have a material adverse effect on AvTel.

COMPETITION

         The telecommunications industry is highly competitive and affected by rapid regulatory and technological change. AvTel believes that the principal competitive factors in its business include pricing, customer service, network quality, service offerings and the flexibility to adapt to changing market conditions. AvTel's future success will depend in part upon its ability to compete with AT&T, MCI Worldcom, Sprint and other carriers (including the regional bell operating companies when approved to enter the long distance market) and other long distance providers, and America Online and other national and local Internet service providers, many of which have considerably greater financial and other resources than AvTel.

INTELLECTUAL PROPERTY


         AvTel has registered several trademarks for use in its marketing materials. The Matrix Telecom name and logo, used by AvTel to market Internet access, long distance service, and calling card services is a registered trademark. AvTel also uses several unregistered trademarks as part of its Business Markets Group and Channel Markets Group businesses, including AvTel-TM-, MatrixInet-TM-, Silicon Beach-TM-, Addictive Media-TM- and Digital Meteor-TM-, which it may seek to register. While AvTel believes these trademarks are important to its business, AvTel does not believe that failure to register these trademarks poses any material risk of infringement on its rights to use such trademarks.


EMPLOYEES


         As of June 30, 1999, AvTel, including its subsidiaries, had 238 full-time employees. None of the employees of AvTel are represented by a union. AvTel supplements its work force from time to time with contractors, administrative personnel through employment agencies, and part time employees. AvTel believes that it has good relations with its employees.


FACILITIES

         AvTel does not own any real property. The table below sets forth certain information with respect to the material properties leased by AvTel, including the AvTel's executive offices in Santa Barbara, California. All of such properties consist of office space. AvTel and its subsidiaries also operate points-of-presence for the purpose of creating local access points to its network backbone.

                                                                                           CURRENT MONTHLY
         LOCATION                            SQUARE FEET            EXPIRATION DATE(2)            RENT(1)
------------------------------              -------------          -------------------    -----------------
501 Bath Street                                 6,798                March 2003                $11,863
Santa Barbara, CA

8721 Airport Freeway                            24,500                June 2000                $23,050
Fort Worth, TX

104 West Anapamu                                3,441               November 2001               $4,800
Suites C&D
Santa Barbara, CA

70 West 36th St., Suite 605                     2,500               December 2002               $4,800
New York, NY

38 East 32nd St., 8th Floor                     4,400               February 2004               $4,416
New York, NY

1600 Parkwood Circle                            2,190               December 2001               $3,750
Suite 603
Atlanta, GA

2333 Mill Creek Drive                           1,446               February 2001
Suite 120                                                                                       $3,370
Laguna Hills, CA


---------------------

(1)      All amounts shown are on a "triple net" basis.
(2)      Subject to certain renewal options held by AvTel.

         In addition, AvTel has leases at six other facilities throughout the United States. These facilities are used primarily for sales offices. The rent on these facilities is less than $3,000 per month per facility.

LEGAL PROCEEDINGS

         AvTel is a defendant in a class action under the federal securities laws (In re AvTel Securities Litigation, Case No. 98-9236) currently pending in the United States District Court for the Central District of California.

         This litigation is the consolidation of five separate class action suits that were filed against AvTel and certain of its officers, alleging securities fraud. The plaintiffs are purported investors who purchased shares of AvTel common stock on November 12, 1998. On that day, the trading price for the common stock on The Nasdaq SmallCap Market rose from $2.125 to $31 per share, with more than 3 million shares trading. The plaintiffs allege that a press release issued by AvTel on November 12, 1998, announcing the launch of its subsidiaries' DSLink Service for high speed Internet access, and an interview with AvTel Chief Executive Officer Anthony
E. Papa concerning that service, as reported by Bloomberg News, were misleading and defrauded the market for AvTel's publicly-traded securities.


         This matter is still in the early stages of litigation. The plaintiffs filed a consolidated and amended complaint on March 15, 1999. A decision on the motion to dismiss is currently pending. The plaintiffs have yet to state the amount of damages they seek.


         AvTel contends that its statements were not misleading, and intends to defend vigorously this securities litigation. However, it is not possible to predict at this time the likely outcome of this action or the costs AvTel will incur in defending the action.

         On May 28, 1999, Matrix Telecom was served with a complaint filed in the District Court of Dallas County, Texas, by E. Craig Sanders. Mr. Sanders was an executive of Matrix Telecom from late 1994 until he was terminated by Matrix Telecom in May 1995. In addition to Matrix Telecom, the defendants in the action are Ronald L. Jensen, United Group Association, Inc. (an entity affiliated with Mr. Jensen) and AvTel. The complaint alleges that Mr. Jensen wrongfully foreclosed on Matrix Telecom stock owned by Mr. Sanders after Mr. Sanders failed to repay a debt to Mr. Jensen. Matrix Telecom then repurchased the stock from Mr. Jensen pursuant to an existing buy/sell agreement with Mr. Sanders. In addition to his claims against Mr. Jensen, Mr. Sanders is apparently seeking 171,548 shares of AvTel's common stock, or its monetary equivalent, from AvTel.

         While AvTel and Matrix Telecom are still reviewing the matter, both intend to defend this complaint vigorously.

         AvTel is not aware of any proceedings against it contemplated by any governmental authority.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The directors and executive officers of AvTel are as follows:



                  NAME                      AGE                    POSITION WITH AVTEL
Anthony E. Papa.......................       36                Chairman of the Board and
                                                               Chief Executive Officer

James P. Pisani.......................       35                President, Chief Operating
                                                               Officer, Secretary and Director

Michael J. Ussery.....................       40                Chief Financial Officer

M. Scott Hall.........................       40                Senior Vice President of
                                                               Channel Markets Group

Frank A. Leone........................       52                President of Business Markets
                                                               Group

Joe Renteria, Jr......................       52                Vice President, Information
                                                               Systems

John E. Allen.........................       63                Director

Jeffrey J. Jensen.....................       40                Director

Anthony D. Martin.....................       49                Director


         ANTHONY E. PAPA, age 36, has been the Chairman of the Board and Chief Executive Officer of AvTel since October 1996. Mr. Papa was also President of AvTel from October 1996 until February 1998. Prior to October 1996, Mr. Papa had served as President of ICS Communications, Inc., Richardson, Texas, a national provider of cable television, wireless paging, local and long-distance telephone services from December 1992. Before joining ICS Communications, Mr. Papa served as general manager for Spectradyne, Inc., the largest provider of pay-per-view entertainment and interactive services to the hospitality industry. Mr. Papa is a director of International School of Information Management, Inc., an accredited university and an electronic publisher and provider of electronic services, and a director of ABC-Clio, Inc., an international publisher of historical reference materials for institutions of higher education. Mr. Papa received a B.S. in Management from Iona College, in New Rochelle, New York.


         JAMES P. PISANI, age 35, has been the President of AvTel since February 1998, and has served as Chief Operating Officer and Secretary of AvTel since October 1996. Mr. Pisani has also served as Chief Accounting Officer of AvTel since October 1998. From October 1996 to May 1999, Mr. Pisani was the Chief Financial Offer of AvTel. From October 1996 to February 1998, Mr. Pisani was the Executive Vice President of AvTel. Prior to October 1996, he served as Vice

President of Sales and National Accounts for ICS Communications. While at ICS, Mr. Pisani was responsible for that firm's business-to-business and consumer sales activities. Prior to joining ICS Communications, from June 1989 to June 1994, Mr. Pisani served as Vice President of a national mortgage banking firm serving, primarily, institutional accounts. Mr. Pisani graduated from Princeton University in 1986, with a degree in Economics.


         MICHAEL J. USSERY, age 40, has been Chief Financial Officer of AvTel since May 3, 1999. From July 1998 until May 1999, he served as a lecturer and consultant to several accounting firms and corporations on issues of Securities and Exchange Commission compliance and accounting interpretations. Mr. Ussery served as Controller of Triton Energy in Dallas, Texas from October 1993 to July 1998. Prior to that, Mr. Ussery was a senior audit manager for PricewaterhouseCoopers LLP. Mr. Ussery graduated from Stephen F. Austin State University in 1981, with a B.B.A. in Accounting and Finance.

         M. SCOTT HALL, age 40, was appointed Senior Vice President of AvTel's Channel Markets Group in October 1998. From November 1994 to September 1998, Mr. Hall was Vice President of One Call Communications, Inc., a long-distance and Internet service provider. Prior to that time, Mr. Hall was Manager, Business Development for Transnational Communications. Mr. Hall graduated from the University of Hawaii in 1982, with a B.A. in Sociology.

         FRANK A. LEONE, age 52, was appointed President of AvTel's Business Markets Group in November 1998. From November 1996 to July 1998, Mr. Leone was Executive Vice President of Sales for First Image Management Company, a division of First Data Corporation. From November 1994 to November 1996, Mr. Leone was President of FAL Consultants, in which capacity he provided strategy and marketing consulting to corporations. Prior to that time, Mr. Leone held an executive management position with Recycled Paper Greetings, the fourth largest greeting card manufacturer in the United States, and executive management positions with Baxter Healthcare Corporation and Xerox Corporation. Mr. Leone graduated from Gannon University, Erie, Pennsylvania, with a B.S. in Business Administration.

         JOE RENTERIA, JR., age 52, was appointed Vice President, Information Systems of AvTel in February 1999. Prior to that time, he had been employed for more than five years by Matrix Telecom. During his tenure with Matrix Telecom, Mr. Renteria has served as Manager of Data Processing, Director of Information Services and was promoted to Vice President of Information Services in May of 1997. Prior to joining Matrix Telecom, Mr. Renteria held various information technology management positions, primarily in the manufacturing sector.


         JOHN E. ALLEN, age 63, has been a director of AvTel since December 1997. He is Vice Chairman of the Boards of Amli Residential Properties Trust and Amli Commercial Properties Trust, and President of Amli Realty Co., a commercial real estate firm, which he co-founded in

1980. Prior to co-founding Amli Realty Co., he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. Mr. Allen is also a member of the Board of Directors of Excell Global Services, an owner and operator of telephone call centers. Mr. Allen received a B.S. in Business from Indiana University and a J.D. from Indiana University School of Law.


         JEFFREY J. JENSEN, age 40, has been a director of AvTel since January 1998. He has been the President of Specialized Association Services, Ltd., which provides marketing and administrative services to trade associations, for more than five years. Between 1996 and July 1998, Specialized Association Services was known as CORE Marketing, Inc. and provided direct mail and telemarketing facilities in addition to its other activities. Mr. Jensen has also been the Vice President of United Group Service Centers, Inc., an employee leasing company, for more than five years. In addition, from 1992 to 1995, Mr. Jensen was a founding partner of Association Dental Plan, which provided discounted dental services to 40,000 members. Mr. Jensen holds equity interests in several Internet and technology companies. Mr. Jensen received B.A. degrees in Economics and Philosophy from Cornell College, in Mount Vernon, Iowa and holds an M.S. in Information Systems from the University of Texas at Arlington.

         ANTHONY D. MARTIN, age 49, has been a director of AvTel since April 1999. Mr. Martin is Managing Director of CrossHill Financial Group Inc., a position he has held since March 1998. From January 1997 through July 1997, he served as President and CEO of Nexus Communications, Inc., a start-up company providing information services. From January 1994 to December 1996, he served as Vice President, Business Development of MCI Metro, MCI Telecommunications, Inc.'s local service initiative. Prior to that, he held several senior management positions at MCI, including Vice President, Access Services Project Management; Vice President, Systems Engineering and Support Operations; Vice President, Carrier Marketing and Alliances; Vice President, Finance Administration; and Vice President, Technical Planning. He received a B.S. from the United States Naval Academy and an M.B.A. from the University of Detroit.

         There are no family relationships between any directors or executive officers of AvTel. The directors are elected annually to serve a one-year term and until his or her respective successor is elected and qualified.

DIRECTOR COMPENSATION

         During 1998, directors did not receive compensation for their membership on the board of directors, although AvTel did reimburse their reasonable expenses in connection with attendance at board and committee meetings. AvTel has established a policy to pay non-employee directors a fee of $1,000, in addition to reimbursement of expenses, for each board or committee meeting they attend in excess of four meetings a year. Directors (including non-employee directors) are also eligible to receive grants of stock options and restricted stock under AvTel's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan.

         During 1998, Director John E. Allen received a grant of 60,000 shares of restricted stock under AvTel's 1997 Stock Incentive Plan. These shares are subject to restrictions on transfer. These restrictions will lapse as to 30,000 of such shares on February 24, 2001, and as to the remaining 30,000 shares on February 24, 2002. The lapse of these restrictions will be accelerated upon Mr. Allen's retirement from the board of directors and upon certain other events set forth in the 1997 Stock Incentive Plan.

         In April 1999, Directors John E. Allen, Jeffrey J. Jensen and Anthony
D. Martin received grants of 25,000 options each under AvTel's 1998 Stock Incentive Plan. One-half of such options will become exercisable in April 2000, and the remainder will become exercisable in April 2001. Unless exercised, the options will expire in April 2004. The exercise price for Mr. Allen's and Mr. Jensen's options is $4.88 per share. The exercise price for Mr. Martin's options is $4.6875 per share.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid to AvTel's Chief Executive Officer, each other executive officer of AvTel whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998, and two individuals that ceased to be executive officers during such fiscal year (the "Named Officers"). Titles shown are those held by the Named Officers at December 31, 1998, or at the date they ceased to be executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                  ANNUAL COMPENSATION                                AWARDS
                               -------------------------------------------------------     -----------------------

     NAME AND
     PRINCIPAL               FISCAL                                   OTHER ANNUAL         SECURITIES UNDERLYING
     POSITION                 YEAR        SALARY        BONUS       COMPENSATION ($)             OPTIONS (#)
--------------------         ------      --------      -------     ------------------     ------------------------
Anthony E. Papa (1)           1998       $198,000      $50,000             --                        --
Chairman and Chief            1997        158,459           --             --                      31,250
Executive Officer             1996         46,875           --             --                        --

James P. Pisani (1)           1998        180,000       50,000             --                        --
President, Chief              1997        152,500           --             --                      31,250
Operating Officer,            1996         46,875           --             --                        --
Chief Financial
Officer and Secretary
D. Stephen DeWindt            1998        150,000       40,000          2,908(3)                    6,250
(2)                           1997        127,083       15,556             --                      56,250
   President -
Business
Network Services
Division
Frank Dziuba (4)              1998        100,000           --             --                      15,000
Senior                        1997         85,833       39,300             --                      31,250
Vice-President                1996          7,500           --             --                      12,474
Software
Development
------------------

(1)      Employed as of July 31, 1996.

(2) Employed as of January 27, 1997. Mr. DeWindt ceased to be employed with AvTel as of October 30, 1998.

(3)      Reflects sales commissions.

(4) Employed as of November 20, 1996. Mr. Dziuba ceased to be an executive officer of AvTel as of December 14, 1998. He continues as Senior Vice President of AvTel's Addictive Media Group.

         Frank A. Leone was appointed President of AvTel's Business Markets Group in November 1998. Administration. His annual base salary is $165,000. Mr. Leone also received options to purchase 150,000 shares of common stock, including 50,000 with an exercise price per share of $2.75 and 100,000 with an exercise price per share of $4.00. None of these options are vested or will vest within 60 days. These options vest over four years and expire in 2008.

         M. Scott Hall was appointed Senior Vice President of AvTel's Channel Markets Group in October 1998. His annual base salary is $130,000. Mr. Hall also received options to purchase 150,000 shares of common stock, including 50,000 with an exercise price per share of $2.75 and 100,000 with an exercise price per share of $4.00. None of these options are vested or will vest within 60 days. These options vest over four years and expire in 2008.

         The following table summarizes all option grants to the Named Officers during the year ended December 31, 1998. No stock appreciation rights were awarded during 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)


                                           % OF TOTAL                                      POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF        OPTIONS                                        ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES       GRANTED TO                                      PRICE APPRECIATION FOR OPTION
                          UNDERLYING       EMPLOYEES                                                 TERM (1)
                            OPTIONS            IN         EXERCISE       EXPIRATION       --------------------------------
         NAME               GRANTED       FISCAL YEAR       PRICE           DATE              5%                     10%
-----------------------  ------------    -------------   ----------     ------------      ----------              --------
Anthony E.                     0               0%            --              --                --                    --
Papa

James P. Pisani                0               0%            --              --                --                    --

D. Stephen                  6,250(2)          .73%         $7.813        January 27,         $30,710               $77,824
DeWindt                                                                     2008

Frank Dziuba               15,000(3)         1.75%         $4.00          December           $37,734               $95,625
                                                                          14, 2008

---------------------------

(1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation of the price of the Common Stock over the term of the respective option. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent AvTel's estimate or projection of its future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. These numbers do not take into account provisions providing for the termination of the option following termination of employment, nontransferability or difference in vesting terms.

(2) Options vested six months after the grant date. Options terminated unexercised 90 days after the termination of Mr. DeWindt's employment with AvTel.

(3) Options vest in annual increments of 25% over the four years after the grant date.

         The following table provides information with respect to stock options exercised by the Named Officers during the year ended December 31, 1998 and the unexercised stock options held as of December 31, 1998 by the Named Officers.


              OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1998
                     AND OPTION VALUES AT DECEMBER 31, 1998


                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                                           OPTIONS AT DECEMBER 31, 1998         DECEMBER 31, 1998 (2)
                             SHARES                     --------------------------------   --------------------------------
                            ACQUIRED
                               ON         VALUE
          NAME              EXERCISE     REALIZED (1)    EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------   ------------  -------------   --------------   ---------------   -------------   ---------------
Anthony E. Papa                --             --             7,813            23,437            $3,516           $10,547

James P. Pisani                --             --             7,813            23,437            $3,516           $10,547

D. Stephen                   26,562         $93,450           --               --                --                --
DeWindt

Frank Dziuba                   --             --            20,287            38,437            $5,860           $17,578

--------------------------

(1) Calculated on the basis of the fair market value of AvTel common stock on the date of exercise, minus the exercise price of the options.

(2) Calculated on the basis of the fair market value of AvTel common stock on December 31, 1998, minus the exercise price of the options. The closing price of the Common Stock on The Nasdaq SmallCap Market on December 31, 1998 was $3.75 per share.

EMPLOYMENT AGREEMENTS

         Until December 1, 1997, AvTel had employment agreements in place with each of Messrs. Papa and Pisani. Under these employment agreements, generally, each executive was to be employed for a term commencing in August 1996 and expiring July 31, 1999, subject to certain extension rights. In connection with the acquisition of Matrix Telecom by AvTel, Messrs. Papa and Pisani agreed that, upon the closing of the acquisition, their respective employment agreements would be terminated. Accordingly, both employment agreements terminated on December 1, 1997, and Messrs. Papa and Pisani now serve on an "at-will" basis.

         In connection with its acquisition of Silicon Beach Communications on November 21, 1996, AvTel entered into an employment agreement with Mr. Dziuba pursuant to which he is employed for a three-year term ending November 21, 1999 at an initial base annual salary of $80,000, subject to increase, if any, as may be determined by the board of directors. This agreement also provides, among other things, for stock option grants and an "earn-out" bonus paid to Mr. Dziuba upon satisfaction of certain operational performance objectives. The amounts, if any, due under the special performance bonus, are subject to certain set-off rights of AvTel in the event of a breach of certain representations, warranties and agreements relating to its acquisition of Silicon Beach Communications. The agreement does not call for any payments as a result of any change in control of AvTel.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the compensation committee consisted of Mr. Allen, Mr. Jensen and, until his resignation from the board of directors on December 17, 1998, Gregory T. Mutz. Mr. Martin was appointed to the compensation committee on April 9, 1999, to fill the vacancy caused by Mr. Mutz's resignation. None of such compensation committee members was or has been an officer or employee of AvTel or any of its subsidiaries. Certain entities with which Mr. Jensen was affiliated received payments from AvTel during 1998. See "Certain Relationships and Related Transactions."

         No executive officer of AvTel served at any time during the year ended December 31, 1998 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of AvTel's board or compensation committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DEALINGS WITH UICI ORGANIZATIONS IN CONNECTION WITH MARKETING SERVICES. Jeffrey J. Jensen, an AvTel director, his father, Ronald L. Jensen, and his adult siblings, own approximately 35% of UICI, a publicly-traded insurance and financial services company. Until December 31, 1998, John E. Allen, an AvTel director, was also a director of UICI. Among their other activities, UICI's marketing organizations sell AvTel's long distance and Internet products to their customers. Matrix Telecom paid sales commissions and related payments to UICI, together with certain other affiliated entities, of $140,187 in 1998. AvTel believes that it receives the foregoing services on terms no less favorable to AvTel than could be obtained from unrelated third parties.

         LONG DISTANCE SERVICES. Matrix Telecom also provides long distance telephone service to certain affiliates of Mr. Jensen, his father and his adult siblings, including UICI. AvTel received $2.4 million in 1998 from UICI and its affiliates for such services. AvTel believes that it provides the foregoing services on terms no less favorable to AvTel than could be obtained from unrelated third parties.

         EMPLOYEE LEASING. Until December 31, 1998, Matrix Telecom leased a substantial portion of its employees from United Group Service Center. Jeffrey J. Jensen was the Vice President of United Group Service Center, an entity affiliated with Jeffrey J. Jensen, his immediate family and UICI. Matrix Telecom paid United Group Service Center $5,581,428 for such employees' services in 1998. Matrix Telecom terminated this employee leasing arrangement effective December 31, 1998. AvTel believes that it received the foregoing services on terms no less favorable to AvTel than could be obtained from unrelated third parties

         LOAN TO AFFILIATE. During 1997, Matrix Telecom made an interest-free loan to CORE Marketing, Inc. in the total amount of $2,000,000 as an advance against commissions to be incurred by Matrix Telecom for marketing services supplied by CORE Marketing. Jeffrey J. Jensen was the President of CORE Marketing, and he and his adult siblings owned a controlling interest in CORE Marketing. The loan was repaid in full during 1998.

         POLICY ON RELATED PARTY TRANSACTIONS. In connection with its listing on The Nasdaq SmallCap Market, AvTel has undertaken to conduct an appropriate review of all related party transactions on an ongoing basis and to use the audit committee of the board of directors to review potential conflict of interest situations where appropriate.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information as of July 8, 1999, with respect to the beneficial ownership of AvTel common stock by each person known by AvTel to be the beneficial owner of more than 5% of its outstanding common stock, by each director, by each of AvTel's executive officers whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998, and by all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The number of shares set forth below includes those shares of common stock issuable pursuant to options which are exercisable or shares which are convertible within 60 days of July 8, 1999.



         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of AvTel common stock subject to options held by that person that are exercisable within sixty (60) days following July 8, 1999 are deemed outstanding. However, such shares of common stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 10,570,046 shares of the common stock outstanding.



         Effective as of May 18, 1999, certain shareholders of AvTel entered into a voting trust agreement with Thomas H. Patrick, an unrelated party, as the voting trustee. Pursuant to the voting trust agreement, James J. Jensen, Jami J. Jensen, Janet J. Jensen, Julie J. Jensen, Gladys J. Jensen and Ronald
L. Jensen conveyed legal title of a total of 4,526,583 shares of AvTel common stock to a voting trust, with each depositing shareholder retaining his or her beneficial ownership of the deposited shares. Under the terms of the voting trust agreement, the voting trustee will exercise sole voting authority for the deposited shares. The voting trust agreement has an initial terms of five years, which may be terminated earlier by unanimous agreement of the depositing shareholders and may be extended for successive three year terms by the depositing shareholders who elect to do so. After December 1, 1999, any depositing shareholder may direct the voting trustee to sell shares they deposited and distribute the proceeds to them in partial or complete redemption of their voting trust certificates.


                                                      AMOUNT BENEFICIALLY
              NAME AND ADDRESS                               OWNED                          PERCENT OF CLASS
---------------------------------------------         -------------------                   ----------------

Janet J. Jensen (1)(2).......................                961,939                              9.1%
9003 Airport Freeway
Fort Worth, TX 76180

Jeffrey J. Jensen (1) .......................                851,738                              8.1%
2121 Precinct Line Road
Hurst, TX 76054

James J. Jensen (1)(2).......................                800,000                              7.6%
6304 Alexandria Circle
Atlanta, GA 30326

Jami J. Jensen (1)(2)........................                851,738                              8.1%
1933 Swede Gulch
Golden, CO 80120

Julie J. Jensen (1)(2).......................                851,738                              8.1%
Box 540, Kenwood Station
5257 River Road
Bethesda, MD 20816

Anthony E. Papa (3)..........................                778,588                              7.4%

James P. Pisani (3)..........................                772,188                              7.3%

Gladys J. Jensen (1)(2)......................                731,847                              6.9%
c/o United Group Association, Inc.
4001 McEwen Drive, Suite 200
Dallas, TX 75244

John E. Allen (4)............................                185,000                              1.8%

Anthony D. Martin............................                   --                                  *

D. Stephen DeWindt...........................                   --                                  *

Frank Dziuba.................................                 44,599                                *


                                                      AMOUNT BENEFICIALLY
         NAME AND ADDRESS                                     OWNED                  PERCENT OF CLASS
         ----------------                             -------------------            ----------------

All directors and executive officers                        2,641,122                     24.9%

as a group (8 persons) (5)...................

---------------------------

* Represents less than 1%

(1) Information is derived from a Schedule 13D filed with the Securities and Exchange Commission on December 11, 1997 and a Schedule 13D/A filed with the Securities and Exchange Commission (by Gladys J. Jensen only) on July 10, 1998 (the "Schedule 13D's"). Pursuant to the terms of the registration rights and lockup agreement dated December 1, 1997, these shares may not be sold until December 1, 1999. The Schedule 13D's note that, because each of these stockholders agreed to the restrictions contained in the registration rights and lockup agreement, such persons may be considered to be a "group" within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended. However, the Schedule 13D's state that each of such persons disclaims beneficial ownership of the shares held by any other person.


(2) Shares are held by Thomas H. Patrick, as voting trustee under a voting trust agreement dated May 18, 1999.


(3) As to each of Mr. Papa and Mr. Pisani, includes 15,625 shares of common stock that may be acquired under options that were exercisable within 60 days of April 30, 1999. Pursuant to the terms of the registration rights and lockup agreement, 250,000 of the shares of common stock held by each of Mr. Papa and Mr. Pisani may not be sold until December 1, 1999. The address of these stockholders is c/o AvTel Communications, Inc., 501 Bath Street, Santa Barbara, CA 93101.


(4) Includes 60,000 shares of restricted stock awarded to Mr. Allen under AvTel's 1997 Stock Incentive Plan. See "Management--Director Compensation" above. Pursuant to the terms of the registration rights and lockup agreement, 125,000 of the shares of common stock held by Mr. Allen may not be sold until December 1, 1999.


(5) Includes 31,250 shares of common stock that may be acquired under options that were exercisable within 60 days of April 30, 1999. Only includes shares for the current directors and executive officers of AvTel. It does not include the shares beneficially owned by Frank Dziuba.

                          DESCRIPTION OF CAPITAL STOCK

         The following summarizes the material provisions of AvTel's certificate of incorporation and bylaws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the certificate of incorporation and the bylaws, including the definitions therein of certain terms, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

AUTHORIZED STOCK; ISSUED AND OUTSTANDING SHARES


         As of the date of this prospectus, AvTel's authorized capital stock consists of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, $0.01 per share, of which 250,000 shares have been designated series A convertible preferred stock and 1,500 shares have been designated series B convertible preferred stock, of which 520 shares have been converted into AvTel common stock. The description below is a summary of all material provisions of AvTel common stock, preferred stock and convertible preferred stock.




         As of July 8, 1999, 10,570,046 shares of common stock were issued and outstanding, excluding treasury shares, and 20,000 shares of common stock were reserved for issuance upon the exercise of outstanding warrants and approximately 2,426,287 shares were reserved for issuance pursuant to stock option plans and employee stock purchase plans. As of July 8, 1999, 147,700 shares of series A convertible preferred stock were issued and outstanding, and 1,500 shares of series B convertible preferred stock were issued and outstanding.




         As of July 8, 1999, 20,000 warrants to purchase common stock were issued and outstanding. The warrants entitle the warrant holders to purchase up to 20,000 shares of common stock at a price of $8.60 per share. The warrants may be exercised beginning September 30, 1999 and expire on March 31, 2002.


COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including elections of directors. Except as otherwise required by law or as provided in any resolutions adopted by the board of directors with respect to the preferred stock of AvTel, the holders of shares of common stock will exclusively possess all voting power. Subject to the preferential rights, if any, of holders of any then outstanding preferred stock, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of AvTel out of funds legally available therefor. The terms of the common stock do not grant to the holders thereof any preemptive, subscription, redemption, conversion or sinking fund rights.

Subject to the preferential rights of holders of any then outstanding preferred stock, the holders of common stock are entitled to share ratably in the assets of AvTel legally available for distribution to stockholders in the event of the liquidation, dissolution or winding up of AvTel.

PREFERRED STOCK

         Pursuant to the certificate of incorporation, AvTel has the authority to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, in one or more series as determined by the board of directors of the AvTel. AvTel's board of directors may, without further action by the stockholders of AvTel, issue one or more series of preferred stock and fix the rights and preferences of such shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock issued by AvTel in the future. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of AvTel.

THE SERIES A CONVERTIBLE PREFERRED STOCK

         The series A convertible preferred stock has a liquidation preference of $4.00 per share. The series A convertible preferred stock bears a cumulative dividend, payable semi-annually, equal to 8% of the liquidation preference, or $.32. AvTel cannot pay a cash dividend on its common stock while any series A convertible preferred stock is outstanding without the approval of at least 50% of the outstanding shares of the series A convertible preferred stock. The series A convertible preferred stock is redeemable in whole or in part at any time after the second anniversary of its issue date, so long as AvTel redeems at least 25% of the series A convertible preferred stock. The redemption price is the cash amount equal to the liquidation preference per share of the series A convertible preferred stock. The series A convertible preferred stock is convertible, upon the happening of certain events, into shares of AvTel common stock. The series A convertible preferred stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of AvTel common stock as determined by dividing $4.00 by the conversion price applicable to such share. The conversion price is initially set at $4.00 per share, subject to adjustments for stock splits, combinations, dividends, distributions, reclassification, reorganizations, mergers, consolidations or sales of assets. If AvTel sells its common stock, pursuant to a registered public offering, at a public offering price equal to or exceeding $10.00 per share and the proceeds to AvTel are not less than $15 million, then each share of the series A preferred stock shall automatically convert into common stock of AvTel, at a conversion price equal to the lower of (1) $4.00 per share and
(2) a price determined by multiplying .80 times the price per share of the common stock issued in the public offering.

THE SERIES B CONVERTIBLE PREFERRED STOCK


         The series B convertible preferred stock has a liquidation preference of $1,000 per share. The series B convertible preferred stock is entitled to an annual dividend of $30 per share, payable in cash or common stock, at AvTel's option. The series B convertible preferred stock has a dividend preference over the common stock. The annual dividend will increase to $60 per share if AvTel ever ceases to be listed on The Nasdaq Stock Market or any national securities exchange. The series B convertible preferred stock is convertible into common stock at the option of the holders at any time. The number of shares of common stock to be received by a holder upon conversion will equal the liquidation preference of the amount converted, divided by the conversion price. The conversion price will be the lesser of
(1) $6.875 and (2) 89% of the lowest closing bid price for the common stock on The Nasdaq SmallCap Market during the five days immediately preceding the date of conversion. The conversion price will not be less than $3.00 for 180 days after the date of issuance of the series B convertible preferred stock. Thereafter the conversion price will not be less than $2.00 as long as certain revenue and EBITDA requirements are met. The conversion price will be not less than $2.00 if AvTel reports on its Form 10-Q or Form 10-K gross revenues for the applicable quarter equal to or greater than:



         -        $10.0 million for the quarter ended June 30, 1999;



         -        $12.0 million for the quarter ended September 30, 1999; and



         -        $15.0 million for the quarter ended December 31, 1999;



and AvTel reports EBITDA for the month ending December 31, 1999 greater than or equal to zero.



         As of the date of this prospectus, holders have converted 520 shares of series B preferred stock into 155,804 shares of AvTel common stock. As a result, AvTel could issue up to 594,196 shares of common stock upon conversion if all of the outstanding series B convertible preferred stock were converted at the lowest possible conversion price, assuming such revenue and EBITDA requirements continue to be met. Unless AvTel has obtained the approval of its voting stockholders in accordance with the rules of The Nasdaq Stock Market, AvTel will not issue shares of common stock upon conversion of any shares of series B convertible preferred stock if the issuance of common stock, when added to the number of shares of common stock previously issued by AvTel upon conversion of or as dividends on shares of the series B convertible preferred stock, would exceed 19.9% of the number of shares of common stock which were issued and outstanding on the original issuance date of the series B convertible preferred stock. AvTel will pay converting holders in cash for any excess over such amount.

TRANSFER AGENT AND REGISTRAR

         U.S. Stock Transfer Corp. is the transfer agent and registrar for the common stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         AvTel is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such a stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203; (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iv) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors.

         The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of AvTel and therefore could discourage attempts to acquire AvTel.


                               SELLING STOCKHOLDER


         Cambois Finance, Inc. is a British Virgin Islands Corporation engaged in the business of investing in publicly-traded equity securities. Cambois Finance's offices are located at

Auelestrasse 74, Vaduz, Liechtenstein. Cambois Finance's investment decisions are made by its Board of Directors, Mr. Hans Gassner, Dr. Kurt Alig and Dr. Alex Wiederkehr. Cambois Finance does not own any shares of AvTel common stock or other AvTel securities as of the date of this prospectus, and other than its obligations to purchase shares under the equity line agreement, Cambois Finance has no other commitments or arrangements to purchase or sell any other securities of AvTel. There are no business relationships between Cambois Finance and AvTel other than the equity line agreement.

                              PLAN OF DISTRIBUTION

         AvTel has been advised by Cambois Finance that it may sell the common stock from time to time in transactions on the Nasdaq SmallCap Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. Cambois Finance may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Cambois Finance or the purchasers of the common stock for whom the broker-dealer may act as an agent or to whom they may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. Cambois Finance is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Cambois Finance (and, if they act as agent for the purchaser of such common stock, from such purchaser). Broker-dealers may agree with Cambois Finance to sell a specified number of common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Cambois Finance, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to Cambois Finance. Broker-dealers who acquire common stock as principal may thereafter resell such common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above.

         To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers;
(b) the number of shares of common stock involved; (c) the price at which such common stock is to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
(f) other facts material to the transaction.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in the common stock, AvTel and Cambois Finance will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and, insofar as AvTel and Cambois Finance are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of the common stock.

         Cambois Finance has agreed that it will not engage in short sales of AvTel common stock except that it may engage in short sales or other hedging investments that it deems appropriate with respect to the shares that it purchases in connection with a particular put, so long as the number of shares sold short or used for hedging does not exceed the number of shares being sold to Cambois Finance under the put, and the short sales are otherwise in compliance with Regulation M under the Securities Act.

         Cambois Finance will pay all commissions and certain other expenses associated with the sale of the common stock. The common stock offered hereby is being registered pursuant to contractual obligations of AvTel, and AvTel has agreed to pay the costs of registering the shares hereunder, including legal fees, commissions and certain other expenses for resale of the common stock. AvTel has also agreed to indemnify Cambois Finance with respect to the common stock offered by this prospectus against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

         AvTel has also agreed to reimburse Cambois Finance for certain costs and expenses incurred in connection with this offering. These may include the fees, expenses and disbursements of counsel for Cambois Finance incurred in the preparation of the equity line agreement and associated documentation and the registration statement of which this prospectus forms a part. AvTel's reimbursement obligation is limited to $5,000, plus $750 per closing of each put.

         The price at which the common stock will be issued by AvTel to Cambois Finance shall be 89% of the market price on the date AvTel issues shares, as defined in the equity line agreement. Assuming an offering price of $4.94 (based on the average of the high and low bid prices of the common stock as reported by the Nasdaq SmallCap Market on June 3, 1999), underwriting compensation for Cambois Finance based on the discounted purchase price is $1,143,280.45.

                       WHERE YOU CAN FIND MORE INFORMATION

         AvTel files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. AvTel has filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to AvTel and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Securities and Exchange Commission's public reference facilities in the Washington, D.C., New York, New York or Chicago, Illinois. You may also read and copy any document AvTel files with the Securities and Exchange Commission at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as AvTel, that file electronically with the Securities and Exchange Commission.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby and certain other legal matters will be passed upon for AvTel by Mayer, Brown & Platt, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule of AvTel Communications, Inc. and subsidiaries at December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                                                PAGE
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                                                  ----
Condensed Consolidated Balance Sheets, March 31, 1999 (Unaudited) and December 31, 1998..........................F-2

Condensed Consolidated Statements of Operations,
         Three Month Periods ended March 31, 1999 and 1998 (Unaudited)...........................................F-3

Condensed Consolidated Statements of Cash Flows,
         Three Month Periods ended March 31, 1999 and 1998 (Unaudited)...........................................F-4

Notes to Condensed Consolidated Financial Statements (Unaudited).................................................F-5

                        CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report....................................................................................F-11

Consolidated Balance Sheets, December 31, 1998 and 1997.........................................................F-12

Consolidated Statements of Operations, Years ended December 31, 1998, 1997 and 1996.............................F-13

Consolidated Statements of Stockholders' Equity,
         Years ended December 31, 1998, 1997 and 1996...........................................................F-14

Consolidated Statements of Cash Flows,
         Years ended December 31, 1998, 1997 and 1996...........................................................F-15

Notes to Consolidated Financial Statements......................................................................F-16

Schedule II--Valuation of Qualifying Accounts....................................................................S-1

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                   MARCH 31,           DECEMBER
                                                                                     1999                 31,
                                                                                  (UNAUDITED)            1998
                                                                                  -----------        ------------
                                   ASSETS
Current Assets:
   Cash and cash equivalents................................................      $   588,759        $    911,179
   Accounts receivable, net.................................................        4,335,567           4,804,532
   Due from affiliates......................................................          168,797             501,858
   Federal and state income tax receivable..................................        1,325,000           1,325,000
   Other current assets.....................................................          643,721             921,435
                                                                                  -----------        ------------
       Total current assets.................................................        7,061,844           8,464,004

Property and equipment, net.................................................        1,673,604           1,684,707
Goodwill, net...............................................................        4,359,945           4,463,747
Other assets, net...........................................................        1,253,197           1,346,896
                                                                                  -----------        ------------
       Total assets.........................................................      $14,348,590        $ 15,959,354
                                                                                  ===========        ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and other accrued expenses..............................      $ 2,857,041        $  2,643,761
   Accrued network services costs...........................................        4,294,598           4,217,206
   Sales and excise tax payable.............................................        1,475,506           1,433,483
   Unearned revenue.........................................................          867,948             954,101
   Due to affiliates........................................................          193,368             324,020
   Other current liabilities................................................          653,091             589,392
                                                                                  -----------        ------------
      Total current liabilities.............................................       10,341,552          10,161,963
Long-term borrowings........................................................        2,188,458           1,112,890
Common stock subject to put option..........................................          168,867             168,867
Other liabilities...........................................................            3,196               5,381
                                                                                  -----------        ------------
      Total liabilities.....................................................       12,702,073          11,449,101
                                                                                  -----------        ------------

Stockholders' Equity:
   Preferred stock, authorized 750,000 shares, $0.01 par value..............               --                  --
   Series A convertible preferred stock, authorized 250,000 shares, $0.01 par value, cumulative as to 8% dividends, 147,700 shares issued and outstanding. (Liquidation preference of $704,032 including dividends
      in arrears.)..........................................................            1,477               1,477
   Common stock, authorized 20,000,000 shares, $0.01 par value, issued
         10,565,335 and 10,409,473 shares at March 31, 1999 and December 31,
         1998 respectively, including 112,578 shares subject to put options.          104,527             102,969
   Additional paid in capital...............................................       19,854,984          19,630,404
   Accumulated deficit......................................................      (18,314,360)        (15,224,597)

   Treasury stock, $0.01 par value, 11,075 at March 31, 1999 and none at
      December 31, 1998.....................................................             (111)                 --
                                                                                  -----------        ------------
   Total stockholders' equity...............................................        1,646,517           4,510,253
 Commitments and contingencies..............................................               --                  --
                                                                                  -----------        ------------
      Total liabilities and stockholders' equity............................      $14,348,590        $ 15,959,354
                                                                                  ===========        ============



                 See accompanying notes to condensed consolidated financial statements (unaudited).

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                                                          THREE MONTHS
                                                                                                         ENDED MARCH 31,
                                                                                   1999                       1998
                                                                                -----------              -------------
Revenues.........................................................               $ 9,322,414              $  12,444,839

Cost of revenues.................................................                 6,620,713                  9,287,995
                                                                                -----------              -------------

      Gross margin...............................................                 2,701,701                  3,156,844

Operating expenses:

   Selling, general and administrative...........................                 5,289,312                  4,582,446

   Depreciation and amortization.................................                   394,579                    278,868
                                                                               ------------             --------------

        Total operating expenses.................................                 5,683,891                  4,861,314
                                                                                -----------              -------------

Operating loss...................................................               (2,982,190)                (1,704,470)



Interest expense.................................................                  (99,144)                   (11,975)

Other income, net................................................                    15,203                     43,955
                                                                             --------------            ---------------

Loss before income taxes.........................................               (3,066,131)                (1,672,490)

Income tax benefit...............................................                        --                    304,448
                                                                             --------------            ---------------

Net loss.........................................................            $  (3,066,131)            $    (1,368,042)
                                                                             ==============            ===============

Net loss per share - basic and diluted...........................            $        (0.29)           $         (0.15)
                                                                             ==============            ===============

Weighted  average number of common shares - basic and diluted....                10,482,416                  9,477,489
                                                                             ==============            ===============



                 See accompanying notes to condensed consolidated financial statements (unaudited).

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                         THREE MONTHS
                                                                        ENDED MARCH 31,
                                                                  ---------------------------
                                                                     1999            1998
                                                                  -----------     -----------
Cash Flows from Operating Activities:
  Net loss......................................................  $(3,066,131)    $(1,368,042)
    Adjustments to reconcile net loss to net to net cash
      used in operating activities:
        Depreciation and amortization...........................      394,579         278,868
        Loss on disposition of assets...........................      14,562              --
        Amortization of advanced commissions....................           --         173,919
        Provision for bad debts.................................      475,422         749,725
        Stock compensation earned...............................       81,356         234,098
        Changes in certain operating assets and liabilities:
          Accounts receivable...................................       (6,457)     (1,210,854)
          Due from affiliates...................................      333,061         223,966
          Federal and state income tax receivable...............           --        (311,324)
          Other current assets..................................      277,714        (314,224)
          Accounts payable and accrued liabilities..............      318,948         214,681
          Due to affiliate......................................     (130,652)        176,617
                                                                  -----------     -----------
              Net cash used in operating activities.............   (1,307,598)     (1,152,570)

Cash Flows from Investing Activities:
  Additions of property and equipment...........................     (201,587)        (88,431)
  Payments received on loans to affiliates......................           --         410,192
  Proceeds from sale of property and equipment..................        1,050              --
                                                                  -----------     -----------
              Net cash provided by (used in) investing
                activities......................................     (200,537)        321,761

Cash Flows from Financing Activities:
  Principal payments on capital leases..........................      (10,892)        (12,142)
  Issuance of common stock for exercise of options..............      222,071          30,455
  Preferred stock dividend payments.............................      (23,632)             --
  Borrowing on line of credit...................................    9,716,886              --
  Amounts paid on line of credit................................   (8,641,318)             --
  Purchase of common stock for treasury.........................      (77,400)             --
                                                                  -----------     -----------
              Net cash provided by financing activities.........    1,185,715          18,313
                                                                  -----------     -----------
              Net decrease in cash and cash equivalents.........     (322,420)       (812,496)
Cash and cash equivalents at beginning of quarter...............      911,179       4,807,441
                                                                  -----------     -----------
Cash and cash equivalents at end of quarter.....................  $   588,759     $ 3,994,945
                                                                  ===========     ===========


                   See accompanying notes to condensed consolidated
                          financial statements (unaudited).

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998

(1) BASIS OF PRESENTATION


         The unaudited condensed consolidated financial statements of AvTel Communications, Inc. and Subsidiaries (the "Company") for the three month periods ended March 31, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included herein. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.


         The Company's condensed consolidated financial statements as of March 31, 1999 and December 31, 1998 have been restated to give effect to the recognition of an income tax receivable of $1,325,000. The company's condensed consolidated financial statements for the three months ended March 31, 1998 have been restated to give effect to the recognition of an income tax receivable of $304,448. As a result of this restatement, net loss for the three months ended March 31, 1998 has been decreased by $304,448 ($0.03 per common share-basic and diluted) from amounts previously reported.


(2) EARNINGS PER COMMON SHARE

         The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128") in the fourth quarter of 1997, which required companies to present basic earnings per share and diluted earnings per share.


                                                            MARCH 31,
                                                  -----------------------------
                                                     1999              1998
                                                  -----------       -----------
Numerator:
  Net loss                                        $(3,066,131)      $(1,368,042)
  Less preferred dividends                             11,816            11,816
                                                  -----------       -----------
    Loss applicable to common shareholders        $(3,077,947)      $(1,379,858)
                                                  ===========       ===========
Denominator:


                                          F-5

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998



  Weighted average number of common shares used
  in basic and diluted loss per common share       10,482,416         9,477,489
                                                  -----------       -----------
Basic and diluted loss per common share           $     (0.29)      $     (0.15)
                                                  ===========       ===========


(3) STOCKHOLDERS' EQUITY

         During February 1999, the Company purchased 11,075 shares of its common stock at prices ranging from $5.875 to $7.41 in the open market pursuant to the Company's 1999 GO Plan. The 1999 GO Plan was established to provide the Company's employees with cash bonuses for up to four years to promote longevity of employment.

(4) LIQUIDITY


         As shown in the condensed consolidated financial statements for the three months ended March 31, 1999, the Company reported a net loss of $3,066,131. In addition, as of March 31, 1999, the Company had a working capital deficit of $3,279,708, and for the three months ended March 31, 1999, net cash used in operations totaled $1,307,598. As a result, the Company must obtain additional financing or make significant changes to operations.


         As of March 31, 1999, the Company was in violation of one provision of the Loan and Security Agreement with Coast Business Credit that stipulates that the Company must maintain a net worth equal to or greater than two million dollars. Coast Business Credit has waived its right of acceleration of the obligation as it relates to the Company not meeting the net worth covenant through July 31, 1999, but retains its right of acceleration if the Company is in violation of the net worth covenant in any month after July 31, 1999. The Company believes that the Private Equity Line entered into by the Company as of April 23, 1999, together with the proceeds from the issuance of 1,500 shares of its newly-designated Series B Convertible Preferred Stock for $1,500,000 (Note
6), will enable the Company to meet the net worth covenant beginning August 1999 as required by Coast Business Credit.

         The Private Equity Line provides for investors to purchase up to $13,500,000 of the Company's common stock, subject to the Company filing and maintaining an effective registration statement, trading price and volume minimums, and limits on the amount and frequency on sales of common stock under the line (Note 6).

         If the Company is unable to draw upon the Private Equity Line or other existing sources of capital or obtain new sources of capital in a timely manner, management has developed and intends to implement a plan that would allow the Company to continue to operate through the first quarter of 2000. This plan would include significantly reducing the Company's workforce, eliminating advertising expenditures, reducing professional services, reducing or eliminating other discretionary expenditures and possibly the sale of assets.

(5) SEGMENT REPORTING

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998


         The Company's two primary business segments are Business Markets Group ("BMG") and Channel Markets Group ("CMG").

         BMG targets mid-size corporate customers for their broadband data, voice and Internet networking needs. Through a value-added sales process, the Company designs, provisions and manages its customers' networks. The Company provides a host of additional value-added services assisting its customers to create enhanced intranet and extranet applications. Additionally, BMG markets to its customer base a variety of traditional communications products and services such as Internet access, long distance telephone service, executive calling cards and audio/video conferencing.

         CMG targets and markets to distribution companies, agents, resellers and affinity groups ("Channel Partners") that maintain access to large groups of individuals and small businesses through affinity relationships and niche marketing strategies. Channel Partners include non-profit organizations and for-profit distribution groups. CMG provides Internet access, long distance telephone and other services to customers in 49 states.

         The Company measures the progress of BMG and CMG based on revenues, gross margin and earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income or cash flows from operations, as a measure of performance. The results for the three months ended March 31, 1999 and 1998 are as follows:


                        THREE MONTHS ENDED MARCH 31, 1999

                                                 BMG             CMG            TOTAL
                                             -----------     -----------     -----------
Revenues                                     $ 2,761,953     $ 6,560,461     $ 9,322,414
Gross margin                                     646,874       2,054,827       2,701,701
Selling, general and administrative            1,979,956       3,309,356       5,289,312
Other income, net                                 16,600          (1,397)         15,203
EBITDA                                        (1,316,482)     (1,255,926)     (2,572,408)
Total assets                                   8,106,121       6,242,469      14,348,590

Gross margin                                                                 $ 2,701,701
Selling, general and administrative                                            5,289,312
Depreciation and amortization                                                    394,579

Interest expense                                                                  99,144
Other income, net                                                                 15,203
                                                                             -----------
Net loss                                                                     $(3,066,131)
                                                                             ===========

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998


                        THREE MONTHS ENDED MARCH 31, 1998


                                                 BMG             CMG            TOTAL
                                             -----------     -----------     -----------
Revenues                                     $ 1,349,846     $11,094,993     $12,444,839
Gross margin                                     146,885       3,009,959       3,156,844
Selling, general and administrative              607,719       3,974,727       4,582,446
Other income, net                                  3,325          40,630          43,955
EBITDA                                          (457,509)       (924,138)     (1,381,647)
Total assets                                   2,495,046      16,286,216      18,781,262

Gross margin                                                                 $ 3,156,844
Selling, general and administrative                                            4,582,446
Depreciation and amortization                                                    278,868
Interest expense                                                                  11,975
Other income, net                                                                 43,955
Income tax benefit                                                               304,448
                                                                             -----------
Net loss                                                                     $(1,368,042)
                                                                             ===========


(6) SUBSEQUENT EVENTS

         On April 13, 1999, the Company sold 1,500 shares of its newly-designated Series B Convertible Preferred Stock (the "Series B Stock") to AMRO International, S.A., an entity organized under the laws of Panama, Austinvest Anstalt Balzers, an entity organized under the laws of Liechtenstein, and Esquire Trade & Finance Inc., an entity organized under the laws of the British Virgin Islands (the "Series B Investors") for $1,500,000. The Series B Stock has a liquidation preference of $1,000 per share. The Series B Stock will be entitled to an annual dividend of $30 per share, payable in cash or Common Stock, at the Company's option. The annual dividend will increase to $60 per share if the Company ever ceases to be listed on The NASDAQ Stock Market or any national securities exchange. The Series B Stock is convertible into Common Stock at the option of the Series B Investors at any time. The number of shares of Common Stock to be received by a Series B Investor upon conversion will equal the liquidation preference of the amount converted, divided by the conversion price. The conversion price will be the lesser of (1) $6.875, or (2) 89% of the lowest closing bid price for the Common Stock on The NASDAQ SmallCap Market during the five trading day period prior to the date of conversion. The conversion price will not be less than $3.00 for 180 days after the date of issuance of the Series B Stock. Thereafter the conversion price will not be less than $2.00 as long as certain revenue and EBITDA requirements are met. As a result, the Company could issue up to 750,000 shares of Common Stock upon conversion if all of the Series B Stock were converted at the lowest possible conversion price (assuming such revenue and EBITDA requirements continue to be met). Unless the Company shall have obtained the approval of its voting stockholders in accordance with the rules of The NASDAQ Stock Market, the Company will not issue shares of Common Stock upon conversion of any shares of Series B Stock if such issuance of

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998


Common Stock, when added to the number of shares of Common Stock previously issued by the Company upon conversion of or as dividends on shares of the Series B Stock, would exceed 19.9% of the number of shares of Common Stock which were issued and outstanding on the original issuance date of the Series B Stock. The Company will pay converting Series B Investors in cash for any excess over such amount.

         The Company also issued the Series B Investors warrants to purchase up to 20,000 shares of Common Stock at a price of $8.60 per share. The warrants may be exercised beginning September 30, 1999, and terminate on March 31, 2002.

         The Company and the Series B Investors entered into a Registration Rights Agreement that requires the Company to file, and obtain and maintain the effectiveness of, a Registration Statement with the Securities and Exchange Commission (the "Commission") in order to register the public resale of all shares of the Common Stock acquired by the Series B Investors (a) upon conversion of the Series B Stock, (b) in payment of dividends on the Series B Stock, and (c) upon exercise of the warrants. The Company will be subject to significant monetary penalties if it fails to obtain or maintain the effectiveness of such Registration Statement.

         The Company paid Trinity Capital Advisors, Inc. $60,000 as compensation for financial advisory services in connection with the placement of the Series B Stock.

         On April 23, 1999, the Company entered into a Private Equity Line with Cambois Finance, Inc., a British Virgin Islands corporation (the "Investor"). Pursuant to the Private Equity Line, the Investor, subject to the Company filing and maintaining an effective registration statement, trading price and volume minimums, and limits on the amount and frequency on sales of common stock under the line, agreed to purchase up to $13,500,000 of the Company's Common Stock (the "Common Stock") over three years, as, when and if shares are put to the Investor by the Company. The actual number of shares that may be issued by the Company under the Private Equity Line is limited to 2,103,939 shares, unless and until the Company obtains approval of the Private Equity Line from its stockholders pursuant to the applicable corporate governance rules of The NASDAQ Stock Market.

         The Company's ability to require the Investor to purchase Common Stock is subject to a number of significant conditions, including the continued effectiveness of the Registration Statement described below. There can be no assurance that the Investor will be able to purchase Common Stock when and as required by the Company under the Private Equity Line.

         The Company may put shares to the Investor in amounts ranging from $75,000 up to $2,000,000 (varying with the Common Stock's trading price and volume) every 15 trading days. The purchase price for the shares put to the Investor will be 89% of the lowest closing bid price for the Common Stock on The NASDAQ SmallCap Market during the five trading day period consisting of the two trading days preceding the delivery of the put notice to the Investor by the Company, the day of such delivery, and the two trading days after such delivery. The Company may not put shares to the Investor unless the lowest closing bid price during such five trading day period is in excess of $2.25 per share. The closing bid price for the Common Stock on April 30, 1999, was $5.625 per share.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

                             MARCH 31, 1999 AND 1998


         In connection with the Private Equity Line, the Company and the Investor entered into a Registration Rights Agreement that requires the Company to file, and obtain and maintain the effectiveness of, a Registration Statement on Form S-1 with the Commission in order to register the sale and public resale of shares of the Common Stock acquired by the Investor under the Private
Equity Line (the "Registration Statement"). The Investor will be named as an underwriter in such Registration Statement. The Investor will also be subject to certain restrictions on short selling of the Common Stock and certain "blackout" periods on its ability to resell Common Stock under the Registration Statement. If the Registration Statement has not been declared effective by October 30, 1999, the Investor's obligation to purchase Common Stock under the Private Equity Line shall terminate, and the Company will be required to pay the Investor $25,000 in liquidated damages.

         The Company has issued 3,000 shares of Common Stock to Trinity Capital Advisors, Inc. and is required to pay four percent of all proceeds actually received by the Company under the Private Equity Line to Trinity Capital Advisors, Inc. as compensation for financial advisory services in connection with the transactions set forth in the Private Equity Line.

         On April 1, 1999 the Company granted nonstatutory stock options to two board members to purchase 50,000 shares of the Company's common stock at an exercise price of $4.88 per share (fair market value at date of grant) vesting at a rate of 50% per year over two years. The Company also granted incentive stock options to three executive officers to purchase 300,000 shares of the Company's common stock at an exercise price of $4.88 per share (fair market value at date of grant) vesting at a rate of 25% per year over four years. These options were granted pursuant to the Company's 1998 Stock Incentive Plan.

         On April 6, 1999 a former employee of the Company relinquished 36,262 shares of the Company's common stock to settle an employee receivable. The shares where subsequently canceled and retired.

         On April 9, 1999 the Company granted nonstatutory stock options to a new board member to purchase 25,000 shares of the Company's common stock at an exercise price of $4.6875 per share (fair market value at date of grant). The options were granted pursuant to the Company's 1998 Stock Incentive Plan and vest at the rate of 50% per year over two years.

         On May 3, 1999 the Company granted incentive stock options to an executive officers to purchase 50,000 shares of the Company's common stock at an exercise price of $5.625 per share (fair market value at date of grant) vesting at a rate of 25% per year over four years. These options were granted pursuant to the Company's 1998 Stock Incentive Plan.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
AvTel Communications, Inc.:

         We have audited the accompanying consolidated balance sheets of AvTel Communications, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. In connection with our audits of the consolidated financial statements, we also have audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AvTel Communications, Inc. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles, after restatement for the income tax refund receivable discussed in Note 5. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                    KPMG LLP


Dallas, Texas
April 14, 1999, except as to Note 5,
          which is as of July 2, 1999

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997




                                                                                     1998                       1997
                                                                               ----------------           ---------------
                              ASSETS
Current assets:
   Cash and cash equivalents.......................................            $        911,179           $     4,807,441
   Accounts receivable, net........................................                   4,804,532                 6,961,953
   Due from affiliates.............................................                     501,858                 2,127,771
   Federal and state income tax receivable.........................                   1,325,000                   598,970
   Other current assets............................................                     921,435                   861,950
                                                                               ----------------           ---------------
     Total current assets..........................................                   8,464,004                15,358,085

Property and equipment, net........................................                   1,684,707                 1,791,682
Goodwill, net......................................................                   4,463,747                       ---
Other assets, net..................................................                   1,346,896                 1,575,083
                                                                               ----------------           ---------------
     Total assets..................................................            $     15,959,354           $    18,724,850
                                                                               ================           ===============

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and other accrued expenses.....................                  $2,643,761                $1,546,762
   Accrued network service costs...................................                   4,217,206                 4,319,198
   Sales and excise taxes payable..................................                   1,433,483                   736,012
   Unearned revenue................................................                     954,101                       ---
   Due to affiliates...............................................                     324,020                 2,719,417
   Other current liabilities.......................................                     589,392                   466,039
                                                                               ----------------           ---------------
     Total current liabilities.....................................                  10,161,963                 9,787,428
Deferred income taxes..............................................                        ----                   498,712
Long term borrowings...............................................                   1,112,890                       ---
Other liabilities..................................................                       5,381                    50,782
Common stock subject to put option (note 4)........................                     168,867                   578,880
                                                                               ----------------           ---------------
     Total liabilities.............................................                  11,449,101                10,915,802
                                                                               ----------------           ---------------
Stockholders' equity:
   Preferred stock, authorized 750,000 shares, $0.01 par value.....                        ----                      ----
   Series A convertible preferred stock, authorized 250,000 shares,
      $0.01 par value, cumulative asset of 8% dividends, 147,700 and 207,700 shares issued and outstanding at December 31, 1998 and 1997 respectively.
      (Liquidation preference of $704,032 December 31, 1998
      including dividends in arrears...............................                       1,477                     2,077
   Common stock, Authorized 20,000,000 shares, $0.01 par value;
      issued 10,408,473 and 11,473,056 shares at December 31, 1998 and 1997 respectively, including 112,578 and 385,920 shares subject to
      put options on December 31, 1998 and 1997 respectively.......                     102,969                   110,511
   Additional paid in capital......................................                  19,630,404                17,138,739
   Accumulated deficit.............................................                 (15,224,597)              (9,422,279)
                                                                               ----------------           ---------------

   Treasury stock, none at December 31, 1998 and 1,999,997 common
   shares at December 31, 1997.....................................                      ---                      (20,000)
                                                                               ----------------           ---------------
      Total stockholders' equity...................................                   4,510,253                 7,809,048
                                                                               ----------------           ---------------

Commitments and contingencies

   Total liabilities and stockholders' equity......................              $   15,959,354            $   18,724,850
                                                                                 ==============            ==============


       See accompanying notes to consolidated financial statements.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                                     1998                1997                 1996
                                                               ----------------    ----------------      ---------------
Revenues (note 6).........................................     $     44,013,498    $     51,389,080      $    71,558,295
Cost of revenues (note 6).................................           31,849,354          36,227,507           47,674,396
                                                               ----------------    ----------------      ---------------
   Gross margin...........................................           12,164,144          15,161,573           23,883,899
                                                               ----------------    ----------------      ---------------
Operating expenses:
   Selling, general and administrative (note 6)...........           18,480,576          16,141,132           18,798,925
   Acquisition related write off (note 2).................                   --           9,098,545                   --
   Depreciation and amortization..........................            1,107,321             679,856              993,940
                                                               ----------------    ----------------      ---------------
                                                                     19,587,897          25,919,533           19,792,865
                                                               ----------------    ----------------      ---------------
      Operating income (loss).............................           (7,423,753)        (10,757,960)           4,091,034
Interest expense (note 6).................................              (86,251)            (11,692)            (230,922)
Other income, net.........................................              181,107             301,580              393,498
                                                               ----------------    ----------------      ---------------
      Income (loss) before income tax expense.............           (7,328,897)        (10,468,072)           4,253,610
Income tax expense (benefit)..............................           (1,526,579)           (276,352)           1,686,876
                                                               ----------------    ----------------      ---------------
      Net income (loss)...................................     $     (5,802,318)   $    (10,191,720)     $     2,566,734
                                                               ================    ================      ===============

Net loss per common share--basic and diluted (note 6).....     $          (0.61)   $          (1.23)
                                                               ================    ================

Weighted average number of common shares..................            9,633,474           8,267,296
                                                               ================    ================


          See accompanying notes to consolidated financial statements.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                      PREFERRED STOCK                  COMMON STOCK           ADDITIONAL
                                                --------------------------     ---------------------------     PAID-IN
                                                   SHARES          AMOUNT         SHARES         AMOUNT        CAPITAL
                                                ------------     ---------    -----------     ------------  -----------

Balances at December 31, 1995..................           --     $      --      6,872,883     $  5,336,815  $        --
   Purchase of common stock....................           --            --             --               --           --
   Issuance of common stock....................           --            --      1,463,771        2,195,211           --
   Net income..................................           --            --             --               --           --
                                                ------------     ---------    -----------     ------------  -----------
Balances at December 31, 1996..................           --     $      --      8,336,654     $  7,532,026           --
   Acquisition of Best (note 2)................           --            --        934,987        3,361,208           --
   Share for share exchange between
   AvTel and Matrix (note 2):
        Reverse acquisition of AvTel...........      207,700         2,077      1,839,563           18,396    9,129,040
        Reflect new capitalization of
           Company.............................           --            --       (171,548)     (10,802,234)  (7,064,710)
   Issuance of common stock
   for exercise of options.....................           --            --         15,000              150       52,350
   Expired put options (note 4)................           --            --         96,480              965      143,755
   Stock compensation earned (note 7)..........           --            --             --               --      748,884
   Net loss....................................           --            --             --               --           --
                                                ------------     ---------    -----------     ------------  -----------
Balances at December 31, 1997..................      207,700     $   2,077     11,051,136     $    110,511  $17,138,739
   Conversion of preferred stock (note 4)            (60,000)         (600)        60,000              600          --
   Issuance of common stock for
      exercise of options and
      restricted common stock..................           --            --        473,326            4,733      512,879
   Issuance of common stock for
       acquisitions (note 2)...................           --            --        680,000            6,800    1,526,950
   Expired put options (note 4)................           --            --         48,187              482       36,770
   Exercised put options (note 6)..............           --            --        185,847            1,859      372,918
   Purchase of officer notes receivable
      (note 6).................................           --            --             --               --     (435,000)
   Stock compensation earned (note 7)..........           --            --             --               --      477,148
   Retirement of treasury stock................           --            --     (2,201,601)         (22,016)          --
   Net loss....................................           --            --             --               --           --
                                                ------------     ---------    -----------     ------------  -----------

Balances at December 31, 1998..................      147,700     $   1,477     10,296,895     $    102,969  $19,630,404
                                                ============     =========    ===========     ============  ===========


                                                   RETAINED
                                                   EARNINGS               TREASURY STOCK
                                                 (ACCUMULATED       -----------------------
                                                   DEFICIT)           SHARES       AMOUNT            TOTAL
                                                ------------       ----------    ------------      ----------
Balances at December 31, 1995.................. $ (1,797,293)              --    $         --      $3,539,522
   Purchase of common stock....................           --         (171,548)       (439,584)       (439,584)
   Issuance of common stock....................           --               --              --       2,195,211
   Net income..................................    2,566,734               --              --       2,566,734

Balances at December 31, 1996.................. $    769,441         (171,548)   $   (439,584)     $7,861,883
   Acquisition of Best (note 2)................           --       (1,999,997)     (3,317,940)         43,268
   Share for share exchange between
   AvTel and Matrix (note 2):
        Reverse acquisition of AvTel...........           --               --              --       9,149,513
        Reflect new capitalization of
           Company.............................           --          171,548       3,737,524              --
   Issuance of common stock
   for exercise of options.....................           --               --              --          52,500
   Expired put options (note 4)................           --               --              --         144,720
   Stock compensation earned (note 7)..........           --               --              --         748,884
   Net loss....................................  (10,191,720)              --              --     (10,191,720)
                                                 -----------   --------------  --------------     -----------
Balances at December 31, 1997..................  $(9,422,279)      (1,999,997)      $ (20,000)     $7,809,048
   Conversion of preferred stock (note 4)                 --               --              --              --
   Issuance of common stock for
      exercise of options and
      restricted common stock..................           --               --              --         517,612
   Issuance of common stock for
       acquisitions (note 2)...................           --               --              --       1,533,750
   Expired put options (note 4)................           --               --              --          37,252
   Exercised put options (note 6)..............           --         (207,604)         (2,016)        372,761
   Purchase of officer notes receivable
      (note 6).................................           --               --              --        (435,000)
   Stock compensation earned (note 7)..........           --               --              --         477,148
   Retirement of treasury stock................           --        2,201,601          22,016              --
   Net loss....................................   (5,802,318)              --              --      (5,802,318)
                                                 -----------   --------------  --------------     -----------

Balances at December 31, 1998.................. $(15,224,597)              --  $           --     $ 4,510,253
                                                ============   ==============  ==============     ===========


                    See accompanying notes to consolidated financial statements.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                                                            1998            1997            1996
                                                                      ---------------  --------------  ---------------
Cash flows from operating activities:
   Net income (loss)............................................      $    (5,802,318) $  (10,191,720) $     2,566,734
   Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating activities:
        Depreciation and amortization...........................            1,107,321         679,856          993,940
        Amortization of advanced commissions....................              220,928       1,355,492          618,791
        Acquisition related write off...........................                   --       9,098,545               --
        Gain on disposition of assets...........................              (83,139)             --               --
        Provision for bad debts.................................            2,727,803       1,829,770        1,461,471
        Deferred income taxes...................................             (498,712)        (80,377)        (321,678)
        Stock compensation earned...............................              477,148         748,884               --
        Equity in income of DNS.................................                   --              --         (122,327)
        Changes in certain operating assets and liabilities:
          Accounts receivable...................................              374,477       1,969,332       (1,971,970)
          Due from affiliates...................................             (106,071)       (915,357)         345,336
          Federal and state income tax receivable...............             (741,094)       (598,970)              --

          Other current assets..................................             (224,820)      1,787,672         (393,781)
          Accounts payable and accrued liabilities..............           (1,034,923)     (2,876,789)      (1,397,160)
          Due to affiliates.....................................           (2,395,397)     (1,138,568)        (742,663)
                                                                      ---------------  --------------  ---------------
             Net cash provided by (used in) operating activities           (5,978,797)      1,667,770        1,036,693
                                                                      ---------------  --------------  ---------------

Cash flows from investing activities:
   Cash received (paid) in acquisitions (note 2) ...............             (474,082)        477,643               --
   Loans to affiliate...........................................                   --      (2,000,000)              --
   Payments received on loans to affiliates.....................            1,798,889         201,111               --
   Purchase of property and equipment...........................             (473,089)       (212,421)        (701,718)
   Repayments from DNS, net.....................................                   --              --        1,577,432
   Proceeds from sale of property and equipment.................               94,370           2,749          (14,482)
   Net cash provided by (used in) investing activities..........              946,088      (1,530,918)         861,232
                                                                      ---------------  --------------  ---------------
Cash flows from financing activities:
   Principal payments on capital leases.........................              (59,055)         (4,306)              --
   Issuance of common stock for exercise of options.............              517,612          52,500               --
   Borrowings on line of credit.................................            9,753,467              --               --
   Amounts paid on line of credit...............................           (8,640,577)             --               --
   Purchase of officer notes receivable.........................             (435,000)             --               --
   Purchase of common stock for treasury........................                   --              --         (439,583)
                                                                      ---------------  --------------  ---------------

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996



          Net cash provided by (used in) financing
            activities..........................................            1,136,447          48,194         (439,583)

Net increase (decrease) in cash and cash equivalents............           (3,896,262)        185,046        1,458,342
Cash and cash equivalents at beginning of year..................            4,807,441       4,622,395        3,164,053
                                                                      ---------------  --------------  ---------------
Cash and cash equivalents at end of year........................      $       911,179  $    4,807,441  $     4,622,395

Cash paid (received) during the year for:
   Interest.....................................................      $        86,121  $       11,594  $       212,404

   Income taxes, net of refunds.................................      $      (487,007) $      925,161  $     1,482,103
                                                                      ===============  ==============  ===============
Noncash financing activities:
   Common stock issued for advanced commissions.................      $            --  $           --  $     2,195,211
                                                                      ===============  ==============  ===============
   Common stock issued for receivable from major                      $            --  $           --  $       723,600
   shareholder.................................................       ===============  ==============  ===============

   Common stock for Best acquisition............................      $            --  $    3,361,208  $            --
                                                                      ===============  ==============  ===============
   Treasury stock acquired with Best acquisition................      $            --  $   (3,317,940) $            --
                                                                      ===============  ==============  ===============
   Common and preferred stock issued in AvTel
   reverse acquisition....................................            $            --  $    9,149,513  $            --
                                                                      ===============  ==============  ===============
   Common stock issued for DMI acquisition......................      $        30,000  $           --  $            --
                                                                      ===============  ==============  ===============

   Common stock issued for RLI acquisition......................      $       650,000  $           --  $            --
                                                                      ===============  ==============  ===============


          See accompanying notes to consolidated financial statements.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) BUSINESS AND BACKGROUND

     On December 1, 1997, AvTel Communications, Inc. ("AvTel") and Matrix Telecom, Inc. ("Matrix") completed a share for share exchange pursuant to a stock exchange agreement dated April 29, 1997 as subsequently amended ("Share Exchange"). For accounting purposes, the Share Exchange was treated as a reverse acquisition of AvTel by Matrix. AvTel was the legal acquirer and accordingly, the Share Exchange was effected by the issuance by AvTel of 9,582,493 shares of common stock in exchange for all of the common stock then outstanding of Matrix. In addition, holders of outstanding Matrix stock options received 22,338 non-qualified stock options of AvTel. The purchase method of accounting was used, with Matrix being treated as the acquirer for accounting purposes. The results of operations reported in the accompanying consolidated financial statements reflect the operations of Matrix prior to December 1, 1997 and the combined operations of AvTel and Matrix subsequent to December 1, 1997. References to the "Company" refer to operations of Matrix prior to the Share Exchange and the combined

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

operations of Matrix and AvTel subsequent to the Share Exchange. As a result of the Share Exchange, Matrix became a wholly owned subsidiary of AvTel. (See note 2).

     The Share Exchange provided that each Matrix shareholder would receive
2.4819 AvTel common shares for each common share of Matrix then issued including treasury shares held by Matrix. For periods prior to the December 1, 1997 Share Exchange, all share amounts have been restated to reflect the Share Exchange as a 2.4819 for one stock split. In addition, on March 10, 1997 Matrix declared an 18 for one stock split. All share amounts have also been restated to reflect this stock split.

     AvTel was formed to be a provider of broadband network services integrating voice, data and Internet solutions for individuals and corporate customers. The Company sells and markets a broad range of telecommunications and advanced network services through independent value added resellers, third party marketing organizations and internal direct sales professionals. The Company targets mid-size corporations, small-office home-office professionals and select residential market segments through two primary business units, its Business Markets Group ("BMG") and Channel Markets Group ("CMG").

     BMG targets mid-size corporate customers for their broadband data, voice and Internet networking needs. Following this sales strategy, the Company's objective is to become the underlying telecommunications carrier for the transport of data, voice and Internet traffic. Through a value-added sales process, the Company designs, provisions and manages its customers' networks. The Company will provide a host of additional value-added services assisting its customers to create enhanced intranet and extranet applications. Additionally, BMG markets to its customer base a variety of traditional communications products and services such as long distance telephone service, executive calling cards and video/audio conferencing.

     CMG targets and markets to distribution companies, agents, resellers and affinity groups that maintain access to large groups of individuals and small businesses through affinity relationships and niche marketing strategies. CMG provides Internet access, long distance telephone and other services to customers in 49 states. The Company is fully certified or registered in all states where required and operates under Section 214 authority from the Federal Communications Commission ("FCC"). The Company, through a wholly owned subsidiary, has a national-deployed Carrier Identification Code ("CIC"). The Company maintains its own convergent billing platform, rating system and monitoring center.

     (b)   LIQUIDITY


     The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the years ended December 31, 1998 and 1997, the Company reported net losses of $5,802,318 and $10,191,720, respectively. In addition, as of December 31, 1998, the Company had a working capital deficit of $1,697,959, and for the year ended December 31, 1998, net cash used in operations totaled $5,978,797.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     As a result, as of December 31, 1998, unless the Company effects substantial changes in its operating methods, the Company does not have sufficient resources to meet its anticipated operating requirements during 1999 without obtaining additional financing. The Company is actively pursuing an equity line through discussion with potential investors. If the Company is unable to obtain financing in a timely manner and on acceptable terms, management is developing and intends to implement a plan that would allow the Company to continue to operate through 1999. This plan would include significantly reducing the Company's workforce, eliminating advertising expenditures, reducing professional services and reducing or eliminating other discretionary expenditures.

     (c)   PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (d)   CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all demand deposits, time deposits, and other highly liquid investments with a remaining maturity at date of purchase of less than ninety days to be cash equivalents.

     (e)   COMMISSIONS

     Commissions to sales agents are paid and expensed based on a percentage of billings as incurred.

     Commissions paid in advance of $221,000 as of December 31, 1997, included in other current assets, were expensed over a period of eighteen months based on estimated billings of the customers for which the commissions were paid. The above advances were fully expensed during 1998 and no additional advance commission payments were made.

     (f)   REVENUE RECOGNITION

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Long distance, frame relay, Internet, systems integration and repair service revenues are recognized as service is provided. Amounts paid in advance are recorded as unearned revenue and recognized as services are provided.

     (g)   PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Maintenance and repairs are charged against income as incurred, while renewals and major replacements are capitalized. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in operations. The Company provides depreciation on fixed assets using the straight-line method over the estimated useful lives of the respective assets.

     (h)   GOODWILL

     Goodwill of $4.5 million, which is net of amortization of $19,000 as of December 31, 1998, represents the excess of purchase price over fair value of net assets acquired in the Digital Media, Inc. and Remote Lojix/PCSI, Inc. acquisitions and is amortized on a straight-line basis over fifteen years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on expected undiscounted future operating cash flows expected to be generated by the acquired business. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

     (i)   INCOME TAXES

     The Company utilizes the asset and liability method for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (j)   USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (k)   CONCENTRATIONS OF CREDIT RISK

     The Company's subscribers are primarily small business owners and residential subscribers and are not concentrated in any specific geographic region of the United States. The Company has agreements with Local Exchange Companies, which provide billing and collection services to the majority of the Company's subscribers. A significant portion of the Company's accounts receivable is due from these companies.

     (l)   ACCOUNTS RECEIVABLE

     Accounts receivable are net of allowances for doubtful accounts and other provisions of $935,000 and $982,000 as of December 31, 1998 and 1997, respectively. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of subscribers, historical trends and other information.

     (m)   FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, receivables, payables, and accrued expenses. The carrying amount of such financial instruments approximates fair value because of the short maturity of these instruments.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (n)   ACQUIRED CUSTOMER BASE

     Acquired customer base of $1,240,000, which is net of accumulated amortization of $343,000 at December 31, 1998, included in other assets, is being amortized on a straight-line basis over five years. The Company assesses the recoverability of this intangible asset by determining whether the acquired customer base balance can be recovered through undiscounted future operating cash flows of the acquired operations. The amount of impairment, if any, is measured based on projected discounted cash flows. The assessment of the recoverability of the acquired customer base will be impacted if estimated future operating cash flows are not achieved.

     (o)   IMPAIRMENT OF LONG-LIVED ASSETS

     In January, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 requires that long-lived assets and certain intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the net asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (p)   COMPREHENSIVE INCOME

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes net income and other comprehensive income, which is generally composed of changes in the fair value of available-for-sale marketable securities, foreign currency translation adjustments and adjustments to recognize additional minimum pension liabilities. The statement requires additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive income (loss) for the years ended December 31, 1998, 1997 and 1996 is equal to net income (loss) reported for such periods.

     (q)   SEGMENT REPORTING

     In 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. (See Note 11).

     (r)   RECLASSIFICATIONS

     Certain reclassifications have been made to prior period amounts in order to conform to current year presentation.

(2)      ACQUISITIONS

     MATRIX TELECOM, INC. -- On December 1, 1997, AvTel and Matrix completed the Share Exchange. For accounting purposes the Share Exchange was treated as a reverse acquisition of AvTel by Matrix. AvTel was the legal acquirer and, accordingly, the Share Exchange was effected by the issuance of AvTel common stock in exchange for all of the common stock then outstanding of Matrix. In addition, holders of outstanding Matrix stock options received non-qualified stock options of the Company. Immediately after the Share Exchange the former shareholders of Matrix held approximately 84% of the then outstanding common stock of the Company.

     The consummation of the Share Exchange was subject to the satisfaction of several conditions by AvTel. These included the reincorporation of AvTel (then a Utah corporation; "AvTel Utah") in Delaware by way of a merger (the "Reincorporation Merger") with and into AvTel Communications, Inc., a Delaware corporation, a wholly-owned subsidiary formed for the

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(2)      ACQUISITIONS (CONTINUED)

sole purpose of this merger. As part of the merger, AvTel (the surviving Delaware corporation) issued to its stockholders one share of new Delaware Common Stock for each four shares of AvTel-Utah's Common Stock outstanding immediately prior to the Reincorporation Merger. AvTel's Series A Convertible Preferred Stock and its outstanding options were similarly adjusted. Accordingly, the Reincorporation Merger essentially effected a one for four reverse stock split of AvTel's shares.

     The reverse acquisition of AvTel by Matrix was accounted for using the purchase method of accounting. In order to value the consideration given in the Share Exchange the market price of AvTel common stock for a period immediately preceding the announcement of the Share Exchange was used. As of the date of acquisition, the Company determined the fair value of the net tangible and intangible assets acquired and liabilities assumed. Concurrently, the Company determined that the carrying amount of recorded goodwill was not recoverable. Accordingly, the Company recorded a charge to income of $9,098,545 immediately subsequent to the reverse acquisition.

     In connection with the completion of the Share Exchange, the Company entered into a Registration Rights and Lockup Agreement dated December 1, 1997 (the "Registration Rights and Lockup Agreement"). The Registration Rights and Lockup Agreement requires that the Company use its best efforts to file a shelf registration statement providing for the sale by certain stockholders of all securities issued to them in connection with the Exchange Agreement, subject to a two-year holding restriction imposed on such stockholders. Under the Registration Rights and Lockup Agreement, the Company is obliged to use its reasonable efforts to keep the shelf registration statement effective on a continuous basis for a period described in the Registration Rights and Lockup Agreement. Such stockholders may also require the Company to undertake up to two additional demand registrations of their securities if the shelf registration is not in place. As of April 14, 1999, this registration obligation related to 6,457,123 shares held by 14 stockholders.

     BEST CONNECTIONS, INC. ("BEST") -- Effective July 1, 1997, shareholders of Best, an affiliate of Matrix through substantially common ownership, contributed their ownership of Best to Matrix in exchange for 934,987 shares of Matrix common stock. Best's primary assets were 1,999,997 shares of Matrix common stock and cash of $211,000. The assets and liabilities of Best were recorded at their historical cost which approximated the fair value of such assets as of

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(2)      ACQUISITIONS (CONTINUED)

July 1, 1997. As a result of the combination, Matrix assumed the obligation to grant up to 1,999,997 stock options to agents of Best and certain employees of affiliated companies. Such option grants relate to services, including sales promotion activities, to be performed by the recipients on behalf of the Company. Accordingly, the fair value of such options is being charged to expense by the Company as the related services are provided.

     DIGITAL MEDIA, INC. ("DMI") -- Effective September 25, 1998, the Company acquired all of the capital stock of DMI, a California based developer of multimedia software. The Company exchanged 30,000 shares of its common stock valued at $71,250 for all of the outstanding common stock of DMI. The transaction was accounted for under the purchase method of accounting. The assets and liabilities of DMI were recorded at their historical cost which approximated their fair value at September 25, 1998. The Company recorded goodwill of approximately $117,000, which represents the excess of the purchase price over the fair value of the net assets received. The goodwill is being amortized on a straight-line basis over fifteen years.

     REMOTE LOJIX/PCSI, INC. ("RLI") -- Effective November 1, 1998, the Company acquired all of the capital stock of RLI, a New York based provider of information technology services to corporate customers. The Company exchanged 650,000 shares of its common stock valued at $1,462,500 and the outstanding balance of a $500,000 loan from the Company for all of the outstanding common stock of RLI. The transaction was accounted for under the purchase method of accounting. The assets and liabilities of RLI were recorded at their historical cost which approximated the fair value at November 1, 1998. The Company recorded goodwill of approximately $4.4 million, which represents the excess of the purchase price over the fair value of the assets received. The goodwill is being amortized on a straight-line basis over fifteen years.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(2)      ACQUISITIONS (CONTINUED)


     Unaudited pro forma results of operations of the Company as if the share exchange of Matrix and the acquisitions of Best, DMI and RLI had occurred as of the beginning of the periods presented is as follows:


                                                                YEAR ENDED DECEMBER 31
                                                            -----------------------------
                                                                1998             1999
                                                            ------------     ------------
              Revenue...................................... $ 49,711,440     $ 58,967,268
              Loss from operations.........................   (8,909,490)     (12,749,469)
              Net loss.....................................   (7,799,180)     (12,378,014)
              Proforma net loss per share.................. $      (0.76)    $      (1.02)



     The pro forma financial information has been prepared for comparative purposes only and does not purport to indicate the results of operations that would have occurred had the acquisition been made at the beginning of the period indicated, or which may occur in the future.

     As of the date of acquisitions, the fair market value of the assets acquired and liabilities assumed included the following:


                                                 DMI           RLI           TOTAL
                                             ---------     -----------    -----------
         Current assets other than cash..... $  50,105     $ 1,034,803    $ 1,084,908
         Property and equipment.............    44,313         132,169        176,482
         Goodwill...........................   117,169       4,375,191      4,492,360
         Current liabilities................  (166,255)     (3,579,663)    (3,745,918)
         Common stock issued................   (71,250)     (1,462,500)    (1,533,750)
                                             ---------     -----------    -----------
         Cash acquired (paid)............... $  25,918     $  (500,000)   $  (474,082)
                                             =========     ===========    ===========

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(2)      ACQUISITIONS (CONTINUED)


                                                                     1997
                                                 --------------------------------------------
                                                   MATRIX            BEST            TOTAL
                                                 -----------     -----------     ------------
         Current assets other than cash........  $   258,041     $        --     $    258,041
         Property and equipment................      577,836          15,137          592,973
         Customer base.........................    1,583,000              --        1,583,000
         Goodwill..............................    9,098,545              --        9,098,545
         Current liabilities...................   (1,945,526)       (183,041)      (2,128,567)
         Long-term liabilities.................     (688,854)             --         (688,854)
         Common and preferred stock issued.....   (9,149,513)     (3,361,208)     (12,510,721)
         Treasury stock acquired...............           --       3,317,940        3,317,940
                                                 -----------     -----------     ------------
         Cash acquired.........................  $   266,471     $   211,172     $    477,643
                                                 ===========     ===========     ============


(3)      PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:



                                                        ESTIMATED             DECEMBER 31
                                                         USEFUL       ----------------------------
                                                          LIFE          1998              1997
                                                        ---------     -----------      -----------
         Communications system........................  2-5 years     $ 1,318,326      $ 1,318,326
         Office furniture and equipment...............  1-7 years       3,420,773        2,945,795
         Leasehold improvements.......................  lease term        521,319          416,220
         Total property and equipment.................                  5,260,418        4,680,341
                                                                      -----------      -----------
         Accumulated depreciation and amortization....                 (3,575,711)      (2,888,659)
                                                                      -----------      -----------
         Property and equipment, net..................                $ 1,684,707      $ 1,791,682
                                                                      ===========      ===========


Depreciation expense was $737,000, $632,000 and $877,000 for 1998, 1997 and
1996, respectively.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(4)  STOCKHOLDERS' EQUITY

     The Series A convertible preferred shareholders are entitled to receive cumulative annual dividends at a rate of 8% and are entitled to a preference in liquidation in the amount of $4 per share plus unpaid dividends. There were $137,000 cumulative Series A convertible preferred stock dividends in arrears at December 31, 1998. The Series A preferred stock is convertible, on a one-for-one basis, into shares of Company common stock. During 1998, a total of 60,000 shares of the Company's Series A convertible preferred stock was converted to 60,000 shares of the Company's common stock.

     In December 1998, the Company retired all of its outstanding treasury stock.

     In December 1996, the Company issued 1,463,771 shares of common stock for future commissions due to affiliates as of October 31, 1996. A value of $1.50 per share was used in determining the number of shares to issue in settlement of the $2,195,211 obligation. Of this amount, $221,000, $1,355,000 and $619,000 was expensed as commission expense in 1998, 1997 and 1996, respectively.

     During 1996, the Company sold to certain employees 482,400 shares of common stock at $1.50 per share. As of December 31, 1996, the Company had recorded a $723,600 receivable for such shares, which was subsequently collected. Proceeds used to repay the $723,600 receivable were loaned to the employees by a major shareholder of the Company. As of December 31, 1998 and 1997, the shares subject to this agreement could be put to the Company at the option of the employee at approximately $1.50 per share ($168,867 and $578,880), respectively. Such amounts have been included in other liabilities. Under certain circumstances (e.g. employee termination) the Company has a call at the same amounts. The call and put rights vest over a period of five years. As of December 31, 1998, these rights were forty percent vested. Activity in common stock outstanding related to shares subject to put follows:


                                                           SHARES       AMOUNT
                                                          ---------    ---------
         Sale of common shares subject to put...........  $ 482,400    $ 723,600
         Increase in share value subject to put
           charged to expense...........................         --      172,400
                                                          ---------    ---------
              Balance, December 31, 1996................  $ 482,400    $ 896,000
                                                          ---------    ---------
                                                          ---------    ---------



                                    F-27

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996


         Decrease in share value subject to put recorded as a
           reduction to expense..................................         --       (172,400)
         Vested shares no longer subject to put..................    (96,480)      (144,720)
                                                                  ----------     ----------
           Balance, December 31, 1997............................    385,920        578,880
         Vested shares no longer subject to put..................    (48,187)       (37,253)
         Called shares subject to put............................   (225,155)      (372,760)
                                                                  ----------     ----------
           Balance, December 31, 1998............................ $  112,578     $  168,867
                                                                  ==========     ===========


     During May 1996, the Company purchased 171,548 shares of its common stock as treasury stock for $439,584. As further discussed in note 8 in connection with the Best and Matrix combination effective July 1, 1997, Matrix acquired an additional 1,999,997 shares of its common stock as treasury stock. As a part of the recapitalization done in connection with the AvTel reverse acquisition, Matrix retired the 171,548 shares of its common stock discussed above and the Company recorded the remaining treasury stock at par value.

(5)      FEDERAL AND STATE INCOME TAXES

     The provision for income taxes consisted of the following:


                                                  1998         1997          1996
                                              -----------   ----------    -----------
         Current tax expense (benefit):
           Federal..........................  $(1,325,000)  $(234,899)    $ 1,751,047
           State and local..................        7,531      (41,453)       257,507
                                              -----------   ----------    -----------
                                               (1,317,469)    (276,352)     2,008,554
                                              -----------   ----------    -----------
         Deferred tax expense (benefit):
           Federal..........................     (209,110)          --       (254,350)
           State and local..................           --           --        (67,328)
                                              -----------   ----------    -----------
                                                 (209,110)          --       (321,678)
                                              -----------   ----------    -----------
                                              $(1,526,579)  $ (276,352)   $(1,686,876)
                                              ===========   ==========    ===========

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(5)      FEDERAL AND STATE INCOME TAXES (CONTINUED)

     Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax income as a result of the following:


                                                       1998            1997            1996
                                                    -----------     -----------     ----------
         Computed "expected" tax expense
           (benefit)..............................  $(2,491,825)    $(3,559,144)    $1,404,637
         State and local taxes, net of federal
           income tax effect......................     (135,961)        (27,359)       125,518
         Other nondeductible items................       22,539       3,093,522             --
         Losses not providing tax benefit.........    1,269,289         330,190             --
         Other....................................     (190,621)       (113,561)       156,721
                                                    -----------     -----------     ----------
                                                    $(1,526,579)    $  (276,352)    $1,686,876
                                                    ===========     ===========     ==========


     Deferred income taxes as of December 31, 1998 and 1997 reflect the impact of temporary differences between financial statement carrying amounts and tax bases of assets and liabilities. The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 1998 and 1997 are presented below:


                                                         DECEMBER 31
                                                  -------------------------
                                                     1998           1997
                                                  ----------    -----------
         Deferred tax assets
           Net operating loss and alternative
             minimum tax credit carryovers....... $2,169,634    $   814,425
           Compensation related items............    480,137        299,554
           Contingent liabilities and other .....    268,340        204,978
                                                  ----------    -----------
           Gross deferred tax asset.............. $2,918,111    $ 1,318,957
                                                  ----------    -----------
                                                  ----------    -----------


                                      F-29

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996

(5)      FEDERAL AND STATE INCOME TAXES (CONTINUED)

           Less valuation allowance.............. (2,453,958)    (1,184,669)
           Net deferred tax asset................    464,153        134,288
         Deferred tax liabilities:
           Customer base intangible..............   (464,153)      (633,000)
                                                  ----------    -----------
         Net deferred tax liability.............. $       --    $  (498,712)
                                                  ==========    ===========



     The valuation allowance for deferred tax assets increased $1,269,289 and $1,184,669 during 1998 and 1997, respectively.


     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and prior taxes paid in making this assessment. Based upon its evaluation of these factors, management believes that it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance, at December 31, 1998. At December 31, 1998, the Company has net operating loss carryforwards for federal tax purposes of approximately $4,860,000 which are available on a limited basis to offset future federal taxable income, if any, through 2018. When realized, such benefit will first be utilized to reduce intangible assets recorded in the reverse acquisition of AvTel by Matrix.


     In accordance with the Internal Revenue Code of 1986, as amended, the Company may carryback the 1998 net operating loss, subject to certain limitations, up to two (2) years to reduce prior years' taxable income. Any unused portion may be carried forward up to twenty (20) years. The Company expects to utilize $4,294,000 of the net operating loss to offset prior years' taxable income resulting in a refund of approximately $1,325,000 of taxes previously paid.


     The Company's 1998 consolidated financial statements have been restated to give effect to the recognition of the income tax receivable discussed in the preceding paragraph. as a result of this restatement, net loss for the year ended December 31, 1998 has been

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


decreased by $1,325,000 ($0.13 per common share - basic and diluted) from amounts previously reported.


(6)      RELATED PARTY TRANSACTIONS

     The Company has had transactions in the normal course of business with various companies which are affiliated with shareholders of the Company. Pacific Gateway Exchange, Inc. ("PGE") provides the Company with significant domestic and international transmission services. As of January 1, 1998, PGE was no longer affiliated with the Company. During 1998, a director and several significant holders of the Company's common stock divested themselves of a substantial portion of their holdings of PGE common stock; they have advised the Company that they no longer could be deemed to be in control of PGE. A significant number of the Company's employees were leased from United Group Service Center, an affiliate, which provides such services to a number of affiliated companies. This lease agreement was terminated on December 31, 1998, at which time these individuals became employees of the Company. The Company provides long distance and data network service to a number of affiliated companies. Balances with affiliates related to operating activities are settled monthly. In addition, the Company has made both interest bearing and non-interest bearing advances to affiliated companies.

Due from affiliates consists of the following:

                                                                       DECEMBER 31
                                                                  ---------------------
                                                                    1998         1997
                                                                  --------   ----------
         Core Marketing--note receivable due September 1, 1998... $     --   $1,798,889
         UICI Administrators (long distance services)............  308,346       94,417
         Interactive Media Works (IMW) (long distance services)..    6,214       25,263
         Core Marketing (long distance services).................   82,695      111,280
         AMLI Management Co. (long distance services)............   10,695           --
         Other receivables from various affiliates...............   93,908       97,922
                                                                  --------   ----------
                                                                  $501,858   $2,127,771
                                                                  ========   ==========

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(6)      RELATED PARTY TRANSACTIONS (CONTINUED)


Due to affiliates consists of the following:

                                                            1998         1997
                                                          --------    ----------
         PGE (not considered an affiliate in 1998)....... $     --    $2,335,787
         Group Association (UGA) and Core Marketing
           (commissions).................................    5,339       134,618
         Other payables to various affiliates............  318,681       249,012
                                                          --------    ----------
                                                          $324,020    $2,719,417
                                                          ========    ==========

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


Significant services and transactions incurred in the normal course of operations with affiliated companies are summarized as follows:




                                                                     1998                 1997              1996
                                                                 ------------         ------------      ------------
Revenues include the following:
     U.S. Telco-billing and collection
     services, customer service and accounting
     services...........................................         $         --         $    200,370      $         --
Long distance revenues from affiliates:
UGA, UICI, IMW, Core Marketing, and AMLI................            4,592,040            3,351,375         5,445,903
                                                                 ------------         ------------      ------------
                                                                   $4,592,040         $  3,551,745      $  5,445,903
                                                                 ============         ============      ============
Cost of revenues includes the following:
     Network transmission services--PGE
     (not considered an affiliate in 1998)..............         $         --         $ 15,917,688      $ 20,527,236
                                                                 ============         ============      ============
Selling, general and administrative expenses
include the following:
     Expenses paid on behalf of PGE (not
     considered an affiliate in 1998) for access
     services, for which the Company was reimbursed.....         $         --         $  3,534,154      $  5,040,051
     Expenses incurred for leasing employees
     from United Group Service Center                               5,581,428            4,395,820         4,542,007
     Sales commissions to affiliates:
        Core Marketing, UICI, UGA, Best
        Connections and AMLI............................              140,187              990,533         5,335,233

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(6)  RELATED PARTY TRANSACTIONS (CONTINUED)



                                                                     1998                 1997              1996
                                                                 ------------         ------------      ------------
     Overhead expenses reimbursed to/from
        UGA Divisions...................................              241,810              110,761            77,231
     Core Marketing--casual mailings and
        telemarketing...................................               21,425              603,742                --
                                                                 ------------         ------------      ------------
                                                                 $  5,984,850         $  9,635,010      $ 14,994,522
                                                                 ============         ============      ============
Interest expense includes the following:
     Interest paid to shareholder.......................         $         --         $         --      $    173,380
                                                                 ============         ============      ============


     During 1997, the Company loaned $2,000,000 to an affiliated company, Core Marketing, LLC. Of such amount, $201,000 was repaid in 1997 and the remainder was repaid in 1998.

     In July 1998, the Company purchased notes receivable from one of the Company's significant shareholders at a discount. The notes receivable evidenced loans made by the significant shareholder in 1996 to Matrix employees to finance their purchases of Matrix common stock (which was subsequently converted to shares of the Company's common stock). Each of the employees who delivered a note receivable also entered into a Buyback Agreement dated October 6, 1996 (the "Buyback Agreement"), pursuant to which the Company has the option (but no obligation) to repurchase a portion of such employee's stock upon the termination of his or her employment. The original notes, plus accrued interest, at the date of purchase by the Company was $573,000. The Company purchased these notes for $435,000.

     In connection with the purchase of the notes receivable above, the Company repurchased 240,912 shares of its common stock subject to the Buyback Agreement from terminated employees. The Company exercised its right to repurchase 225,154 of such shares at a price range of $1.51 to $1.70 per share, and the former employees used the $373,081 in proceeds to reduce the amount of their notes. The Company repurchased an additional 15,758 shares in satisfaction of the remaining balance of $116,085 on the former employees' notes.

(7)  STOCK COMPENSATION

     AVTEL OPTIONS--Prior to the Share Exchange AvTel adopted a 1997 Incentive Stock Option Plan (the "AvTel 1997 Plan") for option grants to officers and key employees. The AvTel 1997 Plan authorizes grants of options to purchase up to 250,000 shares of authorized but unissued

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(6)  RELATED PARTY TRANSACTIONS (CONTINUED)

common stock and 125,000 shares of restricted common stock. Stock options are to be granted with an exercise price greater than or equal to the stock's fair market value at the date of grant. Options generally vest 25% after one year and 25% each year thereafter until fully vested. Such options typically expire after ten years. In addition, AvTel had other options which had been granted prior to the adoption of the AvTel 1997 Plan. After the Share Exchange all outstanding options became obligations of the Company.

     On January 1, 1998, the Company granted options to purchase 75,000 shares of the Company's common stock at an exercise price of $1.50 per share. On March 1, 1998 the Company granted options to purchase 100,000 shares of the Company's common stock at an exercise price of $1.50 per share. These options become exercisable based on qualified billings of long distance customers generated by the optionees from the respective dates of grant through December 31, 2000. As of December 31, 1998, 27,316 options are exercisable.

     On February 24, 1998, the Company's Board of Directors approved the grant of a total of 120,000 shares of restricted common stock to two board members pursuant to the Company's 1997 Stock Incentive Plan. The restricted stock provisions will lapse over four years or fully lapse in the event of death or permanent disability of the grantees. During 1998 one of the board members resigned from the board and his 60,000 shares were vested immediately. As of December 31, 1998, only those 60,000 shares of restricted common stock are vested.

     During 1998, the Company adopted the 1998 Stock Incentive Plan (the "AvTel 1998 Plan"), which provides for the issuance of up to 1,500,000 shares of AvTel common stock pursuant to stock options and issuances of restricted stock, as well as for the grant of stock appreciation rights. Stock options are to be granted with an exercise price greater than or equal to the stock's fair market value at the date of grant. Options generally vest 25% after one year and 25% each year thereafter until fully vested. Such options typically expire after ten years. As of December 31, 1998, the Company granted 671,000 options under the AvTel 1998 Plan. Exercise prices range from $2.375 to $4.00 per share.

     MATRIX OPTIONS--Prior to the Share Exchange, the Board of Directors of Matrix approved stock options for certain officers and employees. Stock option transactions of Matrix are included in the table below. At the time of the Share Exchange, Matrix had 22,338 options

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(7)  STOCK COMPENSATION (CONTINUED)

outstanding to purchase its common stock. In connection with the Share Exchange, the Company reissued these stock options and they vested immediately. These reissued options expire in December 2002.

     The Company applies APB Opinion No. 25 in accounting for the AvTel 1997 Plan, 1998 Stock Incentive Plan and the Matrix options discussed above; and, accordingly, no compensation cost has been recognized for its stock options issued to employees in the financial statements. For stock options granted to non-employees, the Company accounts for such options in accordance with the requirements of SFAS No. 123. Had the Company determined compensation cost based on the fair value at the grant date for stock options issued to employees under SFAS No. 123, the Company's net loss in 1998 and 1997 would not have materially changed.

     BEST CONNECTIONS, INC. OPTIONS--As discussed in Note 2, as a result of the Matrix combination with Best, Matrix assumed the obligation to issue stock options to Best's agents under Best's 1997 Option Plan. Effective as of the date of combination, July 1, 1997, 1,292,000 options to purchase Matrix common shares were granted to Best agents at $1.50 per share, which will result in aggregate commission expense of approximately $764,000 over the vesting period. The option price per share was $1.50. The agents' options become exercisable no later than December 31, 1999 and may be exercised earlier based on qualified billings of long distance customers generated by the agents during six month measurement periods. After the Share Exchange such options became obligations of the Company. As of December 31, 1998, 641,532 options have been earned and 172,120 exercised under the Plan and the Company recorded expense totaling approximately $132,000 and $249,000 related to such options based on qualified billings for 1998 and 1997, respectively. Options generally expire two years from the date they become exercisable or sixty days subsequent to termination of employment.

     The per share weighted average fair value of stock options granted on July 1, 1997 was $.59 on the date of the grant using the Black-Scholes option - pricing model with the following weighted-average assumptions: expected volatility of 30%, risk-free interest rate of 6.0%, and an expected life of 3.5 years.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(7)  STOCK COMPENSATION (CONTINUED)

     BEST CONNECTIONS, INC. OPTIONS AND RESTRICTED STOCK AGREEMENTS--As discussed in Note 2 as a result of the Matrix combination with Best, Matrix assumed the obligation to issue stock options, consisting of Matrix common shares owned by Best, to employees of affiliated companies. Effective July 15, 1997, the Company issued 247,500 options to purchase an equal number of shares of its common stock, at $1.50 per share subject to the provisions of a Restricted Stock Agreement. The Restricted Stock Agreement includes a call provision by the Company that lapses 10 percent each six months beginning December 15, 1997 through June 15, 2002 or fully lapses in the event of death or permanent disability of the option holder. The call price is equal to the initial purchase price of $1.50 plus the aggregate amount of net income or less the aggregate amount of net losses per share for each fiscal quarter beginning after December 15, 1997; provided that the call price could not be less than $1.50 per share. During 1998 AvTel relinquished its right to call the shares which caused the options to vest immediately and to expire if not exercised before December 13, 1998. AvTel provided the holders the option of a "cashless" exercise by purchasing up to one half the shares issuable at $3.00 The Company recognized expense over the life of the options in accordance with the provisions of SFAS No. 123 and recorded expense of $500,000 in 1997 and a reduction of expense of $170,000 in 1998. At December 31, 1998, 107,250 options had been exercised, 67,250 were used for the cashless exercise, 45,500 expired, and 27,500 were canceled.

                  AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(7)  STOCK COMPENSATION (CONTINUED)

     Stock option activity is as follows:


                                                                                                      WEIGHTED
                                                                                    OPTION             AVERAGE
                                                                                      S            EXERCISE PRICE
                                                                                 ------------     -----------------
Outstanding at December 31, 1995........................................               53,607     $            2.24
     Canceled...........................................................              (31,269)                 2.24
Outstanding at December 31, 1996........................................               22,338                  2.24
     AvTel options outstanding at time of Share Exchange................              255,109                  4.52
     Granted............................................................            1,539,500                  1.50
     Exercised..........................................................              (15,000)                 3.50
Outstanding at December 31, 1997........................................            1,801,947                  1.78
     Granted............................................................            1,024,500                  3.31
     Expired............................................................              (46,750)                 1.54
     Forfeited..........................................................             (106,999)                 1.91
     Exercised..........................................................             (353,327)                 1.81
                                                                                 ------------
Outstanding at December 31, 1998........................................            2,319,371     $            2.45
                                                                                 ============     =================
     Exercisable at December 31, 1995                                                      --     $              --
     Exercisable at December 31, 1996                                                   3,574                  2.24
     Exercisable at December 31, 1997                                                 349,972                  2.21
     Exercisable at December 31, 1998                                                 524,849                  2.16

     Total expense recorded for stock based awards during 1998 and 1997 was $477,148 and $748,884, respectively.
     The following table summarizes certain information about the Company's stock options at December 31, 1998.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(7)  STOCK COMPENSATION (CONTINUED)


                                      OPTIONS OUTSTANDING
                       -------------------------------------------------
                                                                                      OPTIONS EXERCISABLE
                                          WEIGHTED                            -----------------------------------
                                           AVERAGE             WEIGHTED       NUMBER OF OPTIONS
     RANGE OF            NUMBER           REMAINING            AVERAGE             AVERAGE
     EXERCISE              OF            CONTRACTUAL           EXERCISE          EXERCISABLE             WEIGHTED
      PRICES            OPTIONS             LIFE                PRICE              PRICE                EXERCISE
    ----------         ---------      -------------------     ----------      ------------------   --------------
       $  1.50 -
          2.25         1,427,218            2.5 years         $     1.57            462,334         $   1.54
   2.38 - 3.30           303,749            8.5                     2.92             26,736             2.93
   4.00 - 6.00           555,112            9.9                     4.02              2,487             4.00
   6.75 - 8.00            17,093            8.9                     7.47             17,093             7.47
         12.00 -
         14.00            16,199            8.1                    12.77             16,199            12.77
                       ---------                                                     ------
                       2,319,371            5.1                     2.45            524,849             2.16
                       =========                                                    =======

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996

(8)  EARNINGS PER COMMON SHARE

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS 128") in the fourth quarter of 1997, which required companies to present basic earnings per share and diluted earnings per share.



                                                                      1998             1997
                                                                 ---------------   -------------
       Numerator:
        Net loss............................................     $    (5,802,318)  $ (10,191,720)
        Less preferred dividends............................              47,264           5,540
                                                                 ---------------   -------------
         Loss applicable to common shareholders.............     $    (5,849,582)  $ (10,197,260)
                                                                 ===============   =============

       Denominator:
        Weighted average number of common shares used
         in basic and diluted loss per common                          9,633,474       8,267,296
         share..............................................     ===============   =============

        Basic and diluted loss per common share.............     $         (0.61)  $       (1.23)
                                                                 ===============   =============


     Per share amounts are not reflected for 1996 due to the recapitalization of the Company as a result of the reverse acquisition in 1997.

(9)  LEASING ACTIVITIES AND OTHER COMMITMENTS

     The Company leases office space and various equipment under operating leases expiring in various years through 2004. In the normal course of business, operating leases are generally renewed or replaced by other leases. Total rental expenses were $546,000 in 1998, $245,000 in 1997, and $325,000 in 1996. Future
minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are: 1999--$731,000; 2000--$688,000;
2001--$426,000; 2002--$307,000; and 2003--$101,224.

     Substantially all of the Company's switching and transmission facilities have been provided by two suppliers under negotiated contractual agreements. The Company purchases long distance services at certain per-minute rates, which vary depending on the time and type of call.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


At December 31, 1998, there are outstanding contractual agreements committing the Company to $18,570,000 minimum usage through February 15, 2000.

(10)     REVOLVING LINE OF CREDIT

      In 1998, the Company entered into a Loan and Security Agreement with a bank, which provides for an asset-based revolving credit line with a floating interest rate of prime plus 2% (9.75% at December 31, 1998), payable monthly. The credit limit is the lesser of $7,500,000 or a percentage of the amount of the Company's eligible receivables and other items. Borrowings are secured by substantially all of the assets of the Company. The agreement also calls for a minimum borrowing of $1,500,000 with a two-year term. At December 31, 1998, there was $1,112,890 outstanding under the agreement, and an additional $1,655,000 was eligible for borrowing under the revolving credit line.

      The Loan and Security Agreement contains restrictions on net worth, future acquisitions and other transactions.

(11)     SEGMENT REPORTING

      In June 1997, the Financial Accounting Standards Board issued Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which the Company adopted in 1998. The Company identifies such segments based on management responsibility. The Company's two primary business segments are Business Markets Group ("BMG") and Channel Markets Group ("CMG").

      BMG targets mid-size corporate customers for their broadband data, voice and Internet networking needs. Through a value-added sales process, the Company designs, provisions and manages its customers' networks. The Company provides a host of additional value-added services assisting its customers to create enhanced intranet and extranet applications. Additionally, BMG markets to its customer base a variety of traditional communications products and services such as long distance telephone service, executive calling cards and wireless paging.

      CMG targets and markets to distribution companies, agents, resellers and affinity groups ("Channel Partners") that maintain access to large groups of individuals and small businesses

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(11)     SEGMENT REPORTING  (CONTINUED)

through affinity relationships and niche marketing strategies. Channel Partners include non-profit organizations and for-profit distribution groups. CMG provides Internet access, long distance telephone and other services to customers in 49 states.

      During 1998, the Company measured and monitored the progress of BMG and CMG based on revenues from external customers and gross margin. The results for the year ended December 31, 1998 are as follows:



                          YEAR ENDED DECEMBER 31, 1998

                                                 BMG            CMG         TOTAL
                                             ----------    -----------    -----------
Revenue from external customers..........    $6,338,114    $37,675,384    $44,013,498
Gross margin.............................     1,846,895     10,317,249     12,164,144
Total assets.............................     8,079,998      7,879,356     15,959,354



                          YEAR ENDED DECEMBER 31, 1997

                                                 BMG            CMG         TOTAL
                                             ----------    -----------    -----------
Revenue from external customers..........    $5,791,993    $45,597,087    $51,389,080
Gross margin.............................     1,715,205     13,446,368     15,161,573
Total assets.............................     2,241,825     16,483,025     18,724,850


                                     F-42


                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1998, 1997 AND 1996



                          YEAR ENDED DECEMBER 31, 1996

(11)     SEGMENT REPORTING  (CONTINUED)

                                                 BMG            CMG         TOTAL
                                             ----------    -----------    -----------
Revenue from external customers..........    $6,368,460    $65,189,835    $71,558,295
Gross margin.............................     2,135,461     21,748,438     23,883,899
Total assets.............................       705,964     19,632,440     20,338,404

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(12)     CONTINGENCIES

      The Company's common stock has been traded on The Nasdaq SmallCap Market since May 28, 1998. Trading in the Company's stock was halted by Nasdaq after the close of trading on November 12, 1998, through the close of trading on November 13, 1998, as a result of an unusual upsurge in its stock price and trading volume. This unusual event has triggered the initiation of class action litigation under the federal securities laws. The Company believes that these claims are without merit and intends to defend vigorously this litigation. However, it is not possible at this time for the Company to predict with certainty the outcome of this litigation. Even if the Company prevails in the litigation, the expenses of the defense could have a material adverse effect on the Company's operating results and financial condition.

      The Company presently has other contingent liabilities relating to various lawsuits and other matters related to the conduct of its business. On the basis of information furnished by counsel and others, management believes these contingencies upon resolution will not materially affect the financial condition or results of operations of the Company.

(13)     SUBSEQUENT EVENTS

       On April 13, 1999, the Company sold 1,500 shares of its newly-designated Series B Convertible Preferred Stock (the "Series B Stock") to AMRO International, S.A., an entity organized under the laws of Panama, Austinvest Anstalt Balzers, an entity organized under the laws of Liechtenstein, and Esquire Trade & Finance Inc., an entity organized under the laws of the British Virgin Islands (the "Series B Investors") for $1,500,000. The Series B Stock has a liquidation preference of $1,000 per share. The Series B Stock will be entitled to an annual dividend of $30 per share, payable in cash or Common Stock, at the Company's option. The annual dividend will increase to $60 per share if the Company ever ceases to be listed on The Nasdaq Stock Market or any national securities exchange. The Series B Stock is convertible into Common Stock at the option of the Series B Investors at any time. The number of shares of Common Stock to be received by a Series B Investor upon conversion will equal the liquidation preference of the amount converted, divided by the conversion price. The conversion price will be the lesser of (1) $6.875, or (2) 89% of the low closing bid price for the Common Stock on The Nasdaq SmallCap Market at the time of conversion. The conversion price will not be less than $3.00 for 180 days after the date of issuance of the Series B Stock. Thereafter the conversion price will not be less than $2.00 as long as certain revenue and EBITDA requirements are met.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(13)     SUBSEQUENT EVENTS (CONTINUED)

As a result, the Company could issue up to 750,000 shares of Common Stock upon conversion if all of the Series B Stock were converted at the lowest possible conversion price (assuming such revenue and EBITDA requirements continue to be met). Unless the Company shall have obtained the approval of its voting stockholders in accordance with the rules of The Nasdaq Stock Market, the Company will not issue shares of Common Stock upon conversion of any shares of Series B Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Company upon conversion of or as dividends on shares of the Series B Stock, would exceed 19.9% of the number of shares of Common Stock which were issued and outstanding on the original issuance date of the Series B Stock. The Company will pay converting Series B Investors in cash for any excess over such amount.

       The Company also issued the Series B Investors warrants to purchase up to 20,000 shares of Common Stock at a price of $8.60 per share. The warrants may be exercised beginning September 30, 1999, and terminate on March 31, 2002.

       The Company and the Series B Investors entered into a Registration Rights Agreement that requires the Company to file, and obtain and maintain the effectiveness of, a Registration Statement with the Securities and Exchange Commission (the "Commission") in order to register the public resale of all shares of the Common Stock acquired by the Series B Investors (a) upon conversion of the Series B Stock, (b) in payment of dividends on the Series B Stock, and (c) upon exercise of the warrants. The Company will be subject to significant monetary penalties if it fails to obtain or maintain the effectiveness of such Registration Statement.

       The Company paid Trinity Capital Advisors, Inc. $60,000 as compensation for advising it with respect to the placement of the Series B Stock.

                   AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1998, 1997 AND 1996


(14) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                               1998
                                       -----------------------------------------------------------------------------------
                                         1st Qtr            2nd Qtr            3rd Qtr           4th Qtr          Total
                                       -----------        -----------        -----------       ----------      -----------
Revenues                                12,444,839         11,294,866         10,589,137        9,684,656       44,013,498
Gross Margins                            3,156,844          2,938,848          3,336,290        2,732,162       12,164,144
Net Loss as previously reported         (1,672,490)        (2,112,947)        (1,208,539)      (2,133,342)      (7,127,318)
Tax benefit from NOL
carryback (note 5)                         304,448            413,004            156,006          451,542        1,325,000
Adjusted net loss                       (1,368,042)        (1,699,943)        (1,052,533)      (1,681,800)      (5,802,318)

Net loss per common
   share--basic and diluted as
   previously reported                       (0.18)             (0.22)             (0.13)           (0.22)           (0.74)
Net loss per common
   share--basic and diluted
   adjusted for tax benefit from
   NOL carryback                             (0.15)             (0.18)             (0.11)           (0.17)           (0.61)



         During each of the quarters in 1998 the Company incurred a net operating loss for federal income tax purposes. Approximately $4,294,000 of the NOL may be carried back to reduce taxable income in prior years. The 1998 quarterly information has been adjusted to reflect the tax benefit of the carryback of the tax NOL in each quarter.

                     AVTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                   SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                    Years ended December 31, 1998, 1997, and 1996



                                         BALANCE
                                           AT                                       BALANCE
                                        BEGINNING                                     AT
                                           OF                                       END OF
DESCRIPTION                              PERIOD      ADDITIONS     DEDUCTIONS       PERIOD
-----------                            ----------   ------------   ------------   ----------
Allowance for doubtful
  Accounts and other
  Provisions--years ended:
  December 31, 1998..................  $  982,000   2,728,000(a)   2,775,000(b)     935,000
  December 31, 1997..................  $  627,000   1,830,000(a)   1,475,000(b)     982,000
  December 31, 1996..................  $  730,000   1,461,000(a)   1,564,000(b)     627,000

Valuation allowance for
  deferred tax assets:
  December 31, 1998..................  $1,185,00     1,269,000(c)         --      2,454,000
  December 31, 1997..................  $       0     1,185,000(c)         --      1,185,000
  December 31, 1996..................  $      --            --            --             --


----------------------

(a)      Charged to cost of revenues.
(b)      Amounts written off.
(c)      Recognized as a component of deferred tax assets.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock offered hereby, other than underwriting discounts and commissions:

     Securities and Exchange Commission Registration Fee ....  $ 2,814
     Additional Listing Fee for Nasdaq SmallCap Market ......    7,000
     Blue Sky Fees and Expenses (including attorneys' fees)..    1,000
     Accounting Fees and Expenses ...........................   10,000
     Attorneys' Fees and Expenses ...........................   50,000
     Transfer Agent's and Registrar's Fees ..................    1,000
     Miscellaneous ..........................................    8,186
              Total .........................................  $80,000

Item 14.  Indemnification of Directors and Officers

         (a) The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholders or otherwise.

         (b) Article Eighth of the Certificate of Incorporation of the Registrant permits, and Article Sixth of the Bylaws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law provided that AvTel is not required to advance expenses incurred by directors and officers in connection with an action, suit or proceeding (or part thereof) brought by AvTel which was authorized by a majority of its board of directors and which alleges (i) willful misappropriation of corporate assets by such director, officer, employee or agent, (ii) disclosure of confidential information in violation of law or (iii) any other willful and deliberate breach in bad faith of the duty of such director, officer, employee or agent to AvTel or its stockholders.

         (c) In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends) or (4) transactions from which a director derives any improper personal benefit.

Item 15.  Recent Sales of Unregistered Securities

         During the fiscal year ended September 30, 1997, AvTel issued shares of its common stock, which were not registered under the Securities Act, in connection with the acquisition of AvTel Holdings, the acquisition of Silicon Beach and the acquisition of WestNet. AvTel also issued shares of series A convertible preferred stock in connection with the acquisition of AvTel Holdings. (Such shares are convertible into common stock on a one for one basis.) No underwriters were used in these transactions and none of such shares were issued publicly. In each case AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In each case, the number of individuals receiving shares of stock was very small, and such individuals were and are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. In each case, AvTel made available to the recipients of such common stock all material information with respect to AvTel and the respective transaction. The specific details of such issuances were disclosed as part of relevant Form 8-K, Form 10-KSB or Form 10-QSB filings. Certain summary information is set forth in the following table. All share numbers have been adjusted to reflect the subsequent reverse stock split.


DATE                   SHARES ISSUED                ENTITY ACQUIRED      PURCHASERS
----                   -------------                ---------------      ----------
October 23, 1996       1,063,127 (Common Stock)     AvTel Holdings       Anthony E. Papa,
                                                                         James P. Pisani,
                                                                         Barry A. Peters
October 23, 1996       250,000 (Preferred Stock)    AvTel Holdings       Tommy Lin, Patrick Lin
November 20, 1996      28,750                       Silicon Beach        Frank Dziuba
February 21, 1997      8,750                        WestNet              Theodore E. Padova,
                                                                         Howard M. Tamaroff,
                                                                         Hallas Color Photo
                                                                         Lab, Inc.


         On December 1, 1997, AvTel issued 9,582,493 shares of its common stock, which were not registered under the Securities Act, in connection with the acquisition of Matrix Telecom; 1,999,997 of such shares were held by a subsidiary of AvTel as treasury stock after the transaction and were subsequently canceled. No underwriters were used in this transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The persons receiving shares were the 23 former Matrix Telecom shareholders. AvTel also issued options for 22,338 shares of common stock to three former Matrix Telecom option holders with an exercise price of $2.24 per share. These persons were and are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the recipients of such common stock all material information with respect to AvTel and the share exchange. Each such person signed an exchange statement containing appropriate investment representations and covenants. The specific details of the issuances were disclosed in AvTel's definitive Proxy Statement dated October 31, 1997, and as part of relevant Form 8-K and Form 10-KSB filings.

         In June 1997, New Best Connections, Inc., a subsidiary of Matrix Telecom, awarded options to purchase shares of Matrix Telecom common stock to members of its outside sales force in recognition of their past services to Best Connections, Matrix Telecom and related companies (and in satisfaction of certain obligations of Best Connections to shareholders of Matrix Telecom who had contributed shares of Matrix Telecom stock to Best Connections). As a result of the share exchange, the shares of Matrix Telecom common stock subject to such options were converted into 1,292,000 shares of AvTel common stock. The exercise price for such options is $1.50 per share. AvTel subsequently registered such shares of its common stock prior to any of such options becoming exercisable.

         In July 1997, Best Connections issued options to purchase Matrix Telecom common stock to 41 individuals in recognition of their past services to Best Connections, Matrix Telecom and related companies (and in satisfaction of certain obligations of Best Connections to shareholders of Matrix Telecom who had contributed shares of Matrix Telecom stock to Best Connections for this purpose). As a result of the share exchange, the shares of Matrix Telecom common stock subject to such options were converted into shares of AvTel common stock. The exercise price for such options was $1.50 per share. During the fiscal year ending December 31, 1998, (1) options were exercised for 107,250 shares, (2) options for 67,250 shares were canceled in connection with the exercise of other options, and (3) options for 73,000 shares were forfeited or expired unexercised. At December 31, 1998, none of such options remained outstanding. No underwriters were used in connection with these option exercises and none of the shares issued upon exercise was issued publicly. AvTel has relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The optionees were and are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the recipients of such common stock all material information with respect to AvTel.

         On September 25, 1998, AvTel issued 30,000 shares of its common stock, which were not registered under the Securities Act, in connection with the acquisition of Digital Media, by means of a stock-for-stock exchange. No underwriters were used in the transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Sections 3(a) (11) and 4(2) of the Securities Act and Rule 505 of Regulation D promulgated thereunder. The persons receiving shares were the three former Digital Media shareholders. These persons were and are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the recipients of such common stock all material information with respect to AvTel and the share exchange. Each such person signed an exchange agreement containing appropriate investment representations and covenants.

         On November 19, 1998, AvTel issued 650,000 shares of its common stock, which were not registered under the Securities Act, in connection with the acquisition of Remote Lojix. No underwriters were used in this transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The persons receiving shares were the 20 shareholders of Remote Lojix. These persons are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the recipients of such common stock all material information with respect to AvTel. Each such person signed a stock purchase agreement containing appropriate investment representations and covenants.

         On March 17, 1999, AvTel issued 14,845 shares of its common stock, which were not registered under the Securities Act, to one of its distributors upon the exercise of an existing stock option. No underwriters were used in this transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The distributor receiving shares is believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the distributor all material information with respect to AvTel. The distributor signed a restricted stock agreement containing appropriate investment representations and covenants.

         On April 13, 1999, AvTel issued 1,500 shares of its series B convertible preferred stock and 20,000 common stock purchase warrants, which were not registered under the Securities Act, to three private investors. No underwriters were used in this transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The persons receiving securities are believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to the investors all material information with respect to AvTel. The investors signed a preferred stock and warrants purchase agreement containing appropriate investment representations and covenants.


         On April 23, 1999, AvTel issued 3,000 shares of common stock to Trinity Capital Advisors, Inc. in compensation for financial advisory services in connection with the offering described in this registration statement. Trinity Capital Advisors, in its role as financial advisor, conducted a financial analysis of AvTel and presented it with a private placement structure. Trinity also provided AvTel with several contacts with investors known to invest in the type of structure proposed. No underwriters were used in this transaction and none of such shares were issued publicly. AvTel relied on the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Trinity is believed by AvTel to possess the requisite level of financial sophistication and experience in order to qualify for such exemptions. AvTel made available to Trinity all material information with respect to AvTel. Trinity signed an agreement containing appropriate investment representations and covenants.


Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits:

          A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

(b)  Financial Statement Schedules:

         Other than Schedule II--Valuation and Qualifying Accounts for the years ended December 31, 1998, 1997 and 1996 for AvTel Communications, Inc. and its subsidiaries, which is included herein, all other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere in the registration statement.


Item 17.  Undertakings

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of theSecurities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on July 23, 1999.


                                             By /s/ ANTHONY E. PAPA
                                                   Anthony E. Papa
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of July 1999.

               SIGNATURE                         TITLE
               ---------                         -----
               *
--------------------------------       Chairman of the Board and Chief
        Anthony E. Papa                Executive Officer (Principal Executive
                                       Officer)


               *
--------------------------------       President, Chief Operating Officer,
        James P. Pisani                Secretary and Director


               *
--------------------------------       Chief Financial Officer (Principal
        Michael J. Ussery              Financial and Accounting Officer)


               *
--------------------------------       Director
        John E. Allen


               *
--------------------------------       Director
        Jeffrey J. Jensen


               *
--------------------------------       Director
        Anthony D. Martin


 * By: /s/ ANTHONY E. PAPA
--------------------------------
           Attorney-in-Fact

                                INDEX TO EXHIBITS




NUMBER                                EXHIBIT
------                                -------
2.1           Acquisition Agreement, dated as of August 30, 1996, by and among Hi-Tiger International, Inc., a Utah corporation, AvTel
              Communications, Inc., a Utah corporation, and AvTel Holdings,
              Inc., a California corporation.  (Incorporated by reference to
              Exhibit A to Registrant's Information Statement on Schedule
              14C dated October 2, 1996, File No. 0-27580).
2.2           Amendment No. 1 to Acquisition Agreement, dated as of October
              22,  1996, among Hi-Tiger International, Inc., AvTel
              Communications, Inc., a Utah corporation, and AvTel Holdings,
              Inc., (Incorporated by reference to Exhibit 2.2 to Registrant's
              Current Report on Form 8-K dated October 23, 1996, File No.
              0-27580).
2.3           Stock Exchange Agreement, dated as of April 29, 1997, by and between the Registrant and Matrix Telecom, Inc. (Incorporated
              by reference to Exhibit 2 to Registrant's Current Report on
              Form 8-K dated April 30, 1997, File No. 0-27580).
2.4           Amendment to Stock Exchange Agreement, dated as of August
              25, 1997, by and between the Registrant and Matrix Telecom,
              Inc. (Incorporated by reference to Exhibit 2 to Registrant's
              Current Report on Form 8-K dated August 25, 1997).
2.5           Agreement and Plan of Merger, dated as of October 3, 1997, between AvTel Communications, Inc., a Delaware corporation and AvTel Communications, Inc., a Utah corporation.
              (Incorporated by reference to Exhibit 2.7 to Registrant's Annual
              Report on Form 10-KSB for the year ended September 30, 1997).
2.6           Stock Purchase Agreement, dated as of July 22, 1998, among the
              Registrant and the shareholders of Remote Lojix/PCSI, Inc.
              (Incorporated by reference to Exhibit 2.6 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1998, File
              No. 0-27580).
2.7           First Amendment to Stock Purchase Agreement, dated as of
              August 18, 1998, among the Registrant and the shareholders of
              Remote Lojix/PCSI, Inc.  (Incorporated by reference to Exhibit
              2.7 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 0-27580).


                                    II-8

2.8           Earnout Agreement, dated as of October 30, 1998, among the
              Registrant and certain shareholders of Remote Lojix/PCSI, Inc.
              (Incorporated by reference to Exhibit 2.8 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1998, File
              No. 0-27580).
3.1 Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form
              10-KSB for the year ended September 30, 1997, File No.
              0-27580).
3.2           Certificate of Designations, Preferences and Rights of Series B
              Convertible Preferred Stock (Incorporated by reference to
              Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 0-27580).
3.3           By laws of the Registrant. (Incorporated by reference to Exhibit
              3.2 to Registrant's Annual Report on Form 10-KSB for the year ended September 30, 1997, File No. 0-27580).
4.1           Specimen Certificate of common stock of Registrant
              (Incorporated by reference to Exhibit 4.1 to the Registrant's
              Registration Statement on Form S-8 dated May 22, 1998, File
              No. 333-53435).
5.1           Opinion of Mayer, Brown & Platt*
10.1          Rights Agreements dated October 23, 1996, between the
              Registrant and holders of the Registrant's Series A Convertible
              Preferred Stock. (Incorporated by reference to Exhibit 4.2 to
              Registrant's Current Report on Form 8-K dated October 23,
              1996, File No. 0-27580).
10.2          1997 Stock Incentive Plan. (Incorporated by reference to Exhibit
              A to the Registrant's definitive Proxy Statement on Schedule
              14A dated January 8,1997, File No. 0-27580).
10.3          1998 Stock Incentive Plan. (Incorporated by reference to Exhibit
              A to Registrant's definitive Proxy Statement on Schedule 14A dated April 28, 1998, File No. 0-27580).
10.4          New Best Connections, Inc. Amended and Restated 1997 Option
              Plan. (Incorporated by reference to Exhibit 4.2 to Registrant's
              Registration Statement on Form S-8 dated May 22, 1998, File
              No. 333-53435).
10.5          First Amendment to New Best Connections, Inc. Amended and
              Restated 1997 Option Plan (Incorporated by reference to Exhibit
              10.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 0-27580).


                                    II-9

10.6          Registration Rights and Lockup Agreement dated December 1,
              1997, between the Registrant and Matrix Telecom, Inc., on behalf of the stockholders of Matrix, (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K dated
              December 1, 1997, File No. 0-27580).
10.7 Triple Net Real Property Lease (Multi-Tenant Building) dated as of February 16, 1998, by and between Bath Street Partners, a
              California limited partnership and the Company. (Incorporated by reference to Exhibit 10.8 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, File No.
              0-27580).
10.8          Commercial Lease Agreement dated February 28, 1995, Matrix
              Telecom, Inc. and Ameritas Life Insurance Corp., as amended by
              Lease Modification Agreement dated March 2, 1995.
              (Incorporated by reference to Exhibit 10.9 to Registrant's
              Annual Report on Form 10-K for the year ended December 31,
              1997, File No. 0-27580).
10.9          Resale Solutions Switched Services Agreement dated March 12,
              1998, between Matrix Telecom, Inc. and Sprint Communications
              Company L.P. (Incorporated by reference to Exhibit 10.10 to
              Registrant's Annual Report on Form 10-K for the year ended
              December 31, 1997, File No. 0-27580).
10.10 Amendment to Carrier Transport Switched Services Agreement dated October 15, 1998, between Matrix Telecom and Sprint
              Communications Company L.P. (Incorporated by reference to
              Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 0-27580).
10.11         Loan and Security Agreement dated October 2, 1998, among
              Registrant, Matrix Telecom, Inc. and Coast Business Credit.
              (Incorporated by reference to Exhibit 10.2 to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1998, File No. 0-27580).
10.12         License Agreement dated as of March 1, 1999, between Matrix
              Telecom, Inc. and Electronic Data Systems Corporation
              (Incorporated by reference to Exhibit 10.12 to Registrant's
              Annual Report on Form 10-K for the year ended December 31,
              1998, File No. 0-27580).
10.13 Convertible Preferred Stock and Warrants Purchase Agreement dated as of April 5, 1999, among Registrant, AMRO International, S.A.,
              Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc.
              (Incorporated by reference to Exhibit 10.13 to Registrant's Annual
              Report on Form 10-K for the year ended December 31, 1998, File No.
              0-27580).


                                   II-10

10.14         Registration Rights Agreement dated as of April 5, 1999, among
              Registrant, AMRO International, S.A., Austinvest Anstalt
              Balzers, and Esquire Trade & Finance Inc. (Incorporated by
              reference to Exhibit 10.14 to Registrant's Annual Report on
              Form 10-K for the year ended December 31, 1998, File No.
              0-27580).
10.15         Stock Purchase Warrants granted by Registrant to AMRO
              International, S.A., Austinvest Anstalt Balzers, and Esquire
              Trade & Finance Inc. (Incorporated by reference to Exhibit
              10.15 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 0-27580).
10.16         Private Equity Line of Credit Agreement dated as of April 23,
              1999, between the Registrant and Cambois Finance, Inc.
              (Incorporated by reference to Exhibit 10.1 to Registrant's
              Current Report on Form 8-K dated May 3, 1999, File No.
              0-27580).
10.17         Registration Rights Agreement dated as of April 23, 1999,
              between the Registrant and Cambois Finance, Inc.(Incorporated
              by reference to Exhibit 10.2 to Registrant's Current Report on
              Form 8-K dated May 3, 1999, File No. 0-27580).
23.1          Consent of KPMG LLP
23.2          Consent of Mayer, Brown & Platt is contained in their Opinion filed as Exhibit 5.1 to this Registration Statement*
24            Power of Attorney for certain officers and directors*


------------
* Previously filed.



                                   II-11